As filed with the Securities and Exchange Commission on November 10, 2005
                                       An Exhibit List can be found on page II-4
                                                     Registration No. 333-121793



                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                              ---------------------


                                 AMENDMENT NO. 2
                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              ---------------------

                                  KNOBIAS, INC.
                 (Name of small business issuer in its charter)

               DELAWARE                                  6282                               13-3968990
    (State or other Jurisdiction of          (Primary Standard Industrial      (I.R.S. Employer Identification No.)
    Incorporation or Organization)           Classification Code Number)

                               875 NORTHPARK DRIVE
                              BUILDING 2, SUITE 500
                               RIDGELAND, MS 39157
                                 (601) 978-3399
          (Address and telephone number of principal executive offices and principal place of business)

                     E. KEY RAMSEY, CHIEF EXECUTIVE OFFICER
                                  KNOBIAS, INC.
                               875 NORTHPARK DRIVE
                              BUILDING 2, SUITE 500
                               RIDGELAND, MS 39157
                                 (601) 978-3399

            (Name, address and telephone number of agent for service)

                              ---------------------

                                   Copies to:
                             Gregory Sichenzia, Esq.
                       Sichenzia Ross Friedman Ference LLP
                     1065 Avenue of the Americas, 21st Flr.
                            New York, New York 10018
                                 (212) 930-9700
                              (212) 930-9725 (fax)

                              ---------------------

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 9 ________

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 9 ________

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 9 ________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. 9

                              ---------------------

                                                  CALCULATION OF REGISTRATION FEE
======================================================= ================= ==================== ===================== ==============
                                                                           PROPOSED MAXIMUM      PROPOSED MAXIMUM      AMOUNT OF
          TITLE OF EACH CLASS OF SECURITIES               AMOUNT TO BE    OFFERING PRICE PER    AGGREGATE OFFERING   REGISTRATION
                   TO BE REGISTERED                        REGISTERED         SECURITY(1)             PRICE               FEE
------------------------------------------------------- ----------------- -------------------- --------------------- --------------
Shares of common stock, $.01 par value (2)                    666,667            $0.77               $513,333.59            $60.42
Shares of common stock, $.01 par value (3)                  1,916,666            $0.77             $1,475,832.82           $173.71
Shares of common stock, $.01 par value (4)                  1,933,335            $0.77             $1,488,667.95           $175.22
Shares of common stock, $.01 par value (5)                  3,000,000            $0.77             $2,310,000.00           $271.89
Total                                                       7,516,668                              $5,787,834.36       $681.24 (6)
======================================================= ================= ==================== ===================== ==============

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-the-Counter Bulletin Board on December 27, 2004.
(2)  Represents shares of common stock.
(3) Represents shares of common stock underlying Series A Convertible Preferred Stock.
(4)  Represents shares of common stock underlying Secured Convertible Notes.
(5)  Represents   shares  of  common  stock  underlying  common  stock  purchase warrants.
(6)  $2,040.68 previously paid.


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PROSPECTUS                        SUBJECT TO COMPLETION, DATED NOVEMBER 10, 2005


     The information in this prospectus is not complete and may be changed.

                                  KNOBIAS, INC.
                               7,516,668 SHARES OF
                                  COMMON STOCK

         This prospectus relates to the sale of up to an aggregate of 7,516,668 shares of common stock by the selling stockholders, including 1,916,666 shares of common stock underlying our series A convertible preferred stock, 1,933,335 shares of common stock underlying secured convertible notes, 3,000,000 shares of common stock issuable upon exercise of common stock purchase warrants and 666,667 shares of common stock issued and outstanding.

         The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholders may be deemed underwriters of the shares of common stock, which they are offering. We will pay the expenses of registering these shares.

         We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. We may receive up to $30,000 upon exercise of common stock purchase warrants. All costs associated with this registration will be borne by us.


         Our common stock is listed on the Over-The-Counter Bulletin Board under the symbol "KNBS." The last reported sales price per share of our common stock as reported by the NASD Over-The-Counter Bulletin Board on November 7, 2005, was $0.20.


                              ---------------------

            INVESTING IN THESE SECURITIES INVOLVES SIGNIFICANT RISKS.
                     SEE "RISK FACTORS" BEGINNING ON PAGE 3.

                              ---------------------

     THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THIS PROSPECTUS IS INCLUDED IN THE REGISTRATION STATEMENT THAT WAS FILED BY KNOBIAS, INC., WITH THE SECURITIES AND EXCHANGE COMMISSION. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND KNOBIAS, INC. IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                  The date of this prospectus is ______, 2005.

                               PROSPECTUS SUMMARY

         The following summary highlights selected information contained in this
         -----------------------------------------------------------------------
prospectus.  This  summary  does not  contain  all the  information  you  should
--------------------------------------------------------------------------------
consider  before  investing  in the  securities.  Before  making  an  investment
--------------------------------------------------------------------------------
decision,  you should read the entire prospectus carefully,  including the "Risk
--------------------------------------------------------------------------------
Factors"  section,  the  financial  statements  and the  notes to the  financial
--------------------------------------------------------------------------------
statements.
-----------
                                   OUR COMPANY

         We are a financial information services provider that has developed financial databases, information systems, tools and products following over 14,000 U.S. equities. Primarily through our wholly owned subsidiary, Knobias.com, LLC, we market our products to individual investors, day-traders, financial oriented websites, public issuers, brokers, professional traders and institutional investors.

         We offer a range of financial information products from multiple Knobias and third party databases via a single, integrated internet based platform. We are capable of combining third party databases, news feeds and other financial content with internally generated content and analysis to create value-added, cost effective information solutions for all market participants.

         Our company originally was organized as Molecular Energy Corporation on January 31, 1968 under the laws of the State of Delaware, to engage in the business of research, development and manufacture of custom-built batteries. Until the Merger we had no assets and have had no revenues for several years, and we were actively seeking potential operating businesses and business opportunities with the intent to acquire or merge with such businesses. Knobias, formerly known as pennyPI.com, Inc., was originally organized as a Mississippi limited liability company in September 1998, and was reorganized as a Delaware corporation in March 2000. Knobias.com, LLC is a wholly owned subsidiary of Knobias and continues in existence for the further development and operation of its Internet web site relating to the provision of information regarding publicly traded companies.


         For the years ended December 31, 2004 and 2003, we generated revenues in the amount of $1,972,388 and $1,343,427, respectively, and net losses of $2,811,127 and $1,830,803, respectively. For the six months ended June 30, 2005, we generated revenues in the amount of $1,076,798 and a net loss of $1,459,446. As a result of significant recurring losses from operations, our auditors, in their report dated April 4, 2005, have expressed substantial doubt about our ability to continue as going concern.


         Our principal executive offices are located at 875 Northpark Drive, Ridgeland, MS 39157, and our telephone number is (601) 978-3399.

                                  THE OFFERING

The Offering

Common stock offered by
selling  stockholders.. Up to 7,516,668 shares, including the following:

                        - up to 1,916,666 shares of common stock underlying series A convertible preferred stock;

                        - up to 1,933,335 shares of common stock underlying secured convertible notes;

                        -     666,667 shares of common stock;

                        -     up to 3,000,000  shares of common  stock  issuable
                              upon  the  exercise  of  common   stock   purchase
                              warrants at an exercise price of $0.01 per share;

                              This number represents 11.66% of our current outstanding stock.

Common stock to be
outstanding after
the offering........    Up to 57,616,506 shares


Use of  proceeds....    We will not  receive any  proceeds  from the sale of the
                        common stock. However, we will receive the sale price of any common stock we sell to the selling stockholders upon exercise of the warrants. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes.

Over-The-Counter
Bulletin Board Symbol.. KNBS


         The above information is based on 50,766,505 shares of common stock outstanding as of November 7, 2005.


Series A Convertible Preferred Stock
------------------------------------

         In November 2004, we accepted Subscription Agreements from four institutional investors, for gross proceeds of $1,150,000, and issued 958,333 shares of our Series A Preferred Stock for $1.20 per share. Holders of Series A Preferred Stock will receive an annual cumulative dividend of $0.12 per share payable semi-annually on April 30 and October 31 of each year beginning April 30, 2005. Holders of Series A Preferred Stock who refer customers to us or are themselves customers of ours, will receive a dividend equal to the greater of the cumulative dividend of $0.12 per share or a non-cumulative dividend equal to a minimum of 10% and a maximum of 25% of the net income from fees received by us from each referred customer and from the holder itself for (i) access to our internet-based financial services platform and (ii) execution of customer securities transactions. Each share of Series A Preferred Stock may be converted at any time at the option of the holder into two shares of common stock, subject to adjustment as provided below. In addition, in the event that (i) our pre-tax net income for the three month period ending December 31, 2005, calculated on an annualized basis, is less than $2,000,000, or (ii) the average closing price of our common stock for the month of December 2005 is less than $1.00 per share, then each share of the Series A Preferred Stock may be converted, at the option of the holder, into four shares of common stock.

8% Secured Convertible Notes
----------------------------

         On November 15, 2004, pursuant to a Securities Purchase Agreement, we issued and sold to DCOFI Master LDC, Bushido Capital Master Fund, L.P. and Gamma Opportunity Capital Partners, LP an aggregate of $1,000,000 in principal amount of our 8% Secured Convertible Notes due November 1, 2006. The Notes bear interest at the rate of 8% per annum, payable quarterly, commencing February 1, 2005. The Notes are convertible at any time, at the option of the Note Purchasers, into our common stock at an initial conversion price (subject to adjustment) of $0.60 per share; however, the conversion price will be reduced to $0.30 per share in the event that either (i) our annualized pre-tax net income for the three-month period ending December 31, 2005 is less than $2,000,000 or
(ii) the volume weighted average trading price for our common stock for the month of December 2005 is less than $1.00 per share. Notwithstanding the foregoing, no Note Purchaser has the right to convert any portion of the Notes to the extent that, after giving effect to such conversion, such Note Purchaser would beneficially own in excess of 4.99% of our common stock outstanding. Commencing on the first anniversary of the date of purchase, we are obligated to redeem approximately 1/12 of the aggregate principal amount of the Notes, plus accrued and unpaid interest. We may elect to redeem any such monthly redemption amount in shares of common stock. After one year, if the volume weighted average trading price of our common stock for any 30 consecutive days exceeds $1.80 and the average dollar trading volume for such period exceeds $200,000, we may at our option cause the Note Purchasers to convert all or a portion of the principal amount of the Notes into common stock. Our obligations under the Notes are secured by a security interest in substantially all of our assets and a guarantee by our subsidiaries. At the time of the issuance of the Notes, and in connection therewith, we also issued to the Note Purchasers warrants to purchase an aggregate of 3,000,000 shares of our common stock. The warrants may be exercised, in whole or in part, at any time within five years from the date of the issuance of the Notes, for an exercise price of $.01 per share.

                                  RISK FACTORS

         This investment has a high degree of risk. Before you invest you should
         -----------------------------------------------------------------------
carefully  consider the risks and  uncertainties  described  below and the other
--------------------------------------------------------------------------------
information in this  prospectus.  If any of the following  risks actually occur,
--------------------------------------------------------------------------------
our business,  operating results and financial condition could be harmed and the
--------------------------------------------------------------------------------
value of our stock  could go down.  This  means you could  lose all or a part of
--------------------------------------------------------------------------------
your investment.
----------------

RISKS RELATING TO OUR COMPANY:
------------------------------

WE HAVE A HISTORY OF LOSSES WHICH MAY CONTINUE, WHICH MAY NEGATIVELY IMPACT OUR ABILITY TO ACHIEVE OUR BUSINESS OBJECTIVES.


         We incurred net losses of $2,811,127 for the year ended December 31, 2004 and $1,830,803 for the year ended December 31, 2003. For the six months ended June 30, 2005, we incurred a net loss of $1,459,446. We cannot assure you that we can achieve or sustain profitability on a quarterly or annual basis in the future. Our operations are subject to the risks and competition inherent in the establishment of a business enterprise. There can be no assurance that future operations will be profitable. Revenues and profits, if any, will depend upon various factors, including whether we will be able to continue expansion of our revenue. We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us.


OUR INDEPENDENT AUDITORS HAVE EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN, WHICH MAY HINDER OUR ABILITY TO OBTAIN FUTURE FINANCING.

         In their report dated April 4, 2005, our independent auditors stated that our financial statements for the year ended December 31, 2004 were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of losses for the year ended December 31, 2004 in the amount of $2,811,127 and our liabilities exceeding our current assets by $170,744 as of December 31, 2004. We continue to experience net operating losses. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible. Our continued net operating losses increase the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.

IF WE CANNOT GENERATE NEW SUBSCRIBERS, WE MAY NOT ACHIEVE PROFITABILITY.


         To increase our revenues and achieve profitability, we must increase our subscriber base significantly. We generate most of our leads for new subscribers from our website and through our existing customer relationships. We need to increase the number of these leads that are converted into subscriptions for our products and services. In order to increase our revenue to the level required to break even, we will have to increase users of our issuer services product by approximately 150 users and our professional users by approximately 100 users under the current anticipated product mix. While the mix of these users may change, the need for significant increases in our customer base remains. If we fail to generate new subscribers, we may not achieve profitability.


THE INDUSTRY IN WHICH WE OPERATE IS HIGHLY COMPETITIVE AND HAS RELATIVELY LOW BARRIERS TO ENTRY. INCREASED COMPETITION COULD RESULT IN MARGIN EROSION, WHICH WOULD MAKE PROFITABILITY EVEN MORE DIFFICULT TO ACHIEVE AND SUSTAIN.

         The market for financial information services is extremely competitive and the barriers to entry are relatively low. Increased competition could result in reduced operating margins, as well as a loss of market share and brand recognition. We compete with many providers of business and financial information including Bloomberg, Capital IQ, Dun & Bradstreet, Global Securities Information, Reuters, Standard & Poor's, Thomson Financial, thestreet.com, Edgar Online, 10-K Wizard, MSN and Yahoo! We also compete with large investment banking, brokerage and investment advisory firms that provide financial information services to their clients and others. Other competitors and potential competitors include education and publishing companies as well as e-commerce providers. Many of our existing and potential competitors have greater financial resources, larger market share, broader and more varied databases and libraries, technology and delivery systems that are more flexible or cost-effective, stronger alliances and/or lower cost structures than we do, which may enable them to establish a stronger competitive position than we have, in part through greater marketing opportunities. If we fail to address competitive developments quickly and effectively, we will not be able to grow.

OUR BUSINESS COULD BE ADVERSELY AFFECTED BY ANY ADVERSE ECONOMIC DEVELOPMENTS IN THE FINANCIAL SERVICES INDUSTRY AND/OR THE ECONOMY IN GENERAL.

         We depend on the continued demand for the distribution of business and financial information. Therefore, our business is susceptible to downturns in the financial services industry and the economy in general. Any significant downturn in the market or in general economic conditions would likely hurt our business.

IF WE FAIL TO KEEP UP WITH CHANGES AFFECTING THE MARKETS THAT WE SERVE, WE WILL BECOME LESS COMPETITIVE, ADVERSELY AFFECTING OUR FINANCIAL PERFORMANCE.

         In order to remain competitive and serve our customers effectively, we must respond on a timely and cost-efficient basis to changes in technology, industry standards and procedures and customer preferences. We need to continuously develop new products and services to address new developments. In some cases these changes may be significant and the cost to comply with these changes may be substantial. We cannot assure you that we will be able to adapt to any changes in the future or that we will have the financial resources to keep up with changes in the marketplace. Also, the cost of adapting our products and services may have a material and adverse effect on our operating results.

OUR GROWTH STRATEGY ASSUMES THAT WE WILL MAKE TARGETED STRATEGIC ACQUISITIONS. ACQUISITIONS MAY DISRUPT OUR BUSINESS, DILUTE SHAREHOLDER VALUE OR DISTRACT MANAGEMENT'S ATTENTION FROM OPERATIONS.

         Unless we develop or acquire new content that we can market to our existing and new clients, our rate of revenue growth will continue to be slow and achieving profitability will be slow and difficult. We believe that the quickest and most efficient way for us to acquire new content is through targeted strategic acquisitions. If we fail to execute on this strategy, our revenues may not increase and our ability to achieve significant profitability will be delayed. Until now, our ability to acquire complimentary businesses has been hampered by our limited capital resources and the lack of a public market for our stock.

         An acquisition strategy is inherently risky. Some of the risks we may face in connection with acquisitions include:

         o        identifying  appropriate  targets in an  efficient  and timely fashion;
         o        negotiating terms that we believe are reasonable;
         o Failing to accurately assess the true cost of entering new markets or marketing new products;
         o integrating the operations, technologies, products, personnel and customers of the acquired enterprise; o maintaining our focus on our existing business;
         o        losing key employees; and
         o reducing earnings because of disproportionately large depreciation and amortization deductions relating to the acquired assets.

         We may not be able to identify any appropriate targets or acquire them on reasonable terms. Even if we make strategic acquisitions, we may not be able to integrate these businesses into our existing operations in a cost-effective and efficient manner.


         There are currently no actual or contemplated arrangements, agreements, or understandings for an acquisition. In the event we do undertake a future acquisition, we anticipate we will fund such acquisition through the issuance of common or preferred stock, issuance of debt or convertible debt, through working capital, if available, or a combination thereof.


WE MAY ENCOUNTER RISKS RELATING TO SECURITY OR OTHER SYSTEM DISRUPTIONS AND FAILURES THAT COULD REDUCE THE ATTRACTIVENESS OF OUR WEBSITE AND THAT COULD HARM OUR BUSINESS.

         Although we have implemented in our products various security mechanisms, our business is vulnerable to computer viruses, physical or electronic break-ins and similar disruptions, which could lead to interruptions, delays or loss of data. Additionally, our operations depend on our ability to protect systems against damage from fire, earthquakes, power loss, telecommunications failure, and other events beyond our control. Moreover, our website and business solutions have, in the past, and may in the future, experience slower response times or other problems for a variety of reasons, including hardware and communication line capacity restraints, software failures or during significant increases in traffic when there have been important business or financial news stories and during the seasonal periods of peak SEC filing activity. These strains on our system could cause customer dissatisfaction and could discourage visitors from becoming paying subscribers. These types of occurrences could cause users to perceive our website and technology solutions as not functioning properly and cause them to use other methods or services of our competitors. Any disruption resulting from these actions may harm our business and may be very expensive to remedy, and could damage our reputation and discourage new and existing users from using our products and services. Any disruptions could increase costs and make profitability even more difficult to achieve.

WE MAY BE UNABLE TO PROTECT OUR INTELLECTUAL PROPERTY ADEQUATELY OR COST EFFECTIVELY, WHICH MAY CAUSE US TO LOSE MARKET SHARE OR REDUCE OUR PRICES.

         Our success depends in part on our brand identity and our ability to protect and preserve our proprietary rights. We cannot assure you that we will be able to prevent third parties from using our intellectual property rights and technology without our authorization. We do not own any patents on our technology. Rather, to protect our intellectual property, we rely on trade secrets, common law trademark rights and trademark registrations, as well as confidentiality and work for hire, development, assignment and license agreements with our employees, consultants, third party developers, licensees and customers. However, these measures afford only limited protection and may be flawed or inadequate. Also, enforcing our intellectual property rights could be costly and time-consuming and could distract management's attention from operating business matters.

OUR INTELLECTUAL PROPERTY MAY INFRINGE ON THE RIGHTS OF OTHERS, RESULTING IN COSTLY LITIGATION.

         In recent years, there has been significant litigation in the United States involving patents and other intellectual property rights. In particular, there has been an increase in the filing of suits alleging infringement of intellectual property rights, which pressure defendants into entering settlement arrangements quickly to dispose of such suits, regardless of their merits. Other companies or individuals may allege that we infringe on their intellectual property rights. Litigation, particularly in the area of intellectual property rights, is costly and the outcome is inherently uncertain. In the event of an adverse result, we could be liable for substantial damages and we may be forced to discontinue our use of the subject matter in question or obtain a license to use those rights or develop non-infringing alternatives. Any of these results would increase our cash expenditures, adversely affecting our financial condition.

IT MAY BE DIFFICULT FOR A THIRD PARTY TO ACQUIRE US, AND THIS COULD DEPRESS OUR STOCK PRICE.

         Delaware corporate law and our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws contain provisions that could delay, defer or prevent a change in control of our company or our management. These provisions could discourage proxy contests and make it more difficult for you and other stockholders to elect directors and take other corporate actions. As a result, these provisions could limit the price that investors are willing to pay in the future for shares of common stock. For example:

         o Without prior stockholder approval, the board of directors has the authority to issue one or more classes of preferred stock with rights senior to those of common stock and to determine the rights, privileges and preferences of that preferred stock;
         o There is no cumulative voting in the election of directors, which would otherwise allow less than a majority of stockholders to elect director candidates;
         o Stockholders cannot call a special meeting of stockholders and cannot act by written consent; and
         o Our Bylaws establish advance notice requirements for submitting nominations for election to the board of directors and for proposing matters that can be acted upon by stockholders at a meeting.

OUR PRINCIPAL STOCKHOLDERS, OFFICERS AND DIRECTORS OWN A CONTROLLING INTEREST IN OUR VOTING STOCK AND INVESTORS WILL NOT HAVE ANY VOICE IN OUR MANAGEMENT.

         Our officers and directors will beneficially own approximately 40% of our outstanding common stock upon completion of this offering if all shares registered are sold. As a result, these officers and directors, acting together, will have the ability to control substantially all matters submitted to our stockholders for approval, including:

         o        election of our board of directors;
         o        removal of any of our directors;
         o        amendment of our certificate of incorporation or bylaws; and
         o adoption of measures that could delay or prevent a change in control or impede a merger, takeover, or other business combination involving us.

         As a result of their ownership and positions, our directors and executive officers collectively are able to influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, sales of significant amounts of shares held by our directors and executive officers, or the prospect of these sales, could adversely affect the market price of our common stock. Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

RISKS RELATING TO OUR COMMON STOCK:
-----------------------------------

IF WE FAIL TO REMAIN CURRENT ON OUR REPORTING REQUIREMENTS, WE COULD BE REMOVED FROM THE OTC BULLETIN BOARD WHICH WOULD LIMIT THE ABILITY OF BROKER-DEALERS TO SELL OUR SECURITIES AND THE ABILITY OF STOCKHOLDERS TO SELL THEIR SECURITIES IN THE SECONDARY MARKET.

         Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

OUR COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

         The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

         o that a broker or dealer approve a person's account for transactions in penny stocks; and

         o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

         o        obtain   financial   information  and  investment   experience
                  objectives of the person; and

         o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

         The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

         o sets forth the basis on which the broker or dealer made the suitability determination; and

         o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

         Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

         Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

RISKS RELATING TO OUR CURRENT FINANCING AGREEMENTS:
---------------------------------------------------


THE ADJUSTABLE CONVERSION FEATURE OF OUR SECURED CONVERTIBLE NOTES COULD REQUIRE US TO ISSUE A SUBSTANTIALLY GREATER NUMBER OF SHARES, WHICH WILL CAUSE DILUTION TO OUR EXISTING STOCKHOLDERS.

         In November 2004, we sold $1,000,000 in principal amount of our 8% Secured Convertible Notes due November 1, 2006. The Notes are convertible at any time, at the option of the Note Purchasers, into our common stock at a conversion price of $0.60 per share. However, the conversion price will be reduced to $0.30 per share in the event that either (i) our annualized pre-tax net income for the three-month period ending December 31, 2005 is less than $2,000,000 or (ii) the volume weighted average trading price for our common stock for the month of December 2005 is less than $1.00 per share. If the Notes are converted at $0.60 per share, the $1,000,000 in Notes are convertible into 1,666,667 shares of common stock. However, if the conversion price is reduced to $0.30 per share, the $1,000,000 in Notes are then convertible into 3,333,334 shares of common stock. In the event that the conversion price is reduced, the number of shares of common stock issuable upon conversion of the Notes will cause dilution to our existing stockholders.

THE ADJUSTABLE CONVERSION FEATURE OF OUR SERIES A CONVERTIBLE PREFERRED STOCK COULD REQUIRE US TO ISSUE A SUBSTANTIALLY GREATER NUMBER OF SHARES, WHICH WILL CAUSE DILUTION TO OUR EXISTING STOCKHOLDERS.

         In November 2004, we sold 958,333 shares of our Series A Preferred Stock at $1.20 per share for gross proceeds of $1,150,000. Each share of Series A Preferred Stock is convertible at any time, at the option of the holder, into two shares of our common stock. However, in the event that (i) our pre-tax net income for the three month period ending December 31, 2005, calculated on an annualized basis, is less than $2,000,000, or (ii) the average closing price of our common stock for the month of December 2005 is less than $1.00 per share, then each share of the Series A Preferred Stock may be converted, at the option of the holder, into four shares of common stock. If the Series A Preferred Stock is converted on the 2:1 basis, the Series A Preferred Stock are convertible into 1,916,666 shares of common stock. However, if the conversion ratio is 4:1, the Series A Preferred Stock are then convertible into 3,833,332 shares of common stock. In the event that the conversion ratio increases, the number of shares of common stock issuable upon conversion of the Series A Preferred Stock will cause dilution to our existing stockholders.

WE MAY BE REQUIRED TO PAY SIGNIFICANT DIVIDENDS TO HOLDERS OF OUR SERIES A CONVERTIBLE PREFERRED STOCK

         Holders of Series A Preferred Stock who refer customers to us or are themselves customers of ours, will receive a dividend equal to the greater of the cumulative dividend of $0.12 per share or a non-cumulative dividend equal to a minimum of 10% and a maximum of 25% of the net income from fees received by us from each referred customer and from the holder itself for (i) access to our internet-based financial services platform and (ii) execution of customer securities transactions. In the event that the holders of our Series A Convertible Preferred Stock become our significant clients or refer us clients that become significant, we will be required to pay a significant dividend to such holder or holders. As of the date hereof, our holders of our Series A Convertible Preferred Stock have not generated fees in excess of the cumulative dividend of $0.12 per share.

WE MAY NOT BE ABLE TO OBTAIN, ON A TIMELY BASIS, THE EFFECTIVENESS OF A REGISTRATION STATEMENT COVERING THE RESALE OF OUTSTANDING SHARES OR SHARES TO BE PURCHASED UPON THE EXERCISE OF OUTSTANDING WARRANTS OR THE CONVERSION OF CONVERTIBLE SECURITIES.


         We are obligated to file with the SEC one or more registration statements covering the resale of (i) the shares of common stock to be issued upon conversion of our Series A Preferred Stock, (ii) the shares of common stock issuable on the conversion of the Notes and (iii) the shares of common stock issuable upon the exercise of the warrants issued to the Note Purchasers. Under the terms of the various registration rights agreements executed by us in connection with these financing agreements, if we fail to timely file such registration statements or are unable to cause such registration statements to become effective on a timely basis, we are obligated to make certain payments as liquidated damages to the holders of such securities. We are currently in default for a failure to have the registration statement declared effective and are paying liquidated damages. We are required to pay 1% of the face amount of the convertible notes and 1% of the purchase price of the series A convertible preferred stock for every month the registration statement is not effective. To date, we have incurred a total of $118,250 in liquidated damages. There can be no assurance that the registration statements will be declared effective by the SEC.


IF WE ARE REQUIRED FOR ANY REASON TO REPAY OUR OUTSTANDING SECURED CONVERTIBLE NOTES, WE WOULD BE REQUIRED TO DEPLETE OUR WORKING CAPITAL, IF AVAILABLE, OR RAISE ADDITIONAL FUNDS. OUR FAILURE TO REPAY THE SECURED CONVERTIBLE NOTES, IF REQUIRED, COULD RESULT IN LEGAL ACTION AGAINST US, WHICH COULD REQUIRE THE SALE OF SUBSTANTIAL ASSETS.

         In November 2004, we entered into a Securities Purchase Agreement for the sale of an aggregate of $1,000,000 principal amount of secured convertible notes. The secured convertible notes are due and payable, with 8% interest, two years from the date of issuance, unless sooner converted into shares of our common stock. In addition, any event of default such as our failure to repay the principal or interest when due, our failure to issue shares of common stock upon conversion by the holder, our failure to timely file a registration statement or have such registration statement declared effective, breach of any covenant, representation or warranty in the Securities Purchase Agreement or related convertible note, the commencement of a bankruptcy, insolvency, reorganization or liquidation proceeding against us, we are a party to any change in control transaction or fundamental transaction resulting in our disposing of at least 33% of our assets in one or more transactions and the delisting of our common stock could require the early repayment of the secured convertible notes, including a default interest rate of 18% on the outstanding principal balance of the notes if the default is not cured within the specified grace period. We anticipate that the full amount of the secured convertible notes will be converted into shares of our common stock, in accordance with the terms of the secured convertible notes. If we were required to repay the secured convertible notes, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the notes when required, the note holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

IF AN EVENT OF DEFAULT OCCURS UNDER THE SECURITIES PURCHASE AGREEMENT, SECURED CONVERTIBLE NOTES, WARRANTS OR SECURITY AGREEMENT, THE INVESTORS COULD TAKE POSSESSION OF ALL OUR GOODS, INVENTORY, CONTRACTUAL RIGHTS AND GENERAL INTANGIBLES, RECEIVABLES, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER, INTELLECTUAL PROPERTY AND EQUITY SECURITIES OF OUR SUBSIDIARIES.

         In connection with the Securities Purchase Agreement we entered into in November 2004, we executed a Security Agreement in favor of the investors granting them a first priority security interest in all of our goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, intellectual property and equity securities in our subsidiaries. The Security Agreement states that if an event of default occurs under the Securities Purchase Agreement, Secured Convertible Notes, Warrants or Security Agreement, the Investors have the right to take possession of the collateral, to operate our business using the collateral, and have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the collateral, at public or private sale or otherwise to satisfy our obligations under these agreements.

                                 USE OF PROCEEDS

         This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering. However, we will receive the sale price of any common stock we sell to the selling stockholders upon exercise of the warrants. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes.

                              SELLING STOCKHOLDERS

         The following table presents information regarding the selling stockholders. A description of each selling shareholder's relationship to our Company and how each selling shareholder acquired the shares to be sold in this offering is detailed in the information immediately following this table.


                                                                   PERCENTAGE
                                      PERCENTAGE                       OF                           PERCENTAGE
                                          OF                       OUTSTANDING                          OF
                                      OUTSTANDING     SHARES TO      SHARES                        OUTSTANDING
                       SHARES           SHARES           BE           TO BE            SHARES         SHARES
                    BENEFICIALLY     BENEFICIALLY     ACQUIRED       ACQUIRED           TO BE      BENEFICIALLY
                       OWNED            OWNED         UNDER THE     UNDER THE          SOLD IN        OWNED
     SELLING          BEFORE           BEFORE      NOTE/PREFERRED  NOTE/PREFERRED        THE          AFTER
   STOCKHOLDER       OFFERING         OFFERING         STOCK         STOCK(1)          OFFERING      OFFERING (2)
----------------  --------------     ------------    -----------  ------------        ----------   ------------
Cornell Capital
Partners, L.P.        1,500,001 (3)     2.9%           833,334        1.62%          1,500,001             0%
101 Hudson Street
Suite 3606
Jersey City, NJ 07302

DCI Master LDC        4,678,652 (4)     9.2%            65,000            *             65,000             *
830 Third Avenue
New York, NY 10022

Bushido Capital
Master Fund, L.P.     1,583,333 (5)     3.0%           900,000         1.75%         1,650,000             0%
309 GT Upland House
South Church Street
George Town
Grand Cayman Islands

DCOFI Master LDC      2,499,999 (6)     4.7%         1,133,333         2.19%         2,633,333             0%
830 Third Avenue
14th Floor
New York, NY 10022

Gamma Opportunity
Capital Partners, LP  1,233,333 (7)     2.4%           483,334            *          1,233,334             0%

* Less than 1%.


(1) Applicable percentage of ownership is based on 50,766,505 shares of common stock outstanding as of November 7, 2005, together with securities exercisable or convertible into shares of common stock within 60 days of November 7, 2005 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of November 7, 2005 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.


(2) Assumes that all shares registered in this offering will be sold.

(3) Includes 833,334 shares of common stock into which the shares of Series A Preferred Stock are convertible.

(4) Includes 65,000 shares of common stock into which the 27,083 shares of Series A Preferred Stock are currently convertible.

(5) Includes (i) 416,666 shares of common stock into which the shares of Series A Preferred Stock are currently convertible, (ii) 416,667 shares of common stock into which the Note held by Bushido Capital Master Fund, L.P. is currently convertible and (iii) a warrant to purchase 750,000 shares of common stock.

(6) Includes (i) 166,666 shares of common stock into which the shares of Series A Preferred Stock are convertible, (ii) 833,333 shares of common stock into which the Note held by DCOFI Master LDC is currently convertible and (iii) a warrant to purchase 1,500,000 shares of common stock.

(7) Includes (i) 416,667 shares of common stock into which the Note held by Gamma Opportunity Capital Partners, LP is currently convertible and (ii) a warrant to purchase 750,000 shares of common stock.

         The following information contains a description of each selling shareholder's relationship to us and how each selling shareholder acquired the shares to be sold in this offering is detailed below. None of the selling stockholders have held a position or office, or had any other material relationship, with us:

o CORNELL CAPITAL PARTNERS, L.P. is a purchaser of the Series A Preferred Convertible Stock. All investment decisions of Cornell Capital Partners are made by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of Yorkville Advisors.

o DCI Master LDC is a holder of the Series A Preferred Convertible Stock. All investment decisions of DCI Master LDC are made by Michael Crow, Alex Clug, James Marcus, George Rebensdorf, Steven J. Ross and David Skriloff, who each possesses the investment power to act on behalf of DCI Master LDC.


o BUSHIDO CAPITAL MASTER FUND, L.P. is a purchaser of the Series A Preferred Convertible Stock and of the 8% Secured Convertible Notes. Bushido Capital Partners, Ltd., a Cayman Island company, is the General Partner of the selling Shareholder Bushido Capital Master Fund, LP, a Cayman Island registered limited partnership, with the power to vote and dispose of the shares being registered on behalf of the shareholder. As such, Bushido Capital Partners, Ltd. may be deemed to be the beneficial owner of said shares. Louis Rabman and Christopher Rossman are the Directors of Bushido Capital Partners possessing the investment power to act on its behalf. Bushido Capital Partners, Ltd., Louis Rabman and Christopher Rossman each disclaim beneficial ownership of the shares being registered.

o DCOFI MASTER LDC is a purchaser of the Series A Preferred Convertible Stock and 8% Secured Convertible Notes. All investment decisions of DCOFI Master are made by its investment advisor, DC Opportunity Advisors LLC, which is owned by DC Asset Management LLC. Messrs. Richard Smithline and Jeff Haas, President and Senior Vice-President, respectively, of DC Asset Management LLC possess the investor power to act on DCOFI Master's behalf.

o GAMMA OPPORTUNITY CAPITAL PARTNERS, LP is a purchaser of the 8% Secured Convertible Notes. Gamma Capital Advisors, Ltd., an Anguilla, British West Indies company, is the General Partner of the selling Shareholder Gamma Opportunity Capital Partners, LP, a Cayman Island registered limited partnership, with the power to vote and dispose of the shares being registered on behalf of the shareholder. As such, Gamma Capital Advisors, Ltd. may be deemed to be the beneficial owner of said shares. Jonathan Knight, PhD and Christopher Rossman are the Directors of Gamma Capital Advisors, Ltd. each possessing the power to act on its behalf. Gamma Capital Advisors, Ltd., Jonathan Knight PhD and Christopher Rossman each disclaim beneficial ownership of the shares being registered.

                              PLAN OF DISTRIBUTION

         The selling stockholders have advised us that the sale or distribution of our common stock owned by the selling stockholders may be effected directly to purchasers by the selling stockholders or by pledgees, donees, transferees or other successors in interest, as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted or (ii) in transactions otherwise than on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of our common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of our common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved). The selling stockholders and any brokers, dealers or agents that participate in the distribution of the common stock may be deemed to be underwriters, and any profit on the sale of common stock by them and any discounts, concessions or commissions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.


         Notwithstanding the foregoing, (i) before any pledges, donees, transferees, or successors in interest use the prospectus to sell shares, a post-effective amendment must be filed and declared effective, (ii) before any brokers, dealers, underwriters, or agents participate in the offering, a post-effective amendment must be filed, disclosing the compensation arrangements and declared effective, and (iii) no selling shareholders can sell shares of the issuer before they actually hold the shares, that is, no short selling and covering with shares to be received by the selling shareholders.


         Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

         We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         Our common stock trades on the NASD Over-The-Counter Bulletin Board under the symbol "KNBS." Between January 5, 2004, when our stock was accepted for quotation on the Over-The-Counter Bulletin Board, and November 16, 2004, our stock traded under the symbol "COVSA". The Over-The-Counter Bulletin Board is sponsored by the National Association of Securities Dealers (NASD) and is a network of security dealers who buy and sell stocks.

         For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions. All prices reflect a 1:3 reverse stock split on November 17, 2004.

                                    Low($)    High($)
                                    ------    -------


2004
----
First Quarter                       0.15      0.15
Second Quarter                      0.18      0.27
Third Quarter                       0.12      0.90
Fourth Quarter                      0.90      3.00

2005
----
First Quarter                       0.75      1.00
Second Quarter                      0.70      1.11
Third Quarter                       0.19      0.70
Fourth Quarter (2)                  0.17      0.25

(1) Our stock first traded on February 3, 2004.
(2) As of November 7, 2005.

         As of November 7, 2005, our shares common of common stock were held by 548 stockholders of record. We believe that the number of beneficial owners is greater than the number of record holders because a portion of our outstanding common stock is held of record in broker "street names" for the benefit of individual investors. The transfer agent of our common stock is Continental Stock Transfer and Trust Company.


DIVIDEND POLICY


         Our board of directors determines any payment of dividends. Except as required pursuant to the terms of our Series A Convertible Preferred Stock, we do not expect to authorize the payment of cash dividends in the foreseeable future. Any future decision with respect to dividends will depend on future earnings, operations, capital requirements and availability, restrictions in future financing agreements, and other business and financial considerations.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         Some of the information in this Form SB-2 contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

         o        discuss our future expectations;
         o contain projections of our future results of operations or of our financial condition; and
         o        state other "forward-looking" information.

         We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."

         The following discussion should be read in conjunction with our audited financial statements and notes thereto which appear elsewhere in this report.

GENERAL

         We are a financial information services provider that has developed financial databases, information systems, tools and products following over 14,000 U.S. equities. Primarily through our wholly owned subsidiary, Knobias.com, LLC, we market our products to individual investors, day-traders, financial oriented websites, public issuers, brokers, professional traders and institutional investors.

         We offer a range of financial information products from multiple Knobias and third party databases via a single, integrated internet based platform. We are capable of combining third party databases, news feeds and other financial content with internally generated content and analysis to create value-added, cost effective information solutions for all market participants.

         Our company originally was organized as Molecular Energy Corporation on January 31, 1968 under the laws of the State of Delaware, to engage in the business of research, development and manufacture of custom-built batteries. Until the Merger we had no assets and have had no revenues for several years, and we were actively seeking potential operating businesses and business opportunities with the intent to acquire or merge with such businesses. Knobias, formerly known as pennyPI.com, Inc., was originally organized as a Mississippi limited liability company in September 1998, and was reorganized as a Delaware corporation in March 2000. Knobias.com, LLC is a wholly owned subsidiary of Knobias and continues in existence for the further development and operation of its Internet web site relating to the provision of information regarding publicly traded companies.

CRITICAL ACCOUNTING ESTIMATES

Allowance for Doubtful Accounts
-------------------------------


         We record an estimate for our estimated uncollectible accounts at the end of each period based upon a detailed analysis of the aging of accounts receivable and specific customer account analysis. Our policy is to block access to services for users who become delinquent for a certain period of time on their accounts. Because of this policy and diligent monitoring of past due accounts, we have had a limited number of accounts which have become uncollectible once their service has been established. We expect to continue and seek to improve our current procedures for monitoring and collection of past due accounts so that the expense from uncollectible accounts does not increase as our customer base continues to grow.

Deferred Revenue
----------------

         We generally receive monthly subscription fees for our services. However, from time to time, we will receive quarterly or annual subscriptions paid in advance and deferred revenue is recorded at that time. The deferred revenue is amortized into revenue on a pro-rata basis each month. Customers with quarterly or annual subscriptions may cancel their subscriptions and request a refund for future months' revenues at any time. The number and amount of quarterly and annual subscription pre-payments have been immaterial in recent history and are not expected to increase in the near term.

Internal Database Development and Amortization
----------------------------------------------


         In our earlier years, we dedicated significant time of various employees to the development of our product and website. These costs were capitalized based on an allocation by employee of their time spent on projects which were deemed internal development projects under accounting standards. These costs were amortized on a straight-line basis beginning with the date of the website launch and have been fully amortized at December 31, 2003. Our expenses costs related to updating and minor upgrades of the website and product as they are incurred. No project costs have been capitalized since the initial development of our website.


RESULTS OF OPERATIONS

YEAR ENDED DECEMBER 31, 2004 COMPARED TO YEAR ENDED DECEMBER 31, 2003.

         The following table shows the consolidated statements of revenues for the year ended December 31, 2004 and 2003:

                                       DECEMBER 31,
                                -------------------------
                                    2004          2003         $ CHANGE       % CHANGE
                                -----------    -----------     ----------     ----------
Revenue
 Subscription revenue           $ 1,819,371    $ 1,172,165     $  647,206             55%
 Information provisions             146,271        170,304        (24,033)           -14%
 Other                                6,746            958          5,788            604%
                                -----------    -----------
   Total revenue                  1,972,388      1,343,427        628,961             47%
Expenses
 Product related costs            2,123,683      1,635,653        488,030             30%
 Selling, general and
  administrative expenses         1,571,412      1,108,045        463,367             42%
 Depreciation and
  amortization                       87,764        286,426       (198,662)           -69%
                                -----------    -----------
   Total expenses                 3,782,859      3,030,124        752,735             25%
                                -----------    -----------

   Operating loss                (1,810,471)    (1,686,697)      (123,774)            -7%
                                -----------    -----------

 Interest expense, net             (329,923)      (208,548)       (121,375)          -58%

 Merges related costs              (670,733)            --        (670,733)         -100%

 Other income                            --         64,442         (64,442)         -100%
                                -----------    -----------
   Net loss                     $(2,811,127)   $(1,830,803)    $  (980,324)          -54%
                                ===========    ===========

         Subscription revenues have increased $647,206 or 55%. The single largest reason for this increase was our having our first full year of billing for our Morning+PLUS product. Billings for Morning+PLUS began in October 2003 with monthly billings of $1,400 and increased to billings for that product alone in December 2004 of $30,525. This $29,000 increase in monthly revenues was a gradual increase over the 15 month period with the addition of the service to both existing clients and new clients. Also, certain institutional customers who subscribe to our other products market this product to their clients and become a conduit for their clients' use of Morning+PLUS services. Total revenues for the year ended December 31, 2004, for the Morning+PLUS product were $210,000 compared to $8,000 for the year ended December 31, 2003. Of the remaining $440,000 increase, approximately 80% of the increase is attributable to the initiation of services for new customers while the remaining 20% represents enhancements or additions to current subscriptions for our customers at December 31, 2003.

         Product development content costs include employee costs for research and content, as well as technical personnel who are responsible for the continued performance of our website. It also includes costs paid to third parties for data services, user licenses, and exchange fees. For the year ended December 31, 2004, these costs increased 30% or $488,030 over the same costs for the year ended December 31, 2003. Of this increase $190,000 is attributable to costs associated with increased customer base and the remaining $300,000 is due to increased personnel costs for enhanced and expanded research efforts.

         Selling, general and administrative costs increased primarily as a result of increased administrative and sales compensation costs (including sales commissions).

         Depreciation and amortization expense decreased due to certain short-lived assets purchased in prior years becoming fully depreciated during the period, as well as website development costs becoming fully amortized during 2003.

         Interest expense for the years ended December 31, 2004 and 2003, represented interest on the line of credit outstanding during those periods of approximately $23,000 and $24,000, respectively. Subordinated debt issued during the year ended December 31, 2003, totaling $1,050,000 bore interest at rates of 12% to 24%. While this debt was not outstanding for the entire year during 2003, it was outstanding during eleven months of 2004 and attributed greatly to the increase in interest expense. These debentures have been converted to common stock during the merger, along with over $250,000 of accrued interest on those notes. While we have issued additional debt resulting from and/or subsequent to the merger on November 15, 2004, these debt securities bear interest at overall lower rates of 8% to 12%. Interest expense during 2004 also includes the amortization of debt issuance and debt discount costs of $67,000 for embedded beneficial conversion features, warrants and debt issuance costs paid by us during the year ended December 31, 2004.


QUARTER ENDED JUNE 30, 2005 COMPARED TO QUARTER ENDED JUNE 30, 2004.

         The following table shows the consolidated statements of revenues for the quarters ended June 30, 2005, and 2004:



                                       June 30,
                                -------------------------
                                    2005          2004         $ CHANGE       % CHANGE
                                -----------    -----------     ----------     ----------
Revenue
 Subscription revenue           $   493,310    $   447,860     $   45,450            10%
 Information provisions              32,602         54,510        (21,908)          -40%
                                -----------    -----------
   Total revenue                    525,912        502,370         23,542             5%
Expenses
 Product related costs              528,566        668,933       (140,367)          -21%
 Selling, general and
  administrative expenses           492,746        270,724        222,022            82%
 Depreciation and
  amortization                       18,993         22,431         (3,438)          -15%
                                -----------    -----------
   Total expenses                 1,040,305        962,088         78,217             8%
                                -----------    -----------

   Operating loss                  (514,393)      (459,718)       (54,675)           12%
                                -----------    -----------

 Interest expense, net             (176,602)       (67,626)      (108,976)          161%

 Merges related costs                    --             --              --           --%

 Other income                            --             --              --           --%
                                -----------    -----------
   Net loss                     $  (690,995)   $  (527,344)    $  (163,651)          31%
                                ===========    ===========

         Subscription revenues have increased $45,450 or 10%. During the second quarter of 2005, billings to customers for Morning+PLUS subscriptions increased $100,000 over the same period in 2004. This product was first billed to customers during the first part of 2004 and revenues from it have risen steadily since that time. Also we have begun to aggressively pursue sales of our issuer services and had revenues of $18,000 related to this service for the quarter ended June 30, 2005. Much of this increase was offset by a decrease in other subscription revenues due to certain customers who are no longer in business.

         Information provisioning has decreased due to declines in royalties being received from a customer on our news items which it utilizes in its own services. This change represents a $33,000 decline in our revenues which have been offset by increases in press release income.

         Product related costs include employee costs for research and content, as well as technical personnel who are responsible for the continued performance of our website. It also includes costs paid to third parties for data services, user licenses, and exchange fees. For the quarter ended June 30, 2005, these costs decreased 21% or $140,367 over the same costs for the quarter ended June 30, 2004. This decrease is attributable to decreases in third party data services and movement of certain employees to other departments, such as sales.

         For the quarter ended June 30, 2005, selling, general and administrative costs increased $222,022 or 82% over the same period in 2004. Approximately $50,000 of this increase is attributable to increases in professional fees with the remainder due to increases in compensation in administrative and sales, including commissions.

         Interest expense increased $85,193 due primarily to the amortization of debt issue costs in connection with debt issued during and after the merger. These amortization costs totaled $134,000 for the quarter ended June 30, 2005, with none being present during the same period in 2004.

LIQUIDITY AND CAPITAL RESOURCES

         At June 30, 2005, we had cash of $129,066 and had a working capital deficit of $646,383. We do not have any contracts, plans or agreements in place for any additional financing, except as discussed below. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. Our principal sources of liquidity have been cash provide by private placement of equity and various debt financing (see below). Our principal uses of cash have been for operations and to finance capital expenditures.

         For the three months ended June 30, 2005, net cash used by operations was $224,000 with $298,000 received from the issuance of new debt. The net loss for the period of $691,000 was decreased by non-cash expense items and by increases in our accounts payable and accrued expenses. By comparison, the net cash used by operations for the quarter ended June 30, 2004, were $159,000 while we issued common stock for $180,000.

         The purchase of fixed assets during the quarters ended June 30, 2005, and 2004, were $5,000 and $25,000, respectively.

         For the year ended December 31, 2004, our net cash used in operating activities was $1,841,000. This amount is comprised of a net loss for the period of $2,811,000 reduced by non-cash expense items of $829,000 but increased by growth of accounts payable and accrued expenses of $111,000. Capital expenditures for the period were $88,000. Changes in capital and debt resulting from the merger totaled $2,007,000.


         For the year ended December 31, 2003, net cash used in operating activities were $1,356,000. The net loss for the same period was $1,831,000 reduced by $286,000 in non-cash expenses. The remaining difference is due primarily to increases in accounts payable and accrued expenses of $353,000. We received $97,000 from the sale of investment securities during the period and issued debt securities of $1,050,000.


         The following is a description of certain transactions that were entered into during 2004 and the first half of 2005 to help provide funds for ongoing operations:


         o We executed an Agreement and Plan of Reorganization with Consolidated Travel Systems, Inc. in which we consummated a reverse merger with that company.

         o On November 15, 2004, we accepted Subscription Agreements from four institutional investors, for gross proceeds of $1,150,000, and issued 958,333 shares of our Series A Preferred Stock for $1.20 per share. The proceeds of the private placement were used to pay certain expenses in connection with the merger and for debt retirement and working capital.


         o On November 15, 2004, pursuant to a Securities Purchase Agreement, we issued and sold to DCOFI Master LDC, Bushido Capital Master Fund, L.P. and Gamma Opportunity Capital Partners, LP an aggregate of $1,000,000 in principal amount of our 8% Secured Convertible Notes due November 1, 2006. The Notes bear interest at the rate of 8% per annum, payable quarterly, commencing February 1, 2005. The Notes are convertible at any time, at the option of the Note Purchasers, into our common stock at an initial conversion price (subject to adjustment) of $0.60 per share; however, the conversion price will be reduced to $0.30 per share in the event that either (i) our annualized pre-tax net income for the three-month period ending December 31, 2005 is less than $2,000,000 or (ii) the volume weighted average trading price for our common stock for the month of December 2005 is less than $1.00 per share. The net proceeds from the issuance and sale of the Notes were approximately $925,000 (after payment of fees and expenses to the Note Purchasers). We utilized the proceeds to repay certain bank debt, pay certain expenses and other obligations in connection with the Merger, and for working capital.

         o On March 15, 2005, we issued a Senior Subordinated Secured Note to DCOFI Master, LDC for $550,000 to refinance prior debt of $500,000 and to incur additional debt to both pay interest accrued and prepay interest in the near term totaling $50,000. The notes bear interest at 12% with interest payable monthly and mature September 1, 2006. In connection with this agreement, we also committed to issue 100,000 shares of our common stock and issued a warrant to purchase 323,530 shares of our common stock at $0.85 per share to DCOFI Master, LDC. In the event of prepayment, we must pay 110% of the principal due, plus all accrued and unpaid interest. If we do not repay these notes within two trading days of the maturity date, we are obligated to issue to the holders 100,000 shares of our common stock. DCOFI Master, LDC holds a second priority lien on substantially all of our assets. This lien is junior to the lien granted to the holders of the Secured Convertible Notes issued November 15, 2004.

         o        During  April  2005,  we  borrowed  $50,000  from  one  of our directors to finance ongoing operations. The note bears interest at 12% per annum, payable monthly, and matured on October 7, 2005. This note is currently in default. In connection with the issuance of this note, the Company also issued 10,000 warrants to purchase the Company's common stock which are exercisable until five years from the date of issuance at $0.75 per share. The debt issue discount attributable to these warrants was calculated to be approximately $1,000 and has been recorded as a reduction of the amount of the note and will be amortized over the life of the loan.

         o On April 28, 2005, we entered into a Line of Credit agreement with a local bank for $300,000 bearing interest at prime plus two percent and maturing on April 27, 2006. We will make periodic draws under this agreement, as deemed necessary by management. The Line of Credit is guaranteed by certain of the Company's shareholders and board of directors.


         o On April 28, 2005, we obtained a loan for $75,000 at 8% interest due August 22, 2005, or immediately upon a capital infusion of $1,500,000 or more. This note is currently in default.

         Other than interest paid in connection with restructuring of debt and equity during the merger in November 2004, we have paid a minimal amount of interest during all periods reported. Although our new debt obligations require significant interest payments, we have the option with our newly issued 8% Secured Convertible Note for $1,000,000 to pay interest in kind by issuing shares of our common stock. Also, we restructured our $500,000 Securities Purchase Agreement with DCOFI Master LDC to increase the principal to $550,000 using the additional $50,000 to pay all accrued interest and prepay future interest. We believe that future increases in revenues and other debt and equity cash inflows will enable us to be able to meet interest and debt repayment obligations.


         We believe that the above-described actions will provide us with the immediate financial requirements to enable us to continue as a going concern. In the event that we are unable to raise additional funds, we could be required to either substantially reduce or terminate our operations.

         We are not aware of any material trend, event or capital commitment which would potentially adversely affect liquidity.

CONTRACTUAL OBLIGATIONS


                                                                Current
        Contractual Obligations                   Amount      Fiscal Year             1-3 Years    4-5 years
                                          --------------- ---------------- --------------------- ------------
        Employment agreements                 $1,050,000        $ 350,000             $ 700,000            -
                                          --------------- ---------------- --------------------- ------------
        Short-term debt                          128,128          128,128                     -            -
                                          --------------- ---------------- --------------------- ------------
        Long-term debt                         1,720,000                -             1,720,000            -
                                          --------------- ---------------- --------------------- ------------
        Operating leases                          43,000           30,000                13,000            -
                                          --------------- ---------------- --------------------- ------------
          Total contractual obligations       $2,941,128         $508,128            $2,433,000            -
                                          --------------- ---------------- --------------------- ------------


         There are no obligations past the year 2006.

                                    BUSINESS

INTRODUCTION AND BACKGROUND

         We are a financial information services provider that has developed financial databases, information systems, tools and products following over 14,000 U.S. equities. Primarily through our wholly owned subsidiary, Knobias.com, LLC, we market our products to individual investors, day-traders, financial oriented websites, public issuers, brokers, professional traders and institutional investors.

         We offer a range of financial information products from multiple Knobias and third party databases via a single, integrated internet based platform. We are capable of combining third party databases, news feeds and other financial content with internally generated content and analysis to create value-added, cost effective information solutions for all market participants.

         Our company originally was organized as Molecular Energy Corporation on January 31, 1968 under the laws of the State of Delaware, to engage in the business of research, development and manufacture of custom-built batteries. Until the Merger we had no assets and have had no revenues for several years, and we were actively seeking potential operating businesses and business opportunities with the intent to acquire or merge with such businesses. Knobias, formerly known as pennyPI.com, Inc., was originally organized as a Mississippi limited liability company in September 1998, and was reorganized as a Delaware corporation in March 2000. Knobias.com, LLC is a wholly owned subsidiary of Knobias and continues in existence for the further development and operation of its Internet web site relating to the provision of information regarding publicly traded companies.

         Our principal executive offices are located at 875 Northpark Drive, Ridgeland, MS 39157, and our telephone number is (601) 978-3399.

STRATEGY

         We utilize a multi-level strategy to generate revenues. Our initial strategy involves the collection and integration of comprehensive, broad-based financial information products that appeal to all market participants. Cost-effective, yet broad-based, services help us generate subscription revenues across all levels of market participants while allowing those customers to consolidate less comprehensive vendors.

         Another strategy involves the deployment of more focused, niche-based financial information products that appeal to concentrated and more valuable market segments. Utilizing customer relationships, Knobias intends to increase revenue growth through more specialized products.

         Knobias currently targets businesses worldwide as our products are attractive to investors, analysts, brokers or advisers interested in the U.S. equities markets. Our current customers and potential markets may include the following:

         o        Retail brokers;
         o        Institutional brokers;
         o        Wholesale trading firms;
         o        Investment banks and other financial institutions;
         o        Research analysts;
         o        Investment advisors and portfolio managers;
         o        Buy side traders;
         o        Hedge funds;
         o        Trust and pension funds;
         o        Securities attorneys;
         o        Public companies;
         o        Corporate intranets;
         o        Investor relations and PR firms;
         o        Financial executives;

         o        U.S. exchanges and ECNs;
         o        Financial websites;
         o        Web portals;
         o        Individual investors;
         o        Day traders and semi-professional traders;
         o        Financial planners and private client groups; and
         o        Content publishers.

PRODUCTS


         Knobias generates revenues primarily through the sale of content access and distribution. Knobias subscription and pay-per-view products are primarily web-based and are accessed via the Internet by our customers. Knobias also generates revenues via co-branding, web hosting services, issuer services, data distribution and redistribution agreements. All of Knobias' products can be purchase in bundled format, with as few as two and as many as all products Knobias sells. Bundled products have accounted for revenues 68% and 68% during the years ended December 31, 2003 and 2004 and 46% for the six months ended June 30, 2005. Knobias content and services include the following:


Knobias Fundamentals.
---------------------


         Knobias maintains a comprehensive database of fundamental research information covering over 14,000 U.S. equities. This database is comprised of proprietary data and information from third party vendors. Data sections include stock quotes, stock charts, company profiles, company and market news, company events, analysts ratings, short interest data, technical analysis, historical quotes, income statements, balance sheets, cash flow statements, financial ratios, revenue and earnings consensus estimates, analysts opinions, historical earnings surprises, insider transactions, institutional holdings, mutual fund holdings, historical timelines and company reports. Unbundled sales of this product have accounted for revenues of 1% or less during the years ended December 31, 2003 and 2004 and the six months ended June 30, 2005.


Knobias RaiDAR.
---------------


         Knobias has developed customizable, real-time news and alerting applications that combine news items from over 80 sources, SEC filings and proprietary stories from our own real-time news desk. All items are delivered to the user in real-time and are tagged with hundreds of relevant subject codes. Each item is color coded by major subject group for quick user identification. Users can filter real-time items by a number of criteria including subject, portfolio and marketplace. Unbundled sales of this product have accounted for revenues 18% and 13% during the years ended December 31, 2003 and 2004, respectively, and 14% for the six months ended June 30, 2005.


KNO-Zone.
---------


         The KNO-Zone product provides customers with a proprietary view of the most important stock and market related content in real-time. Produced by our own staff of editors, the KNO-Zone application delivers a more focused view of the most important events driving each day's market. Unbundled sales of this product have accounted for revenues of 1% or less during the years ended December 31, 2003 and 2004 and the six months ended June 30, 2005.


Knobias Calendars.
------------------


         Knobias maintains a complete set of stock and market related calendars driven completely by proprietary data collected by Knobias staff. The calendar products include a market planner, earnings, conference calls, shareholder meetings, stock splits, stock dividends, media events, company presentations and industry conferences. Unbundled sales of this product have accounted for revenues of 1% or less during the years ended December 31, 2003 and 2004 and the six months ended June 30, 2005.

Knobias Tools and Analytics.
----------------------------


          Knobias provides its customers with a number of miscellaneous tools for screening, filtering and analysis such as the Morning Call portfolio summary, most actives, stock screeners, technical alerts, EDGAR tools, holder searches and news filtering. Unbundled sales of this product have accounted for revenues of 1% or less during the years ended December 31, 2003 and 2004 and the six months ended June 30, 2005.


Knobias Morning+PLUS.
---------------------


         Morning+PLUS is one of our flagship specialty products. It provides customers with over 30 modules of content for the design of their own custom intraday report. A majority of the content modules are filtered by the user's own portfolio list allowing for an extremely focused morning briefing. Each of the 30 modules is optional and includes broad content. Unbundled sales of this product have accounted for revenues 1% and 10% during the years ended December 31, 2003 and 2004, respectively, and 20% for the six months ended June 30, 2005.


CoBranding and Data Services.


         Knobias derives a portion of its revenues by provisioning financial data out to customers through website development and hosting as well as through direct data feeds and distribution agreements. Potential customers include financial websites, trading platforms, public company websites, content publishers, etc. Unbundled sales of this product have accounted for revenues 9% and 7% during the years ended December 31, 2003 and 2004, respectively, and 6% for the six months ended June 30, 2005.


Knobias Issuer Services.
------------------------


         In early 2004, Knobias began to specialize in providing certain corporate services to public companies, particularly small and micro cap issuers. Knobias provides public issuers and their investor relations professionals with website and data hosting, press release distribution, market awareness programs and conference call hosting. Unbundled sales of this product have accounted for revenues of 1% or less during the years ended December 31, 2003 and 2004 and the six months ended June 30, 2005.


pipeTrac.
---------

         pipeTrac is the newest member of the Knobias product family, focusing on the Private Investment in Public Equities markets. The Company feels that pipeTrac is the leading tool for any market participant that has a stake in the PIPE space.

         pipeTrac adds value in three major ways:

         o pipeTrac is the only product that delivers information on PIPE transactions in real-time, including registration effectiveness.

         o pipeTrac also allows powerful querying capabilities for deals and players in this burgeoning space.


         o pipeTrac is the only product that includes current contact information for investors, advisors, agents and issuers. PipeTrac products were billed initially in January 2005 and represented 12% of revenues for the six months ended June 30, 2005.


COMPETITION

         Due to our diverse product lines, we perceive competition on a number of different levels. On a broad-based information level, we believe competition is limited to a small group of companies, most of which are substantially larger than we are and have access to significant amounts of capital. On a product-by-product level, we perceive competition from a number of small competitors, only a few of which have the diverse product lines of Knobias.

Broad-Based Financial Platforms.
--------------------------------

         We believe there are a limited number of companies that provide comprehensive, broad-based financial information platforms to the professional equities space. Most companies in this group however are substantially larger than we are and have access to significant amounts of capital. The major competitors in this space are Bloomberg, FactSet Research Systems, Inc., Reuters, and Thomson Financial. Many of these competitors provide real-time quotes, market data and analytics which are not currently a part of our product offerings. Many of these competitors also provide coverage on international securities, treasuries and corporate bonds which coverage also is not currently part of our product offerings. We believe we are able to compete for customers interested in U.S. equity information due to our low cost and ease of use advantages.

Proprietary News and Commentary.
--------------------------------

         There are a number of companies that produce proprietary stock market news and commentary daily including many of those also providing broad-based financial information. Many of the major players such as Bloomberg, Dow Jones, and Reuters are substantially larger than we are and have access to significant amounts of capital. Other competitors in this space are smaller companies with focused services that do not include broad-based product lines such as Briefing.com, theFlyontheWall.com and StreetAccount.com. Most of these smaller competitors focus on the "upper percentage" of U.S. equities and do not provide coverage on all U.S. equities as does Knobias.

Niche-Based Financial Information Products.
-------------------------------------------

          There are many competitors firmly entrenched in a variety of focused, niche-based information products. Few of these competitors provide information services beyond their designated niches. Our Morning+PLUS product competes with many financial newsletters produced daily as well as daily notes produce by many large brokers, investment banks and research firms. We believe our Morning+PLUS advantage lies in our technology, customization and delivery. Our new pipe|TRAC product competes with long time players such as Sagient Research (formerly PlacementTracker.com) and PrivateRaise.com. We believe our products can be competitive in this space due to our integration with other Knobias product lines not offered by these competitors.

Issuer and Corporate Services.
------------------------------

          There are many competitors that provide public companies with a variety of services to assist their investor and public relation efforts. Larger competitors in this space such as BusinessWire, Computershare, PR Newswire and Thomson have a significant market share of the more established mid and large cap companies. Many of the major stock exchanges such as Nasdaq and NYSE also provide certain issuer services to their listed companies. It is our intent to focus initially on providing small and micro cap issuers with similar, less expensive services. There does exist, however, a large, but fragmented group of smaller competitors that serve small cap companies. We see our advantage in this space being our distribution capabilities and trusted brand name.

EMPLOYEES


         As of October 28, 2005, we had 36 full-time employees, including four in management and administration, four in sales, four in information systems/technology and 24 in research. Our employees are not members of any union, nor have we entered into any collective bargaining agreements. We believe that our relationship with our employees is good.


TRANSFER AGENT

         Our transfer agent is Continental Stock Transfer and Trust Company, 17 Battery Place, New York New York 10004.

LEGAL PROCEEDINGS

         From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse affect on our business, financial condition or operating results.

DESCRIPTION OF PROPERTIES

         Our offices are located in leased facilities at Building 2, Suite 500, 875 North Park Drive, Ridgeland, Mississippi 39157. The 7,576 square-foot facility includes offices and computer equipment and maintenance areas. The monthly rent for our office space is $7,576. We also lease residential property in Jersey City, New Jersey, for a monthly rent of approximately $2,300, in order to provide accommodations for our officers and employees who travel frequently to the New York area. We believe that our leased property is sufficient for our current and immediately foreseeable operating needs.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth certain information regarding the members of our board of directors and our executive officers as of October 28, 2005:


   Name                     Age     Position
   ----                     ---     --------

   E. Key Ramsey            45      President,    Chief   Executive    Officer,
                                    Chairman of the Board of Directors and Director

   Gregory E. Ballard       39      Vice  President,  Chief  Operating  Officer
                                    and Director

   Robert L. Atkins         45      Secretary and Director

   Timothy J. Aylor         40      Director

   Danny M. Dunnaway        56      Director

   Joseph L. Stephens       47      Director


         Our directors hold office until the next annual meeting of our shareholders or until their successors are duly elected and qualified. Our executive officers serve at the pleasure of the Board of Directors. Set forth below is a summary description of the principal occupation and business experience of each of our directors and executive officers for at least the last five years.

         E.  Key  Ramsey.  Mr.  Ramsey  was  a  self-employed   residential  and
commercial real estate developer for over 17 years, prior to creating the Knobias business concept with co-founder Greg Ballard, in November 1999. He has served as President and a director of Knobias since March 2000.

         Gregory E. Ballard. Mr. Ballard was self-employed for approximately 12 years in the residential and commercial design and construction business. He was a co-founder with Mr. Ramsey of the Knobias business concept and has designed and created Knobias' extensive and flexible databases and the Knobias.com web site. He has served as Chief Operating Officer and a director of Knobias since March 2000. From March 2000 to March 2002, he was also Secretary of Knobias.

         Robert L. Atkins. Mr. Atkins has been in the insurance business for more than 20 years. Since January 1999, he has managed a multi-line insurance agency consisting of five producers and four staff members in three separate offices. He is a Chartered Life Underwriter (CLU) and Life Underwriting Training Council Fellow (LUTCF). Mr. Atkins has been a director of Knobias since March 2000 and has served as Secretary since March 2002.

         Timothy J. Aylor. Mr. Aylor has been employed by affiliates of General Electric for more than 15 years, and is currently Vice-President Finance for GE Capital, a global financial management company with portfolio assets totaling $6 billion. He has served as a director of Knobias since March 2000.

         Danny M. Dunnaway. Mr. Dunnaway has been a private investor for more than the past five years, and has served as a director of Knobias since March 2000.

         Joseph L. Stephens. Mr. Stephens is the President of Rehabilitation Centers, Inc., which provides residential treatment, health services and educational services for handicapped children in Mississippi and Arkansas. He has served as a director of Knobias since March 2000.


         Except as described above, there are no family relationships among any of our new directors and executive officers. No other arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of our board of directors and, to our knowledge, no other arrangements exist that might result in a change of control in the future.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

The following table sets forth for the years ended December 31, 2004, 2003 and 2002, certain information as to the total cash compensation paid, distributed or accrued for services, including salary and bonus amounts, rendered in all capacities for our company and Knobias, as applicable, by the respective chief executive officers and all other executive officers who received or are entitled to receive remuneration in excess of $100,000 during the stated periods.

                           SUMMARY COMPENSATION TABLE
                             LONG-TERM COMPENSATION
                             ----------------------

        NAME AND PRINCIPAL POSITION           YEAR          ANNUAL COMPENSATION              LONG-TERM COMPENSATION       ALL OTHER
                                                                                                                        COMPENSATION
                                                                                                                             ($)

                                                                                                  AWARDS           PAYOUTS
                                                       SALARY      BONUS    OTHER ANNUAL  RESTRICTED  SECURITIES     LTIP
                                                                            COMPENSATION     STOCK    UNDERLYING   PAYOUTS
                                                         ($)        ($)         ($)        AWARD(S)    OPTIONS/      ($)
                                                                                              ($)      SARS (#)
E. Key Ramsey,  Our  President and CEO after    2004   146,875       0           0             0           0          0      0
the Merger and President of Knobias             2003   135,000       0           0             0           0          0      0
                                                2002   135,500       0           0             0           0          0      0
Gregory E. Ballard,  Our Vice  President and    2004   146,875       0           0             0           0          0      0
COO after the Merger and COO of Knobias         2003   135,000       0           0             0           0          0      0
                                                2002   135,500       0           0             0           0          0      0

STOCK OPTION PLANS

Knobias, Inc. 2004 Stock Incentive Plan
---------------------------------------

         The following is a brief summary of the stock incentive plan, a copy of which is attached hereto as Exhibit 10.1. The following summary is qualified in its entirety by reference to the stock incentive plan.

Types of Awards
---------------

         The stock incentive plan provides for the grant of non-statutory stock options, restricted stock, restricted stock units, stock appreciation rights, incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended and other stock-based awards. No more than 50% of the total number of shares of common stock covered by the stock incentive plan may be issued pursuant to awards that are not options or stock appreciation rights.

         Incentive  Stock Options and  Non-statutory  Stock  Options.  Optionees
         ------------------------------------------------------------
receive the right to purchase a specified number of shares of common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may not be granted at an exercise price less than the fair market value of the common stock on the date of grant. Options may not be granted for a term in excess of ten years. Outstanding options may not be amended to provide an exercise price per share which is lower than the then current exercise price per share of such outstanding options. The board of directors may not cancel any outstanding options and grant in substitution for such options new options under the stock incentive plan covering the same or a different number of shares of common stock and having an exercise price per share lower than the then current exercise price per share of the cancelled options. The board of directors will, however, have the power to amend stock options to convert them into stock appreciation rights and make other amendments to options, provided that the optionee must consent to such action unless the board determines that the action would not materially and adversely affect the optionee.

         Restricted  Stock and Restricted  Stock Unit Awards.  Restricted  stock
         ----------------------------------------------------
awards entitle recipients to acquire shares of common stock, subject to the right of to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award. Restricted stock unit awards entitle the recipient to receive shares of common stock to be delivered in the future subject to such terms and conditions on the delivery of the shares as the board of directors may determine.

         Restricted stock and restricted stock unit awards granted under the stock incentive plan may vest (i) solely on the basis of passage of time, (ii) solely based on achievement of specified performance criteria or (iii) upon the passage of time, subject to accelerated vesting if specified performance criteria are met. The board of directors may determine, at the time of grant, that a restricted stock or restricted stock unit award being made to an officer will vest solely upon achievement of specified performance criteria designed to qualify for deduction under Section 162(m) of the Internal Revenue Code. The performance criteria for each restricted stock or restricted stock unit award intended to so qualify for purposes of Section 162(m) of the Internal Revenue Code will be based on one or more of the following measures: sales, earnings per share, return on net assets, return on equity, and customer service levels.

         Except as noted below, (i) restricted stock and restricted stock units that vest solely on the basis of passage of time may vest no faster than ratably over three years; and (ii) restricted stock and restricted stock units that vest based on achievement of specified performance criteria, or provide for accelerated vesting based upon achievement of specified performance criteria, may not vest earlier than the first anniversary of the date of grant. These vesting restrictions do not apply to restricted stock and restricted stock unit awards collectively with respect to up to 5% of the total number of shares of common stock covered by the stock incentive plan. In addition, the board of directors may make exceptions to the vesting limitations described above in the event of the recipient's death, a change in control or other extraordinary circumstances specified in the stock incentive plan.

         Stock Appreciation  Rights. A stock  appreciation  right, or SAR, is an
         ---------------------------
award entitling the holder on exercise to receive, at our election, an amount in cash or common stock or a combination thereof determined in whole or in part by reference to appreciation, from and after the date of grant, in the fair market value of a share of common stock. SARs may be based solely on appreciation in the fair market value of common stock or on a comparison of such appreciation with some other measure of market growth such as (but not limited to) appreciation in a recognized market index.

         Other Stock-Based Awards.  Under the stock incentive plan, the board of
         -------------------------
directors has the right to grant other awards of common stock or awards otherwise based upon common stock or other property, including without limitation rights to purchase shares of common stock, having such terms and conditions as the board may determine.

Eligibility to Receive Awards
-----------------------------

         Employees, officers, directors, consultants, advisors and other service providers are eligible to be granted awards under the stock incentive plan. The maximum number of shares with respect to which awards may be granted to any participant under the stock incentive plan may not exceed 5 million shares per calendar year.

Stock Available for Awards
--------------------------

         Awards may be made under the stock incentive plan for up to 5 million shares of common stock.

New Plan Benefits
-----------------

         At the effective time of the merger, approximately 39 persons were eligible to receive awards under the stock incentive plan, including two executive officers and five non-employee directors of Knobias, who became our officers and directors at the effective time of the merger. The following table provides certain information with respect to options granted under the stock incentive plan at the effective time of the merger.

                            2004 Stock Incentive Plan

NAME AND POSITION                                    NONQUALIFIED STOCK OPTIONS

                                           SHARES SUBJECT TO            SHARES SUBJECT TO
                                             OPTIONS AT AN                OPTIONS AT AN
                                           EXERCISE PRICE OF            EXERCISE PRICE OF
                                           $3.004 PER SHARE             $1.295 PER SHARE

Executive Officers                                          0                            0
Non-Executive Director Group                            8,000                        6,000
Non-Executive Officer Employee Group                   52,500                       86,000

         The granting of future awards under the stock incentive plan is discretionary, and we cannot now determine the number or type of awards to be granted in the future to any particular person or group.

Administration

         The stock incentive plan is administered by the board of directors. The board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the stock incentive plan and to interpret the plan's provisions. The board may also delegate authority under the stock incentive plan to a committee of the board of directors. The board may also delegate authority under the stock incentive plan to one or more officers, except that the board will fix the terms of the awards to be granted by such officers and the maximum number of shares subject to awards that the officers may grant. No officer will be authorized to grant awards to himself or herself.

         Subject to any applicable delegation by the board of directors and any applicable limitations contained in the stock incentive plan, the board of directors selects the recipients of awards and determines:

         o the number of shares of common stock covered by options and the dates upon which such options become exercisable;

         o the exercise price of options, which may not be less than 100% of the fair market value of common stock;

         o        the duration of options, which may not exceed 10 years;

         o the terms of stock appreciation rights and the dates or conditions upon which such stock appreciation rights become exercisable; and

         o the number of shares of common stock subject to any restricted stock, restricted stock unit or other stock-based awards and the terms and conditions of such awards, including, if applicable, conditions for repurchase, issue price and repurchase price.

         We are required to make appropriate adjustments or substitutions in connection with the stock incentive plan and any outstanding awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization to the extent the board of directors deems such adjustment or substitution to be necessary and appropriate. The stock incentive plan also contains provisions addressing the consequences of any "reorganization event," which is defined as:

         o any merger or consolidation of with or into another entity as a result of which all of the common stock is converted into or exchanged for the right to receive cash, securities or other property; or

         o any exchange of all of common stock for cash, securities or other property pursuant to a share exchange transaction.

         If any award expires or is terminated, surrendered or canceled without having being fully exercised, is forfeited in whole or in part, or results in any common stock not being issued because (i) the award is settled for cash, or
(ii) shares are used to satisfy the exercise price or tax withholding obligation, the unused shares of common stock covered by such award will again be available for grant under the stock incentive plan, subject, however, in the case of incentive stock options, to any limitations under the Internal Revenue Code.

Termination or Amendment
------------------------

         No award may be made under the stock incentive plan after the completion of ten years from the date on which the plan is approved by our stockholders, but awards previously granted may extend beyond that date. The board of directors may at any time amend, suspend or terminate the stock incentive plan, except that no award designated as subject to Section 162(m) of the Internal Revenue Code by the board of directors after the date of such amendment shall become exercisable, realizable or vested, to the extent such amendment was required to grant such award, unless and until such amendment shall have been approved by our stockholders. In addition, without the approval of our stockholders, no amendment may:

         o increase the number of shares authorized under the stock incentive plan;
         o materially increase the benefits provided under the stock incentive plan;
         o materially expand the class of participants eligible to participate in the stock incentive plan;
         o expand the types of awards provided under the stock incentive plan; or
         o make any other changes which require stockholder approval under the rules of the national securities market on which the shares of common stock are quoted.

         No award may be made that is conditioned on the approval of our stockholders of any amendment to the stock incentive plan.

Federal Income Tax Consequences
-------------------------------

         The following generally summarizes the United States federal income tax consequences that generally will arise with respect to awards granted under the stock incentive plan. This summary is based on the tax laws in effect as of the date of this information statement. Changes to these laws could alter the tax consequences described below.

         Incentive  Stock Options.  A participant  will not have income upon the
         -------------------------
grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by our company, Knobias, or any other 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under "Nonstatutory Stock Options." The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

         A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit if sales proceeds exceed the exercise price. The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

         Nonstatutory Stock Options. A participant will not have income upon the
         ---------------------------
grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

         Restricted  Stock. A participant will not have income upon the grant of
         ------------------
restricted stock unless an election under Section 83(b) of the Internal Revenue Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year from the vesting date and otherwise will be short-term.

         Restricted   Stock  Units.  A  participant  will  have  income  from  a
         --------------------------
restricted stock unit equal to the difference of the fair market value of the stock on the date of delivery of the stock less the purchase price. A participant is not permitted to make a Section 83(b) election for a restricted stock unit.

         Stock  Appreciation  Rights  and  Other  Stock-Based  Awards.  The  tax
         -------------------------------------------------------------
consequences associated with stock appreciation rights and any other stock-based awards granted under the stock incentive plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award and the participant's holding period and tax basis for the award or underlying common stock.

         Tax  Consequences to Us. There will be no tax consequences to us except
         ------------------------
that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Internal Revenue Code.

Securities Authorized for Issuance under Equity Compensation Plans
------------------------------------------------------------------


         The following table provides information regarding the status of our existing equity compensation plans at November 7, 2005.


                                                                                                           NUMBER OF SECURITIES
                                                                                                                 REMAINING
                                                                                                               AVAILABLE FOR
                                                                                                              FUTURE ISSUANCE
                                                                     NUMBER OF                                 UNDER EQUITY
                                                                   SECURITIES TO           WEIGHTED-           COMPENSATION
                                                                   BE ISSUED UPON           AVERAGE                PLANS
                                                                    EXERCISE OF        EXERCISE PRICE OF        (EXCLUDING
                                                                    OUTSTANDING           OUTSTANDING           SECURITIES
                                                                 OPTIONS, WARRANTS     OPTIONS, WARRANTS       REFLECTED IN
                                                                     AND RIGHTS           AND RIGHTS            COLUMN (A))
Equity  compensation  plans  approved  by security                    158,500             $   1.973               4,841,500
holders
Equity  compensation plan not approved by security                          0                     0                       0
holders
Total                                                                 158,500                    00               4,841,500

DIRECTOR COMPENSATION

         Our current directors do not receive any additional compensation for their services as a director.

EMPLOYMENT AGREEMENTS

E. Key Ramsey
-------------

         On November 15, 2004, we entered into a three-year employment contract with E. Key Ramsey to serve as our President and Chief Executive Officer, which term shall be extended for an additional year starting on the second anniversary of effective date and each anniversary date of the effective date thereafter, unless written notice is provided by either party 90 days prior to such anniversary date. The base salary under the agreement is $175,000 per annum, plus benefits.

Greg Ballard
------------

         On November 15, 2004, we entered into a three-year employment contract with Greg Ballard to serve as our Chief Operating Officer, which term shall be extended for an additional year starting on the second anniversary of effective date and each anniversary date of the effective date thereafter, unless written notice is provided by either party 90 days prior to such anniversary date. The base salary under the agreement is $175,000 per annum, plus benefits.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Simultaneously with the execution of the Merger Agreement, Knobias entered into conversion agreements with the holders of its outstanding debentures, in the aggregate principal amount of $1,050,000, which provided that the entire principal amount of, and approximately one-half of the accrued and unpaid interest on, the debentures would be converted at the time of the Merger into shares of common stock. The remaining amount of the interest due was paid in cash to such holders upon the closing of the Merger transaction. Certain directors of Knobias or their affiliates were holders of debentures in the aggregate principal amount of $650,000, and received common stock and cash payments as set forth in the following table:

DEBENTURE HOLDER                    ORIGINAL          ACCRUED         TOTAL DUE        SHARES OF       CASH PAID
                                    PRINCIPAL         INTEREST                          COMMON        AT CLOSING
                                    AMOUNT OF                                        STOCK ISSUED
                                    DEBENTURE                                         AT CLOSING
Dunnaway Trust                    $   200,000         $   73,250       $  273,250         413,025       $ 36,625
Dunnaway Foundation               $   200,000         $   73,250       $  273,250         413,025       $ 36,625
Joseph L. Stephens                $   250,000         $   30,657       $  280,657         463,127       $ 15,328
Total                             $   650,000         $  177,157       $  827,157       1,289,177       $ 88,578

         Pursuant to a Contribution, Assignment and Escrow Agreement by and among Knobias, us and Duncan Capital, at the closing of the reverse Merger transaction Duncan Capital (i) contributed to Knobias all of Duncan Capital's right, title and interest in and to all of the units of membership interest in Kollage held by Duncan, free and clear of all liens, claims, liabilities and encumbrances and (ii) canceled and forgave all outstanding indebtedness owed to Duncan Capital by Kollage, in the aggregate principal amount of $400,000. In consideration for the foregoing, Duncan Capital received an aggregate of 9,531,700 shares of our common stock.

         Prior to the closing of the Merger transaction, Knobias borrowed $350,000, in two separate bridge loan transactions, from an affiliate of Duncan Capital. These loans, which were unsecured, bore interest at the rate of 8.5% per annum, and the entire principal balance and all accrued and unpaid interest thereon, was paid upon the closing of the Merger transaction from the proceeds of the private placement of our Series A Preferred Stock and the issuance of the Notes. In connection with these bridge loan transactions, Knobias issued to the lender a warrant to purchase 25,000 shares of common stock. At the closing of the Merger transaction, that warrant was canceled and we issued a warrant to such lender to purchase 25,000 shares of our common stock.

         In connection with the closing of the Merger, we used a portion of the proceeds from our sale of Series A Preferred Stock and Notes to repay the principal of and accrued interest on a line of credit with a local commercial bank, which line of credit was personally guaranteed by our directors. As a result of such repayment, our directors have been released from their guarantees.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


         The following table sets forth certain information regarding beneficial ownership of our common stock as of November 7, 2005:


         o by each person who is known by us to beneficially own more than 5% of our common stock;
         o        by each of our officers and directors; and
         o        by all of our officers and directors as a group.


                                                                    PERCENTAGE OF      PERCENTAGE OF
                                                                       CLASS               CLASS
NAME AND ADDRESS                                   NUMBER OF          PRIOR TO             AFTER
OF OWNER                        TITLE OF CLASS     SHARES OWNED(1)   OFFERING(2)         OFFERING(3)
-----------------------------------------------------------------------------------------------------
Robert L. Atkins                Common Stock          331,242 (4)        *                  *
P. O. Box 2587
Madison, MS 39130
E. Key Ramsey                   Common Stock        4,491,280           8.85%              7.80%
Knobias, Inc.
Building 2, Suite 500
875 North Park Drive
Ridgeland, Mississippi 39157

Greg E. Ballard                 Common Stock        5,333,407          10.51%              9.26%
Knobias, Inc.
Building 2, Suite 500
875 North Park Drive
Ridgeland, Mississippi 39157

Timothy J. Aylor                Common Stock          377,454 (5)        *                  *
9410 South Tropical Trail
Merritt Island, FL 32952

Danny M. Dunnaway               Common Stock        2,781,974 (6)       5.03%              4.83%
P. O. Box 545
Brookhaven, MS 39602

Joseph L. Stephens              Common Stock        1,474,745 (7)       2.90%              2.56%
P. O. Box 1178
Magee, MS 39111

All Officers and Directors      Common Stock       14,790,102 (8)      29.13%             25.66%
As a Group (6 persons)


===============================================

Bushido Capital                 Preferred A           208,333          21.74%             21.74%
Master Fund, L.P.
309 GT Upland House
South Church St.
George Town
Grand Cayman Islands

DCOFI Master LDC                Preferred A            83,333           8.70%              8.70%
830 Third Avenue, 14th Floor
New York, NY 10022

Cornell Capital Partners, LP    Preferred A           416,667          43.48%             43.48%
101 Hudson Street, Suite 3700
Jersey City, NJ 07302

*  Less than 1%.

(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of November 7, 2005 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2) Based upon 50,766,505 shares issued and outstanding on November 7, 2005.

(3) Percentage based on 57,616,506 shares of common stock outstanding, assuming all shares registered in the offering are sold.

(4) Includes options to purchase 3,500 shares of common stock which are currently exercisable and 255,880 shares held in an IRA account for Mr. Atkins.

(5) Includes 298,430 shares owned jointly with his wife, and options to purchase 3,500 shares of common stock which are exercisable.

(6) Includes (i) 86,070 shares owned by Mr. Dunnaway as custodian for a minor child, (ii) 118,223 shares held in an IRA account for Mr. Dunnaway, (iii) 85,096 shares owned by his wife, (iv) 413,025 shares owned by the Danny M. Dunnaway Charitable Remainder Unitrust, (v) 413,025 shares owned by the Danny M. Dunnaway Foundation and (vi) options to purchase 3,500 shares of common stock which are immediately exercisable.

(7) Includes options to purchase 3,500 shares of common stock which are immediately exercisable.

(8) Includes the shares described in footnotes 4 through 7 above.

                            DESCRIPTION OF SECURITIES

         The  following  description  of our  capital  stock is a summary and is
         -----------------------------------------------------------------------
qualified in its entirety by the  provisions  of our Articles of  Incorporation,
--------------------------------------------------------------------------------
with  amendments,  all of which have been filed as exhibits to our  registration
--------------------------------------------------------------------------------
statement of which this prospectus is a part.
---------------------------------------------

Our authorized capital stock consists of 100,000,000 shares, including:


         o 95,000,000 shares of common stock, $0.01 par value per share, of which 50,766,505 shares are issued and outstanding as of November 7, 2005; and

         o 5,000,000 shares of preferred stock, $0.01 par value per share, of which 2,000,000 shares have been designated as Series A Convertible Preferred Stock, and of which 958,333 shares are issued or outstanding as of November 7, 2005.


COMMON STOCK

         Holders of common stock are entitled to one vote per share with respect to each matter submitted to a vote of the stockholders, subject to voting rights that may be established for shares of preferred stock, if any. Except as may be provided in connection with such preferred stock or as otherwise may be required by law, the common stock is the only capital stock entitled to vote in the election of directors. The common stock does not have cumulative voting rights.

         Subject to the rights of holders of preferred stock, if any, holders of common stock are entitled to receive dividends and distributions lawfully declared by the board of directors. If we liquidate, dissolve, or wind up our business, whether voluntarily or involuntarily, holders of common stock will be entitled to receive any assets available for distribution to stockholders after we have paid or set apart for payment the amounts necessary to satisfy any preferential or participating rights to which the holders of each outstanding series of preferred stock are entitled by the express terms of such series of preferred stock.

         The outstanding shares of common stock are paid and nonassessable. The common stock does not have any preemptive, subscription or conversion rights. We may issue additional shares of authorized common stock as it is authorized by our board of directors from time to time, without stockholder approval.

PREFERRED STOCK

         Our board of directors is authorized to provide for the issuance of shares of preferred stock in multiple series without the approval of stockholders. With respect to each series of preferred stock, the board of directors has the authority to fix the following terms:

         o        the designation of the series;
         o        the number of shares within the series;
         o whether dividends are cumulative and, if cumulative, the dates from which dividends are cumulative;
         o        the rate of any dividends, any conditions upon which dividends are payable, and the dates of payment of dividends;
         o        whether the shares are  redeemable,  the redemption  price and the terms of redemption;
         o        the amount payable for each share if we dissolve or liquidate;
         o whether the shares are convertible or exchangeable, the price or rate of conversion or exchange, and the applicable terms and conditions;
         o any restrictions on issuance of shares in the same series or any other series;
         o        voting rights applicable to the series of preferred stock; and
         o        any other rights, preferences or limitations of such series.

         Rights with respect to shares of preferred stock will be subordinate to the rights of our general creditors. Shares of preferred stock that we issue will be fully paid and nonassessable, and will not be entitled to preemptive rights unless specified otherwise.

Series A Convertible Preferred Stock
------------------------------------

         Simultaneously with the closing of the Merger transaction, we issued 958,333 shares of Series A Convertible Preferred Stock to four institutional investors at a price of $1.20 per share, in a transaction exempt from the registration requirements of the federal securities laws. The following is a description of the terms and conditions of the Series A Preferred Stock.

         The Series A Preferred Stock will rank senior to the common stock and may rank junior to equity securities issued in the future.

         Holders of Series A Preferred Stock will receive an annual cumulative dividend of $0.12 per share payable semi-annually on April 30 and October 31 of each year beginning April 30, 2005. Holders of Series A Preferred Stock who refer customers to us or are themselves customers of ours, will receive a dividend equal to the greater of the cumulative dividend of $0.12 per share or a non-cumulative dividend equal to a minimum of 10% and a maximum of 25% of the net income from fees received by us from each referred customer and from the holder itself for (i) access to our internet-based financial services platform and (ii) execution of customer securities transactions.

         Upon an acquisition or liquidation of us, each holder of Series A Preferred Stock will receive an amount equal to the purchase price for each share held plus any cumulative dividends and any declared but unpaid noncumulative dividends in preference to any distribution to the holders of common stock. After the payment of the preference amount to the holders of
Series A Preferred Stock, the remaining assets will be distributed ratably to the holders of common and Series A Preferred Stock on an "as converted" basis. An "acquisition" includes a Merger, consolidation, or sale of all or substantially all of our assets in any transaction or series of related transactions in which our stockholders do not own 50% of the voting power of the surviving corporation.

         Each share of Series A Preferred Stock may be converted at any time at the option of the holder into two shares of common stock, subject to adjustment as provided below. In addition in the event that (i) our pre-tax net income for the three month period ending December 31, 2005, calculated on an annualized basis, is less than $2,000,000, or (ii) the average closing price of our common stock for the month of December 2005 is less than $1.00 per share, then each share of the Series A Preferred Stock may be converted, at the option of the holder, into four (4) shares of common stock.

         The conversion ratio of the Series A Preferred Stock will be subject to a weighted average adjustment if we issue additional equity securities at a price less than the then-applicable conversion price. No adjustment will be made for shares issuable upon the exercise of currently outstanding securities (including options and warrants), the issuance or exercise of options for common stock that may be issued pursuant to the Stock Incentive Plan, or shares issued to banks or other institutional lenders. The conversion price initially will equal the purchase price. The conversion price will also be subject to proportional adjustment for stock splits, stock dividends, recapitalizations and the like.

         The holders of Series A Preferred Stock and common stock will vote together and not as a separate class, except as required by law. The Series A Preferred Stock will have such number of votes as is equal to the number of shares of common stock then issuable upon conversion.

         We also entered into a Registration Rights Agreement with the purchasers of the Series A Preferred Stock, pursuant to which we agreed to file a registration statement with the SEC under the Securities Act, and to cause the registration statement to be effective within 150 days following the closing of the offering, to register for resale the shares of our common stock into which the Series A Preferred Stock is convertible. We are obligated to maintain the effectiveness of the registration statement for a period of 120 days. If the registration statement is not timely filed or declared effective within the 150 day period, we will be obligated to make payments, as liquidated damages, to the purchasers in the aggregate amount of 1% of the gross proceeds of the offering for every month, pro rata, that we are in default of such obligations.

         Our ability to issue preferred stock, or rights to purchase such shares, could discourage an unsolicited acquisition proposal. For example, we could impede a business combination by issuing a series of preferred stock containing class voting rights that would enable the holders of the preferred stock to block a business combination transaction. Alternatively, we could facilitate a business combination transaction by issuing a series of preferred stock having sufficient voting rights to provide a required percentage vote of the stockholders. Additionally, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of common stock. Although the board of directors is required to make any determination to issue any preferred stock based on its judgment as to the best interests of the stockholders, the board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over prevailing market prices of such stock. The board of directors will not seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or applicable stock exchange requirements.

8% SECURED CONVERTIBLE NOTES

         On November 15, 2004, pursuant to a Securities Purchase Agreement, we issued and sold to DCOFI Master LDC, Bushido Capital Master Fund, L.P. and Gamma Opportunity Capital Partners, LP an aggregate of $1,000,000 in principal amount of our 8% Secured Convertible Notes due November 1, 2006. The Notes bear interest at the rate of 8% per annum, payable quarterly, commencing February 1, 2005. We may elect to pay interest in shares of our common stock, and have the right to prepay all or a portion of the Notes for an amount equal to 125% of the principal amount to be repaid, plus all accrued and unpaid interest; provided, however, that we can only make such a prepayment if there is an effective registration statement for the resale of the common stock into which the Notes are convertible, the closing price of the common stock is at least 115% of the conversion price, and other conditions are satisfied.

         The Notes mature on November 1, 2006. The Notes are convertible at any time, at the option of the Note Purchasers, into our common stock at an initial conversion price (subject to adjustment) of $0.60 per share; however, the conversion price will be reduced to $0.30 per share in the event that either (i) our annualized pre-tax net income for the three-month period ending December 31, 2005 is less than $2,000,000 or (ii) the volume weighted average trading price for our common stock for the month of December 2005 is less than $1.00 per share. Notwithstanding the foregoing, no Note Purchaser has the right to convert any portion of the Notes to the extent that, after giving effect to such conversion, such Note Purchaser would beneficially own in excess of 4.99% of our common stock outstanding. Commencing on the first anniversary of the date of purchase, we are obligated to redeem approximately 1/12 of the aggregate principal amount of the Notes, plus accrued and unpaid interest. We may elect to redeem any such monthly redemption amount in shares of common stock. After one year, if the volume weighted average trading price of our common stock for any 30 consecutive days exceeds $1.80 and the average dollar trading volume for such period exceeds $200,000, we may at our option cause the Note Purchasers to convert all or a portion of the principal amount of the Notes into common stock.

         Our obligations under the Notes are secured by a security interest in substantially all of our assets and a guarantee by our subsidiaries.

         The Notes are subject to certain covenants which, among other things, restrict or limit our ability to incur any additional indebtedness, amend our certificate of incorporation or bylaws, repurchase any of our equity securities or enter into any agreement with respect to any of the foregoing. Events of default under the Notes include (i) failure to pay principal or interest when due, (ii) failure to observe or perform any covenant, (iii) the breach of any representation or warranty under the Securities Purchase Agreement, (iv) institution of bankruptcy proceedings, (v) certain change of control transactions, or (vi) the registration statement described below shall not have been declared effective within 150 days after the date of the issuance of the Notes. Upon the occurrence of an event of default, the full principal balance of the Notes and all interest and other amounts owed thereunder, will become due and payable at the election of the Note Purchasers.

         The net proceeds from the issuance and sale of the Notes were approximately $925,000 (after payment of fees and expenses to the Note Purchasers). We utilized the proceeds to repay certain bank debt, pay certain expenses and other obligations in connection with the Merger, and for working capital.

         In connection with the issuance of the Notes, we also entered into a Registration Rights Agreement with the Note Purchasers, pursuant to which we have agreed to file with the SEC within 45 days after the date of the initial issuance of the Notes, and to use our reasonable best efforts to cause to become effective within 150 days after the date of the initial issuance of the Notes, a registration statement with respect to the resale of the shares of common stock issuable upon conversion of the Notes. If we fail to comply with certain of our obligations under the Registration Rights Agreement, we will be obligated to make payments, as liquidated damages, to the Note Purchasers in the aggregate amount of 1% of the amount of the Notes for every month, pro rata, that we are in default of such obligations.

         At the time of the issuance of the Notes, and in connection therewith, we also issued to the Note Purchasers warrants to purchase an aggregate of 3,000,000 shares of our common stock. The warrants may be exercised, in whole or in part, at any time within five years from the date of the issuance of the Notes, for an exercise price of $.01 per share.

Warrants
--------

         Incident to the Merger, we assumed, on a one-share-for-one-share basis, the obligations of Knobias to issue 891,218 shares of common stock in respect of assumed Knobias warrants, at an exercise price of $3.25 per share. The assumption by us of Knobias' obligations under the foregoing securities previously issued by Knobias was required by the terms of the Merger Agreement and effective as of the effective date of the Merger, which was November 15, 2004.

         To the extent the assumption by us of Knobias' obligations with respect to such outstanding securities of Knobias constitutes an offer and sale of securities, such securities were offered and sold in reliance on exemptions from registration provided by Regulation D and Section 4(2) of the Securities Act. The warrants may be exercised by the holders thereof in whole or in part at any time, and from time to time, during the eighteen (18) calendar month period beginning on the corresponding date which is six months immediately following the first date on which any shares of our common stock have been registered pursuant to an effective registration statement under the Securities Act, and ending on the second anniversary of such effective date. The warrants are exercisable at a price of $3.25 per share, subject to certain adjustments, as described below.

         In connection with the bridge loan transactions in September and November 2004 between Knobias and Bridges and Pipes, LLC, an affiliate of Duncan Capital, Knobias issued to Bridges and Pipes, LLC a warrant to purchase 25,000 shares of common stock at an exercise price of $.60 per share. The warrant was canceled at the effective time of the Merger and was replaced by a warrant issued by us for the same number of shares of our common stock at the same exercise price. In addition, in connection with the offer and sale of the Series A Preferred Stock, we issued a warrant to Duncan Capital, LLC to purchase 178,750 shares of common stock at an exercise price of $.60 per share. The warrants are exercisable, in whole or in part, at any time during the five years commencing on the date of the Merger. These warrants were offered and sold in reliance on an exemption from registration provided by Regulation D and Section 4(2) of the Securities Act.

         We also issued warrants to the Note Purchasers in connection with the issuance of the Notes. Such warrants entitle the holders to purchase up to 3,000,000 shares of our common stock for $.01 per share at any time during the five years commencing on the date of the issuance of the Notes. Each warrant provides that the holder will not have any right to exercise the warrant to the extent that, after giving effect to the exercise, the holder and its affiliates would beneficially own in excess of 4.99% of the outstanding shares of our common stock. These warrants were offered and sold in reliance on an exemption from registration provided by Regulation D and Section 4(2) of the Securities Act.

         The shares of our common stock underlying the warrants described above, when issued upon exercise and payment of the purchase price, will be fully paid and nonassessable.

         The number and kind of securities or other property for which all of the warrants are exercisable and the exercise price are subject to adjustment upon the occurrence of certain events, including mergers, reorganizations, stock dividends, stock splits, and recapitalizations. Holders of warrants have no voting, dividend, or other rights as stockholders with respect to the shares underlying the warrants, unless and until the warrants are exercised.

CERTAIN PROVISIONS OF OUR CERTIFICATE OF INCORPORATION AND BYLAWS

         The following discussion is a general summary of the material changes to our charter documents that we made pursuant to our Amended and Restated Certificate of Incorporation and bylaws, some of which may be deemed to have an "anti-takeover" effect, thereby possibly discouraging a third party from seeking control of us. The following description of certain of these provisions is necessarily general and, with respect to provisions contained in the Amended and Restated Certificate of Incorporation and bylaws, reference should be made in each case to the document in question.

Number of Directors
-------------------

         Pursuant to the Amended and Restated Certificate of Incorporation, the number of directors is to be fixed by the Bylaws. The Amended and Restated Bylaws provide that the number of directors shall not be less than three nor more than nine, the exact number of which shall be fixed from time to time by resolution of the Board of Directors. The Board of Directors has currently fixed the number of directors at seven.

Removal of Directors
--------------------

         Any director or our entire board of directors may be removed only for cause and only by the affirmative vote of the holders of at least 80% of our outstanding voting securities.

Special Meetings of Stockholders
--------------------------------

         Under the Amended and Restated Certificate of Incorporation, special meetings of our stockholders may only be called by our Board of Directors, our Chairman of the Board of Directors or our Chief Executive Officer.

Actions by Stockholders Without a Meeting
-----------------------------------------

         Delaware General Corporate Law provides that, unless otherwise provided in the certificate of incorporation, any action that could be taken at any meeting of stockholders of a corporation can be taken by written consent in lieu of a meeting, if consents are signed by stockholders holding the number of votes that would be necessary to authorize such action at a meeting. However, under the Amended and Restated Certificate of Incorporation, any action required or permitted to be taken by our stockholders must be taken at a duly called meeting of stockholders and may not be taken by stockholder written consent.

Amendment of Certificate of Incorporation and Bylaws
----------------------------------------------------

         Delaware General Corporate Law generally provides that the approval of a corporation's board of directors and the affirmative vote of a majority of all shares entitled to vote thereon is required to amend a corporation's certificate of incorporation, unless the certificate specifies a greater voting requirement. The Amended and Restated Certificate of Incorporation states that our provisions regarding directors, meetings of stockholders, the prohibition on action of stockholders by written consent, indemnification of directors and officers, limitations on director liability and amendments of the certificate of incorporation and bylaws may be amended or repealed only by the affirmative vote of the holders of at least 80% of the outstanding voting shares of capital stock.

         The Delaware General Corporate Law generally provides that the power to adopt, amend or repeal bylaws shall be in the stockholders of a corporation; provided, however, that the certificate of incorporation may confer the power to adopt, amend or repeal bylaws on the board of directors. Our Amended and Restated Certificate of Incorporation provides that the board of directors has the power to adopt, amend, or repeal the bylaws. Any action taken by the stockholders with respect to adopting, amending or repealing any bylaws may be taken only upon the affirmative vote of the holders of at least 80% of the outstanding voting shares of our capital stock.

Stockholder Nominations
-----------------------

         Our Amended and Restated Bylaws set forth the procedures by which a stockholder may properly bring business, including nominations of members of the board of directors, before a meeting of stockholders. The stockholder must give advanced written notice to our secretary not less than 60 days or more than 90 days before the anniversary date of the previous year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 30 days after the anniversary date of the previous year's annual meeting, notice by the stockholder, to be timely, must be received not less than 30 days before the date of the annual meeting or by the 10th day following the day on which public disclosure of the annual meeting date was made, whichever occurs first. The notice must set forth background information regarding the persons to be nominated as required by Regulation 14A under the

Exchange Act, and regarding the proposing stockholder, including information concerning (1) the name and address of the stockholder, (2) the class and number of shares of capital stock beneficially owned by each such stockholder and (3) any arrangements or understandings between the stockholder and the nominee.

         No person is eligible for election as a director unless nominated in accordance with the foregoing procedures. If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded. The board of directors is not required to nominate in the annual proxy statement any person so proposed. Compliance with this procedure would permit a stockholder to nominate the individual at the stockholders' meeting, and any stockholder may vote in person or by proxy for any individual that stockholder desires.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         Our Amended and Restated Certificate of Incorporation provides that we will indemnify our officers, directors, employees, and agents to the fullest extent permitted by the Delaware General Corporate Law. Under the Delaware General Corporate Law, other than in actions brought by or in the right of the corporation, such indemnification would apply if it were determined in the specific case that the proposed indemnitee acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, if such person had no reasonable cause to believe that the conduct was unlawful. In actions brought by or in the right of the corporation, such indemnification probably would be limited to reasonable expenses (including attorneys' fees) and would apply if it were determined in the specific case that the proposed indemnitee acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made with respect to any matter as to which such person is adjudged liable to the corporation, unless, and only to the extent that, the court determines upon application that, in view of all the circumstances of the case, the proposed indemnitee is fairly and reasonably entitled to indemnification for such expenses as the court deems proper. To the extent that any director, officer, employee, or agent of ours has been successful on the merits or otherwise in defense of any action, suit, or proceeding, as discussed herein, whether civil, criminal, administrative or investigative, such person must be indemnified against reasonable expenses incurred by such person in connection therewith.

         We have entered into indemnification agreements with our directors and executive officers providing for indemnification consistent with the foregoing.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                                  LEGAL MATTERS

         The validity of the shares of common stock being offered hereby will be passed upon for us by Sichenzia Ross Friedman Ference LLP, New York, New York.

                                     EXPERTS

         The consolidated financial statements as of December 31, 2003 appearing in this Prospectus and Registration Statement have been audited by Horne LLP, an independent registered public accounting firm, to the extent and for the period indicated in their report appearing elsewhere herein and are included in reliance upon such report and upon the authority of such firm as experts in accounting and auditing. The consolidated financial statements as of December 31, 2004 appearing in this Prospectus and Registration Statement have been audited by Russell Bedford Stefanou Mirchandani LLP, an independent registered public accounting firm, to the extent and for the period indicated in their report appearing elsewhere herein and are included in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

                              AVAILABLE INFORMATION

         We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Knobias, Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.


         We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at Judiciary Plaza, 100 F Street, N.E., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

                          INDEX TO FINANCIAL STATEMENTS

                                  KNOBIAS, INC.

                              FINANCIAL STATEMENTS


For the Years Ended December 31, 2004 and December 31, 2003
         Report of Independent Registered Public Accounting Firms                                F-1
         Consolidated Balance Sheets                                                             F-3
         Consolidated Statements of Operations                                                   F-4
         Consolidated Statements of Cash Flows                                                   F-5
         Consolidated Statements of Changes in Stockholders' Equity (Deficit)                    F-6
         Notes to Consolidated Financial Statements                                              F-8 to F-20

For the Three and Six Months Ended June 30, 2005 (Unaudited)

         Consolidated Balance Sheets (Unaudited)                                                 F-21
         Consolidated Statements of Operations (Unaudited)                                       F-22
         Consolidated Statements of Cash Flows (Unaudited)                                       F-23
         Consolidated Statements of Changes in Stockholders' Equity (Deficit) (Unaudited)        F-24
         Notes to Interim Unaudited Consolidated Financial Statements                            F-25 to F-35


        REPORT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

Board of Directors
Knobias, Inc.
Ridgeland, Mississippi

We have audited the accompanying consolidated balance sheet of Knobias, Inc., as of December 31, 2004, and the related consolidated statements of operations, deficiency in stockholders' equity, and cash flows for the year ended December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based upon our audit.

We have conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Knobias, Inc. at December 31, 2004, and the results of its operations and its cash flows for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note O, the Company has incurred significant operating losses in current year and also in the past. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are described in Note O. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




                                   /s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                                   --------------------------------------------
                                       Russell Bedford Stefanou Mirchandani LLP
                                       Certified Public Accountants

New York, New York
April 4, 2005

                              REPORT OF INDEPENDENT
                        REGISTERED PUBLIC ACCOUNTING FIRM




Board of Directors
Knobias, Inc.
Ridgeland, Mississippi

We  have  audited  the  consolidated   statements  of  operations,   changes  in
stockholders' equity (deficit) and cash flows of Knobias, Inc. (formerly Consolidated Travel Systems, Inc.) and subsidiaries (the "Company") for the year ended December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of the Company's operations and cash flows for the year ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

                                    /s/ Horne CPA Group
                                    -------------------
                                    Jackson, Mississippi
                                    December 29, 2004

                                  KNOBIAS, INC.
                           CONSOLIDATED BALANCE SHEET
                               December 31, 2004
ASSETS


Current assets:
   Cash                                                            $    242,692
   Accounts receivable                                                   97,849
   Prepaid expenses                                                      27,559
                                                                   ------------
     Total current assets                                               368,100

 Property, equipment, and database development: (Note C)              1,227,271
 Less: accumulated amortization and depreciation                       (976,151)
                                                                   ------------
 Property, equipment, and database development, net                     251,120

Other assets                                                              7,971

Total assets                                                       $    627,191
                                                                   ============

LIABILITIES AND DEFICIENCY IN STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                                $    202,788
   Current portion of long-term debt (Note D)                           242,917

   Accrued liabilities                                                   93,139
                                                                   ------------
     Total current liabilities                                          538,844

Long-term liabilities:
  Note payable-long-term  (Note D)                                       67,480
                                                                   ------------
Commitment and Contingencies (Note L)

(Deficiency in) stockholders' equity:
Preferred stock Series A, par value; $0.01; authorized 5,000,000 shares; 958,333 shares  issued and  outstanding  at
December 31, 2004 (Note F)                                            1,150,000
Common stock, par value; $0.01, authorized 95,000,000 shares;
50,766,667 shares issued and outstanding at
December 31, 2004 (Note F)                                              507,667
Additional paid-in capital (Note F)                                   9,984,187
 Accumulated deficit                                                (11,620,987)
                                                                   ------------
Total (deficiency in) stockholders' equity                               20,867

Total liabilities and (deficiency in) stockholders' equity:        $    627,191
                                                                   ============

          See accompanying notes to consolidated financial statements

                                  KNOBIAS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                 For the Year Ended December 31,
                                                                       2004            2003
                                                                   ------------    ------------
Revenues:
Subscription revenue                                               $  1,819,371    $  1,172,165

Information provisioning                                                146,271         170,304

Other                                                                     6,746             958
                                                                   ------------    ------------

Total revenue                                                         1,972,388       1,343,427

Operating Expenses:
Product related costs                                                 2,123,683       1,635,653

Selling, general and administrative                                   1,571,412       1,108,045
Depreciation and amortization                                            87,764         286,426
                                                                   ------------    ------------
Total operating expenses                                              3,782,859       3,030,124


(Loss) from operations                                               (1,810,471)     (1,686,697)

Other income (expense):
Interest income                                                             516             225
Merger related costs (Note B)                                          (670,733)           --
Miscellaneous income (Note A )                                             --            64,442
Interest (expense)                                                     (330,439)       (208,773)
                                                                   ------------    ------------

Total other income (expense)                                         (1,000,656)       (144,106)

Loss before provision for income taxes                               (2,811,127)     (1,830,803)


Provision for income taxes (Note J)                                        --              --
                                                                   ------------    ------------

Net loss                                                           $ (2,811,127)   $ (1,830,803)
                                                                   ============    ============

Loss per share (basic and fully diluted) (Note K)                  $      (0.06)   $      (0.05)
                                                                   ============    ============

Basic and diluted weighted average number of shares outstanding,
as restated for reverse stock splits                                 43,984,884      34,911,941
                                                                   ============    ============


          See accompanying notes to consolidated financial statements

                                  KNOBIAS, INC.
                STATEMENTS OF DEFICIENCY IN STOCKHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003


                                    Preferred      Preferred                      Common       Additional
                                       "A"         "A" Shares       Common        Shares         Paid In
                                      Shares         Amount         Shares        Amount         Capital
                                   ------------   ------------   ------------   ------------   ------------
Balance at December 31, 2002                 --   $         --     34,911,941   $    349,119   $  6,965,182

Net loss                                     --             --             --             --             --
                                   ------------   ------------   ------------   ------------   ------------

Balance at December 31, 2003                 --   $         --     34,911,941   $    349,119   $  6,965,182

Issuance of stock                       958,333      1,150,000        947,786          9,478        533,515
Issuance of stock to owner of
remaining 50% of Kollage, LLC                --             --      9,531,700         95,317        266,683
Conversion of notes payable to
common stock                                 --             --        841,216          8,412      1,293,808
Stock issued to former
shareholders of COVSA                        --             --      2,500,000         25,000             --
Stock issued in merger in lieu of
payment of expenses                          --             --      1,367,357         13,674             --
Stock issued in lieu of payment of
fees for the Standby Equity
Distribution Agreement                       --             --        666,667          6,667             --
Beneficial conversion features of
convertible debt                             --             --             --             --        316,009
Value of warrants attached to
convertible debentures                       --             --             --             --        608,990

Net loss                                     --             --             --             --             --
                                   ------------   ------------   ------------   ------------   ------------

Balance at December 31, 2004            958,333   $  1,150,000     50,766,667   $    507,667   $  9,984,187
                                   ============   ============   ============   ============   ============

                                   Accumulated
                                      Deficit         Total
                                   ------------   ------------
Balance at December 31, 2002       $ (6,979,057)  $    335,244

Net loss                             (1,830,803)    (1,830,803)
                                   ------------   ------------

Balance at December 31, 2003       $ (8,809,860)  $ (1,495,559)

Issuance of stock                            --      1,692,993
Issuance of stock to owner of
remaining 50% of Kollage, LLC                --        362,000
Conversion of notes payable to
common stock                                 --      1,302,220
Stock issued to former
shareholders of COVSA                        --         25,000
Stock issued in merger in lieu of
payment of expenses                          --         13,674
Stock issued in lieu of payment
Of fees for the Standby Equity
Distribution Agreement                       --          6,667
Beneficial conversion features of
convertible debt                             --        316,009
Value of warrants attached to
convertible debentures                       --        608,990

Net loss                             (2,811,127)    (2,811,127)
                                   ------------   ------------

Balance at December 31, 2004       $(11,620,987)  $     20,867
                                   ============   ============

          See accompanying notes to consolidated financial statements

                                  KNOBIAS, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                     For the Year Ended December 31,
                                                                          2004            2003
                                                                      ------------    ------------
Cash flows from operating activities
   Net loss                                                           $ (2,811,127)   $ (1,830,803)
   Adjustments to reconcile net loss to net
     cash used in operating activities
        Changes in operating assets and liabilities
          Depreciation and amortization                                     87,764         286,426

          Merger related costs                                             670,733              --

          Amortization of debt issuance costs                               70,396              --

          Gain on sale of investments                                           --         (71,967)
          (Increase) in accounts receivable                                 (9,128)        (81,721)
          Decrease (increase) in prepaid expenses                           13,432         (24,783)
          Decrease (increase) in other assets                               19,965          14,075
          Increase in accounts payable and accrued expenses                111,073         352,880

          Increase in deferred revenue                                       5,523               9
                                                                      ------------    ------------
             Net cash used in operating activities                      (1,841,369)     (1,355,884)
                                                                      ------------    ------------

Cash flows provided by (used in) investing activities


   Proceeds from sale of investments                                            --          96,967
   Capital expenditures                                                    (87,982)         (9,679)
                                                                      ------------    ------------
             Net cash provided by (used in) investing activities           (87,982)         87,288
                                                                      ------------    ------------

Cash flows from financing activities

   Issuance of common stock                                                368,000              --
   Issuance of preferred stock                                           1,013,500

   Capital contribution                                                    362,000              --
   Proceeds from subordinated debt                                       1,000,000       1,050,000
   Payments for merger related costs                                      (488,892)


   Proceeds from stockholder loans                                              --         174,993
   Repayment of debt                                                      (512,922)

   Payments for debt issuance costs                                       (110,000)             --
   Proceeds from notes payable                                             375,000         137,598
                                                                      ------------    ------------
             Net cash provided by financing activities                   2,006,686       1,362,591


             Net increase in cash and cash equivalents                      77,335          93,995
Cash, beginning of period                                                  165,357          71,362
                                                                      ------------    ------------
Cash, end of period                                                   $    242,692    $    165,357
                                                                      ============    ============

Supplemental disclosure of cash flow information Cash transactions:
   Cash paid for interest                                             $    182,803    $     10,842

   Income taxes                                                                 --              --

Non-cash transactions:

 Stockholder loans converted to stock                                      174,993              --

   Subordinated debt converted to stock                                  1,050,000              --

   Accrued interest on subordinated debt converted to stock                253,202              --

   Fees for merger compensated through preferred stock issuance            136,500              --

   Fees for merger compensated through common stock issuance                13,674              --
   Fees for Standby Equity Distribution Agreement compensated
through common stock                                                         6,667              --
   Common stock issued to former COVSA shareholders, at par value           25,000
   Debt issuance costs allocated to additional paid-in-capital for
value of warrants attached to convertible debentures                       608,990              --
   Debt issuance costs allocated to additional-paid-in-capital for
beneficial conversion features                                             316,009              --

          See accompanying notes to consolidated financial statements

                                  KNOBIAS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

NOTE A - SUMMARY OF ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the preparation of the accompanying consolidated financial statements follows.

NATURE OF BUSINESS AND PRINCIPLES OF CONSOLIDATION

Knobias, Inc. ("the Company" or "Knobias") was formed in November 2004, under the laws of the State of Delaware pursuant to the Delaware General Corporation Law ("DGCL"). On November 15, 2004, Consolidated Travel Systems, Inc. ("COVSA") acquired all the outstanding stock of Knobias Holdings, Inc. For accounting purposes, the acquisition was treated as a recapitalization of Knobias Holdings, Inc. with Knobias Holdings, Inc. considered the acquirer (reverse acquisition). Upon completion of the transaction, the entity was renamed Knobias, Inc. reflecting the exchange of equity interests with COVSA.

The Company's primary subsidiary Knobias.com, LLC (formerly Penny PI, LLC) was formed on September 4, 1998, under the laws of the State of Mississippi pursuant to the Mississippi Limited Liability Company Act. Penny PI, LLC was organized to design and implement an Internet website for the provision of subscriber based information and investigative services relating to over-the-counter bulletin board companies, commonly referred to as "penny stocks."

Knobias consolidates, maintains and markets data from the world's largest electronic database of historical and real-time information covering thousands of Outside Market companies. Outside Market companies include those companies that trade publicly "over-the-counter" in such markets as the Over-the-Counter Bulletin Board(TM), the Pink Sheets(TM), and the NASDAQ SmallCap Market (TM), as well as entrepreneurial private companies. The Company's database development and marketing efforts are focused toward servicing institutional customers rather than retail investors. The Company has developed a new website under the Knobias.com name, and discontinued supporting the original Penny PI website.
Management of the Company believes that Knobias is the first and largest unbiased resource for Outside Market intelligence.

The accompanying consolidated financial statements include the accounts of Knobias, Inc. and its wholly-owned subsidiary, Knobias.Com, LLC. All Intercompany balances and transactions have been eliminated in consolidation. Knobias Holdings, Inc. and Kollage, LLC are inactive subsidiaries of the Company. Prior to the merger and the 100% consolidation of Kollage, LLC, its income and expenses were included in the financial statements of Knobias Holdings, Inc.

On June 30, 2004, Consolidated Travel Systems, Inc. (the "Company") entered into an Agreement and Plan of Reorganization (the "Merger Agreement") with Knobias Holdings, Inc., a privately held Delaware corporation ("Knobias"),and KHI Acquisition, Inc., a wholly owned subsidiary of the Company (the "Merger Sub"). Pursuant to the Merger, KHI Acquisition, Inc. has been dissolved.

ESTIMATES

The preparation of financial statements in conformity with the accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash and certificates of deposit issued with an original maturity date of three months or less.

                                 KNOBIAS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

ACCOUNTS RECEIVABLE

The Company records an estimate for its estimated uncollectible accounts at the end of each period based upon a detailed analysis of the aging of accounts receivable and specific customer account analysis. The Company's policy is to block access to services for users who become delinquent for a certain period of time on their accounts. Because of this policy and diligent monitoring of past due accounts, the Company has had a limited number of accounts which have become uncollectible once their service has been established. Accounts receivable are written off against the allowance for doubtful accounts after the Company exhausts all collection efforts. The allowance for doubtful accounts at December 31, 2004, is $43,000.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Maintenance and repairs are expensed in the period incurred. Major renewals and betterments are capitalized. When items of property and equipment are sold or retired, the related costs are removed from the accounts, and any gain or loss is included in operations.

Depreciation and amortization is provided on a straight-line basis. Furniture and leasehold improvements are depreciated over an estimated life of ten years; computer and other equipment are depreciated over an estimated life of five to seven years; computer software is amortized over an estimated life of five years.

INTERNAL DATABASE DEVELOPMENT AND AMORTIZATION


Website development costs are accounted for in accordance with Statement of Position 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use, issued by the American Institute of Certified Public Accountants. Accordingly, all external and direct internal costs incurred during the application development stage are capitalized. Costs incurred during the preliminary project stage and the post-implementation state are expensed as incurred. Website development costs are being amortized over three years on the straight-line basis. These costs are amortized on a straight-line basis beginning with the date of the website launch and are fully amortized at December 31, 2004. The Company expenses costs related to updating and minor upgrades of the website and product as they are incurred. No project costs have been capitalized since the initial development of the Company's website.


IMPAIRMENT OF LONG-LIVED ASSETS

The Company periodically reviews the carrying value of property and equipment, including website and data development costs, whenever events and circumstances indicate a potential impairment. If indicators of impairment are present, and the undiscounted cash flows to be derived from the use and eventual disposal of the related assets are not expected to be sufficient to recover the asset's carrying amount, and impairment loss is charged to operations in the period identified. The impairment loss is based upon the difference between the carrying amount and the fair value of such asset, as determined based upon the related discounted cash flows.

INCOME TAXES

Knobias, Inc. is a "C Corporation" and, therefore, will, upon achieving taxable earnings, pay taxes as a corporation. The Company accounts for corporate income taxes using the asset and liability method of accounting prescribed by Statement of Financial Accounting Standard No. 109. Because the Company has incurred losses since its inception, no income tax expense has been incurred. Because the Company has not yet generated taxable income, a valuation allowance has been provided equal to the full amount of the deferred tax asset related to the loss carryforward.

                                 KNOBIAS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

DEFERRED REVENUE

The Company generally receives monthly subscription fees for its services. However, from time to time, the Company will receive quarterly or annual subscriptions paid in advance and deferred revenue is recorded at that time. The deferred revenue is amortized into revenue on a pro-rata basis each month. Customers with quarterly or annual subscriptions may cancel their subscriptions and request a refund for future months' revenues at any time. Therefore, a liability is recorded to reflect the amounts which are potentially refundable.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying values of the Company's financial instruments, including cash equivalents, short-term investments, accounts receivable, accounts payable and debt, approximate their fair values due to their short-term maturities.

REVENUE RECOGNITION

For revenue from services, the Company recognizes revenue in accordance with SEC Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" ("SAB 101"). SAB 101 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services have been rendered; (3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered/services rendered and the collectibility of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered or for which services have not been rendered or are subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or services have been rendered or no refund will be required.

In December 2003, the SEC issued Staff Accounting Bulletin ("SAB") No. 104, Revenue Recognition. SAB No. 104 updated and revised the existing revenue recognition policies to make its interpretive guidance consistent with current accounting guidance, principally EITF Issue No. 00-21, "Revenue Arrangements with Multiple Deliverables." Also, SAB 104 incorporates portions of the Revenue Recognition in Financial Statements-Frequently Asked Questions and Answers document that the SEC staff considered relevant and rescinds the remainder. The Company's revenue recognition policies are consistent with this guidance; therefore, this guidance will not have an immediate impact on the Company's financial statements.

Subscription services revenues are recognized over the period that services are provided. Other revenues, which consist principally of the provision of information through its website, are recognized as the services are performed or when the goods are delivered. Deferred revenue consists primarily of monthly, semi-annual, and annual prepaid subscription fees billed or collected in advance.

CONCENTRATIONS OF CREDIT RISK

Financial instruments and related items which potentially subject the Company to concentrations of credit risk consist primarily of cash and trade receivables. The Company places its cash and temporary cash investments with credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit. The Company's customers are concentrated in the investment sector and it periodically reviews its trade receivables in determining its allowance for doubtful accounts. The allowance for doubtful accounts at December 31, 2004, is $43,000.

                                 KNOBIAS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

DEBT AND EQUITY SECURITIES

The Company follows the provisions of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities". The Company classifies debt and equity securities into one of three categories: held-to-maturity, available-for-sale, or trading. These security classifications may be modified after acquisition only under certain specified conditions. Securities may be classified as held-to-maturity only if the Company has the positive intent and ability to hold them to maturity. Trading securities are defined as those bought and held principally for the purpose of selling them in the near term. All other securities must be classified as available-for-sale. Held-to-maturity securities are measured at amortized cost in the consolidated balance sheets. Unrealized holding gains and losses are not included in earnings or in a separate component of capital. They are merely disclosed in the notes to the consolidated financial statements. Available-for-sale securities are carried at fair value on the consolidated balance sheets. Unrealized holding gains and losses are not included in earnings, but are reported as a net amount (less expected tax) in a separate component of capital until realized. Trading securities are carried at fair value on the consolidated balance sheets.
Unrealized holding gains and losses for trading securities are included in earnings. Declines in the fair value of held-to-maturity and available-for-sale securities below their cost that are deemed to be other than temporary are reflected in earnings as realized losses. Miscellaneous income for the year ended December 31, 2003, of $64,442 represents a gain on securities sold in 2003.

STOCK BASED COMPENSATION

Stock option grants are accounted for in accordance with Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. Accordingly, no compensation expense is recognized for stock options granted if the option price is not less than the fair market value of the underlying stock at the grant date. For each of the years ended December 31, 2004 and 2003, no stock based compensation expense was included in the determination of net loss as all options granted during the years had an exercise price equal to the estimated market value of the stock on the date of grant.

Stock-based awards to non-employees are accounted for under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 123, Accounting for Stock-Based Compensation, and Emerging Issues Task Force ("EITF") Issue No. 96-18, Accounting for Equity Instruments That are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods and Services.

Had compensation expense been determined on the basis of fair value pursuant to SFAS No. 123, using the minimum value method as a basis of determining fair values, net loss and net loss per share would have been increased as follows:

                                                  2004              2003
                                                  ----              ----
Net loss, as reported                        $   (2,811,127)   $   (1,830,803)
Less stock based compensation expense
determined under fair value method for
all stock options
                                                     (3,975)               --
                                             --------------    --------------
Pro forma net loss                           $   (2,815,102)   $   (1,830,803)
                                             ==============    ==============

Basic loss per share
  As reported                                $        (0.06)   $        (0.05)
                                             ==============    ==============
  Pro forma                                  $        (0.06)   $        (0.05)
                                             ==============    ==============

            See discussion of pricing of and additional information
                      on these options included in Note H.

                                 KNOBIAS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

ADVERTISING COSTS

Advertising costs are expensed as incurred. Total advertising expenses were $23,000 and $7,000 for the year ended December 31, 2004 and 2003, respectively.

NET LOSS PER COMMON SHARE

Net loss per share - basic and diluted is based upon the weighted average common shares outstanding which totaled 43,984,884 and 34,911,941 for the years ended December 31, 2004 and 2003.

For purposes of determining net loss per share - diluted, neither the conversion of debt or equity securities nor the exercise of outstanding options or warrants are assumed because the effect would be antidilutive.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In November 2004, the Financial Accounting Standards Board (FASB) issued SFAS 151, Inventory Costs-- an amendment of ARB No. 43, Chapter 4. This Statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that ". . . under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges. . . ." This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This Statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Management does not believe the adoption of this Statement will have any immediate material impact on the Company.

In December 2004, the FASB issued SFAS No.152, "Accounting for Real Estate Time-Sharing Transactions--an amendment of FASB Statements No. 66 and 67" ("SFAS
152). This Statement amends FASB Statement No. 66, Accounting for Sales of Real Estate, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position
(SOP) 04-2, Accounting for Real Estate Time-Sharing Transactions. This Statement also amends FASB Statement No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. This Statement is effective for financial statements for fiscal years beginning after June 15, 2005. with earlier application encouraged. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.

On December 16, 2004, the Financial Accounting Standards Board ("FASB") published Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment ("SFAS 123R"). SFAS 123R requires that compensation cost related to share-based payment transactions be recognized in the financial statements. Share-based payment transactions within the scope of SFAS 123R include stock options, restricted stock plans, performance-based awards, stock appreciation rights, and employee share purchase plans. The provisions of SFAS 123R are effective as of the first interim period that begins after June 15, 2005. Accordingly, the Company will implement the revised standard in the third quarter of fiscal year 2005. Currently, the Company accounts for its share-based payment transactions under the provisions of APB 25, which does not necessarily require the recognition of compensation cost in the financial statements. Management is assessing the implications of this revised standard, which may materially impact the Company's results of operations in the third quarter of fiscal year 2005 and thereafter.

                                 KNOBIAS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

On December 16, 2004, FASB issued Statement of Financial Accounting Standards No. 153, Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions (" SFAS 153"). This statement amends APB Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. Under SFAS 153, if a nonmonetary exchange of similar productive assets meets a commercial-substance criterion and fair value is determinable, the transaction must be accounted for at fair value resulting in recognition of any gain or loss. SFAS 153 is effective for nonmonetary transactions in fiscal periods that begin after June 15, 2005. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.

RECLASSIFICATIONS

Certain reclassifications have been made in prior year's financial statements to conform to classifications used in the current year.

NOTE B - BUSINESS COMBINATION AND CORPORATE RESTRUCTURE

Knobias, Inc. ("the Company" or "Knobias") was formed in November 2004, under the laws of the State of Delaware pursuant to the Delaware General Corporation Law ("DGCL"). On November 15, 2004, Consolidated Travel Systems, Inc. ("COVSA") acquired all the outstanding stock of Knobias Holdings, Inc. For accounting purposes, the acquisition was treated as a recapitalization of Knobias Holdings, Inc. with Knobias Holdings, Inc. considered the acquirer (reverse acquisition). Upon completion of the transaction, the entity was renamed Knobias, Inc. reflecting the exchange of equity interests with COVSA.


The total consideration paid was $670,733 and the significant components of the transaction are as follows:

Common stock retained by owners
 of former shell company(at par value)           $  25,000
Assets acquired                                          -
Liabilities assumed                                      -
Cash paid to former owners of shell
 company ($400,000 less filing fees)               399,367
                                                 ---------
Consideration  given to original COVSA
 shareholders                                      424,367
Common stock issued for  services
 provided  (at par  value)                          13,674
Common  stock  issued for fees
 connected with Standby Equity
 Distribution Agreement                              6,667
Commissions and fees paid                          226,025
                                                 ---------
     Total consideration/organization costs      $ 670,733
                                                 =========

Under Accounting Principles Bulletin No. 16, Knobias Holdings, Inc. was deemed the acquiring entity in its reverse merger with COVSA. COVSA had no assets and no liabilities and all costs would, therefore, be charged to expense. This includes the items listed above which are reflected in the accompanying statement of operations as non-operating expenses.

The former owners of COVSA had 7,499,480 shares outstanding in that company. After retroactively restating those shares for the 1 for 3 reverse stock split, the former COVSA shareholders received 2,500,000 shares of Knobias, Inc. which have been recorded at their par value of $0.01 per share. In connection with the merger, the former COVSA shareholders, the Company also paid cash consideration of $400,000 less filing fees of $633.

Commissions and fees paid include legal fees paid in connection with the merger of $62,500, stock transfer fees of $2,025 and structuring fees for the assemblage of the participants in the merger transaction totaling $161,500.

                                 KNOBIAS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

NOTE C - PROPERTY, EQUIPMENT, AND DATABASE DEVELOPMENT

Major classes of property and equipment at December 31, 2004, consists of the following:
                                                          2004
                                                          ----

Furniture, equipment and leasehold improvements       $    174,384

Computer hardware and software                             444,343

Website and database development                           608,544
                                                      ------------

Total property, equipment, and database development      1,227,271

Less:  accumulated amortization                           (608,544)
Less: accumulated depreciation                            (367,607)
                                                      ------------
Total accumulated depreciation                            (976,151)

Property, equipment and database development, net     $    251,120
                                                      ============

Depreciation and amortization expense was $87,764 and $286,426 for the years ended December 31, 2004 and 2003, respectively.

NOTE D - NOTES PAYABLE AND SUBORDINATED DEBT

                                                                                                     2004
Securities  Purchase  Agreement for $500,000  bearing interest at 12% with interest payable  monthly,  maturing June 15, 2005.  Remaining  $225,000 to be drawn 90 days after  initiation  (December 16, 2004).  The Agreement  provides that an additional
4% per annum,  payable monthly,  is due on the balance until it is paid in full. In the  event  that the  Company  raises  more  than  $2,000,000  from the sale of its securities,  it is obligated to repay the notes plus accrued interest  immediately.
DCOFI  Master,  LDC  holds a  second  priority  lien on  substantially  all of the
Company's  assets.  This lien is junior to the lien  granted to the  holders of the
Secured Convertible Notes issued November 15, 2004.                                               $ 275,000
Debt issuance costs, net of accumulated amortization of $2,917 at December 31, 2004                (32,083)
                                                                                                  ---------
                                                                                                    242,917
                                                                                                  ---------
Secured  Convertible  Notes,  interest  at 8% payable  quarterly,  due  November 1,
2006. The notes are  convertible at any time, at the option of the note  purchaser, into the  Company's  common  stock at the  initial  conversion  price  (subject  to adjustment) of $0.60 per share;  however,  the conversion  price will be reduced to
$0.30 per share in the event that either (1) the Company's  annualized  pre-tax net income  for  the  three-month  period  ending  December  31,  2005,  is  less  than
$2,000,000  or (2) the volume  weighted  average  trading  price for the  Company's common  stock for the month of  December  2005 is less than  $1.00 per  share.  The investors of these notes are secured by a security  interest in  substantially  all of the  Company's  assets and a guarantee by its  subsidiaries.  At the time of the issuance of the notes,  the Company also issued to the note purchasers  warrants to purchase an  aggregate of  3,000,000  shares of the  Company's  common  stock.  The warrants may be exercised,  in whole or in part, at any time within five years from
the date of the issuance of the notes, for an exercise price of $0.01 per share.                  1,000,000
Debt issuance costs, net of accumulated amortization of $6,250 at December 31, 2004                (68,750)

                                 KNOBIAS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

Debt discount--beneficial conversion feature, net of accumulated amortization of $22,104 at December 31, 2004 (243,148) Debt discount--value attributable to warrants attached to


Debt discount--beneficial conversion feature, net of
accumulated amortization of $22,104 at December 31, 2004
 (292,842)
Debt discount--value attributable to warrants attached to
notes, net of accumulated amortization of $39,125 at
December 31, 2004                                                 (570,928)
                                                                 ---------
                                                                    67,480
Total                                                            $ 310,397
Less: current portion of long-term debt                           (242,917)
                                                                 ---------
Note payable - long-term                                         $  67,480
                                                                 =========

In connection with the placement of the Securities Purchase Agreement, the Company issued warrants granting the holders the right to acquire 3,000,000 shares of the Company's common stock at $0.01 per share. In accordance with EITF Issue 00-27, Application of EITF Issue 98-5 to Certain Convertible Instruments, the Company recognized the value attributable to the warrants in the amount of $608,990 (calculated as a pro rata value of the note, net of debt issue costs and the calculated value of the warrants) to additional paid-in-capital and a discount against the debt issued during 2004. The Company valued the warrants in accordance withy EITF 00-27; using the Company's estimate of fair value at that time of the securities at the date of issue which was $0.60, volatility of 125% and an interest rate of 3%.

In connection with issuance of the Securities Purchase Agreement and in accordance with EITF Issue 98-5 Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios, the Company recognized an imbedded beneficial conversion feature present in the Securities Purchase Agreement. The Company allocated a portion of the proceeds equal to the intrinsic value of that feature to additional paid in capital. Under EITF 98-5, the amount allocated to the beneficial conversion feature should be deducted from the balance of the note. In this instance, after the initial allocation of the value of the warrants, the amount calculated as the intrinsic value of the beneficial conversion feature exceeded the remaining pro rata value of the note. Therefore, the remaining $316,009 of the note balance has been recorded as a discount attributable to the beneficial conversion feature. This discount has been recorded as additional paid in capital and as a discount against the Securities Purchase Agreement issued during the year ending December 31, 2004. The debt discount attributed to the beneficial conversion feature is amortized over the securities' twenty-four month duration as interest expense.


During the year ended December 31, 2004, in connection with the Company's merger discussed in Note B, the Company entered into Debenture Conversion Agreements with all of its debenture holders. Because these debentures were not originally convertible, no amounts were recorded to value the conversion feature. At the time the Company entered into these agreements, the conversion features did not provide for conversion at a price less than the market value at the date of the agreement. The debentures totaling $1,050,000 were converted into 841,216 shares of Knobias, Inc. stock at the time of the merger.

NOTE E - ACCRUED LIABILITIES

Accrued liabilities at December 31, 2004, consist of the followings:

                                                                  2004
                                                               --------
Accrued payroll                                                $ 42,167

Miscellaneous accrued expenses                                   33,982
Deferred revenue                                                 16,990
                                                               --------
Total accrued liabilities                                      $ 93,139
                                                               ========

NOTE F - STOCKHOLDER'S EQUITY

COMMON STOCK

The Company is authorized to issues 95,000,000 shares of its common stock and has 50,766,667 shares outstanding at December 31, 2004 (34,911,941 at December 31, 2003). Holders of the Class A common stock are entitled to one vote per share.

                                 KNOBIAS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

On November 15, 2004, Consolidated Travel Systems, Inc. ("COVSA") acquired all the outstanding stock of Knobias Holdings, Inc. For accounting purposes, the acquisition was treated as a recapitalization of Knobias Holdings, Inc. with Knobias Holdings, Inc. considered the acquirer (reverse acquisition). Upon completion of the transaction, the entity was renamed Knobias, Inc. reflecting the exchange of equity interests with COVSA.

The existing shareholders of Knobias Holdings, Inc. received an exchange of 34,911,941 shares of Knobias, Inc. for their existing Knobias Holdings, Inc.
shares held at December 31, 2003. Prior to the merger, Knobias Holdings, Inc. also issued additional common stock which was exchanged in the merger for 947,786 shares of Knobias, Inc. and is reflected as a stock issuance in the Statement of Deficiency in Stockholders' Equity.

The Company owned 50% of the company Kollage, LLC prior to the merger. The owner of the remaining 50% had advanced $362,000 to the Company prior to the merger. During the merger, the owner of the remaining 50% of Kollage, LLC was awarded 9,531,700 shares of common stock of the Company in exchange for his interest in Kollage and advances to the Company.

The Company had subordinated debt of $1,050,000 outstanding at December 31, 2003. In connection with the merger, that debt, along with $253,202 of accrued interest was converted into 841,216 shares of common stock of the Company.

In connection with the merger, the Company distributed to the COVSA shareholders of record 2,500,000 shares of the Company's common stock. Also, the Company distributed to others in exchange for services rendered 2,034,024 shares of the Company's common stock. These amounts have been recorded as a portion of merger costs at the par value of the stock.


On November 17, 2004, the Company effected a 1:3 reverse stock split. All per share information for prior periods has been restated to reflect this reverse stock split.


SERIES A PREFERRED STOCK

In November 2004, the Company accepted subscription agreements for gross proceeds of $1,150,000 for 958,333 shares of its Series A Preferred Stock for $1.20 per share. Holders of Series A Preferred Stock will receive an annual cumulative dividend of $0.12 per share payable semi-annually on April 30 and October 31 of each year beginning April 30, 2005. Holders of Series A Preferred Stock who refer customers to the Company or are themselves customers of the Company will receive a dividend equal to the greater of the cumulative dividend of $0.12 per share or a non-cumulative dividend equal to a minimum of 10% and a maximum of 25% of the net income from fees received by the Company from each referred customer and from the holder itself for (i) access to Knobias' internet-based financial services platform and (ii) execution of customer securities transactions.


Each share of Series A Preferred Stock may be converted at any time at the option of the holder into two shares of common stock, subject to adjustment, as defined in the agreement. In the event that (1) the Company's pre-tax income for the three month's ended December 31, 2005, calculated on an annualized basis is less than $2,000,000 or (2) the average closing price of the Company's common stock for the month of December 2005 is $1.00 per share, then each share of Series A Preferred Stock is convertible at the option of the holder into four shares of common stock. Because the current conversion and the conversion at issuance did not contain a beneficial conversion feature, under EITF 00-27, no beneficial conversion discount is required to be recognized. Should the conversion parameters cause the preferred stock to become convertible into four shares of stock after December 31, 2005, the Company has calculated a beneficial conversion feature of $1,150,000 which will be allocated on a fair value basis if it becomes recognizable under EITF 00-27.


ADDITIONAL PAID-IN-CAPITAL


Transactions to additional paid-in-capital which are not related to the issuance of stock discussed under common stock above relate to debt issue discounts of $608,990 for warrants attached to convertible debt securities and $316,009 for beneficial conversion features associated with those same securities. See Note D for a description of these securities.

                                 KNOBIAS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

NOTE G - INCENTIVE STOCK OPTION PLAN

In 2004, the Company authorized the Stock Incentive Plan (the "Plan") allowing up to 5,000,000 shares of the Company's common stock to be awarded to the Company's employees, directors, consultants, advisors, and other service providers. The stock incentive plan provides for the grant of non-statutory stock options, restricted stock, restricted stock units, stock appreciation rights, and incentive stock options. Optionees receive the right to purchase a specified number of shares of common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may not be granted at an exercise price less than the fair market value of the common stock on the date of grant. Options may not be granted for a term in excess of ten years.

NOTE H - STOCK OPTIONS AND WARRANTS

STOCK OPTIONS

The following table summarizes the changes in options outstanding and the related prices for the shares of the Company's common stock issued to the Company employees and consultants. These options were granted in lieu of cash compensation for services performed.


                         Options Outstanding                                  Options Exercisable
                         -------------------                                  -------------------
                                    Weighted Average         Weighed                       Weighted
                    Number        Remaining Contractual      Average         Number        Average
Exercise Prices   Outstanding         Life (Years)        Exercise Price  Exercisable   Exercise Price
---------------   -----------         ------------        --------------  -----------   --------------
 $1.295-$3.004      158,500               8.59                $ 2.00        65,500         $ 3.004
 =============      =======               ====                ======        ======         =======

Transactions involving options issued to employees summarized as follows:

                                                 Weighted Average
                               Number of Shares   Price Per Share
                               ----------------   ---------------

Outstanding at January 1, 2003           89,750    $      3.004
   Granted                                   --              --
   Exercised                                 --              --
   Canceled or expired                  (24,250)             --
                                   ------------    ------------
Outstanding at December 31, 2003         65,500    $      3.004
   Granted                               93,000           1.295
   Exercised (Note G)                        --              --
   Canceled or expired (Note G)              --              --
                                   ------------    ------------
Outstanding at December 31, 2004        158,500    $       2.00
                                   ============    ============


The Company granted stock options for 93,000 shares to shareholders during the year ended December 31, 2004. The estimated value of the options granted to shareholders during the year ended December 31, 2004, was determined using the Black-Scholes option pricing model and the following assumptions: expected term of 1 year, a risk free interest rate of 4.00%, a dividend yield of 0% and volatility of 0%. The volatility assumption of 0% is based up the Company's stock transactions as a privately held company during the year preceding the issuance of the options. In 2004, Knobias Holdings, Inc.'s board approved the issuance of the Company's stock. Prior to the approval of the issuance, proceeds were received in 2003 and recorded as a liability. Therefore, unlike certain private companies who must use volatility rates of comparable public companies due to lack of transactions in their own stock, the Company had a series of third party arms-length transactions in the year preceding the issuance of the stock options and all issuances were at the same price. Since the Company has not yet adopted SFAS No. 123R, it elected not to charge the calculated value of $3,975 to compensation expense in the year granted.

                                 KNOBIAS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

WARRANTS

In connection with its merger during 2004, the Company issued warrants to purchase 3,203,750 shares of the Company's common stock. The options are exercisable at prices ranging from $0.01 to $0.60 per share and are exercisable for five years after their issuance.

Also, the Company assumed warrants previously issued by Knobias Holdings, Inc. under substantially the same terms in which they were originally issued. The warrants are for 18 months after the issuance of securities for the Company and are exercisable at a price of $3.25 per share.

The following table summarizes the changes in warrants outstanding and the related prices for the shares of the Company's common stock.


                      Warrants Outstanding                                    Warrants Exercisable
                      --------------------                                    --------------------

                                     Weighted Average        Weighed                       Weighted
                       Number     Remaining Contractual      Average          Number       Average
Exercise Prices     Outstanding        Life (Years)       Exercise Price    Exercisable  Exercise Price
---------------     -----------   ---------------------   --------------    -----------  --------------
$0.01 to $3.25         4,094,968         4.22                $  0.75         4,094,968       $   0.75
==============         =========         ====                =======         =========       ========

Transactions   involving  warrants  issued  to  investors  and  consultants  are summarized as follows:

                                                 Weighted Average
                               Number of Shares  Price Per Share
                               ----------------  ---------------

Outstanding at January 1, 2003          891,218   $       3.25
   Granted                                   --             --
   Exercised                                 --             --
   Canceled or expired                       --             --
                                   ------------   ------------
Outstanding at December 31, 2003        891,218           3.25
   Granted                            3,203,750           0.05
   Exercised                                 --             --
   Canceled or expired                       --             --
                                   ------------   ------------
Outstanding at December 31, 2004      4,094,968   $       0.75
                                   ============   ============

The value of warrants was determined using the Company's estimate of value utilized during its merger and fund-raising efforts (which approximated fair market value) during November 2004. Warrants to purchase 3,000,000 shares of the Company's stock have been recorded as a debt discount (See Note D.). Other warrants were substantially the same as the fair market value of the new company at the time of their issuance. Therefore, no expense was recorded at that time.

NOTE I - SIGNIFICANT RISKS AND UNCERTAINTIES

The Company has a limited operating history and is currently pursuing a business strategy that is largely unproven. As a result, its ability to successfully implement its business plan is dependent on, among other things, its ability to generate sufficient cash flow through operations or additional debt or equity transactions to sustain business development efforts until revenues from customers reach levels that can support ongoing operations. The Company expects to continue to incur operating losses for the near future and there can be no assurance that profitability will be achieved or sustained.

                                 KNOBIAS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

The Company is heavily dependent upon its developed and purchased database, software and hardware products. As mentioned previously, the Company amortizes capitalized database and internal use software and depreciates purchased hardware and software on a straight-line basis over an estimated useful life of three to five years. Due to inherent technological changes in the computer hardware and software industry, the period over which such items are being amortized and depreciated may be longer than its actual useful life. In the event that this fact becomes apparent, the amortization and depreciation will have to be accelerated.

The Company is also heavily dependent on other vendors to provide access to the information it markets through its website. Various contracts have been entered into, mostly for a term of one year or month-to-month basis for the provision of this information. The failure of these vendors to supply the information contracted for would have a severe adverse impact on the Company's ability to provide future services to its customers.

                                 KNOBIAS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

LEGAL PROCEEDINGS

The Company is party to lawsuits and other claims that arise in the ordinary course of business. The lawsuits assert claims related to the general business activities of the Company. The cases are being vigorously contested. In the regular course of business, management evaluates estimated losses or costs related to litigation, and provision is made for anticipated losses whenever management believes that such losses are probable and can be reasonably estimated. While management believes that the final resolution of pending legal proceedings will not have a material impact on the Company's financial position or results of operations, the final resolution of such proceedings could have a material adverse effect on the Company's financial position or results of operation.

NOTE J - INCOME TAXES

The Company has adopted Financial Accounting Standard Number 109, which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Temporary differences between taxable income reported for financial reporting purposes and income tax purposes are insignificant.

For income tax reporting purposes, the Company's aggregate unused net operating losses approximate $10,300,000, expire at various times from 2015 through 2024, subject to limitations of Section 382 of the Internal Revenue Code, as amended. The deferred tax asset related to the carry forward is approximately $2,800,000. The Company has provided a valuation reserve against the full amount of the net operating loss benefit, since in the opinion of management based upon the earning history of the Company, it is more likely than not that the benefits will not be realized.

The tax asset increased due to the accumulation during the year ended December 31, 2004, of additional net operating losses of approximately $2,500,000 or additional deferred tax assets of $875,000. Components of deferred tax assets as of December 31, 2004 are as follows:

Non-Current:
Net operating loss carry forward   $ 2,800,000
                                   -----------
Valuation allowance                 (2,800,000)
                                   -----------
Net deferred tax asset             $        --
                                   ===========

NOTE K - EARNINGS (LOSSES) PER COMMON SHARE

The following table presents the computation of basic and diluted loss per share:

                                                 2004           2003
                                             ------------   ------------

Net loss available for common stockholders   $ (2,811,127)  $ (1,830,803)
                                             ============   ============
Basic and fully diluted loss per share       $      (0.06)  $      (0.05)
                                             ============   ============
Weighted average common shares outstanding     43,984,884     34,911,941
                                             ============   ============

All per share information reflects the 1 for 3 reverse stock split effected on November 17, 2004.

                                 KNOBIAS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

NOTE L - LEASES AND COMMITMENTS

The Company has entered into leases for office and warehouse space that expire in at various times during 2004. Minimum lease payments for the year ending December 31, 2005, are $58,000 with none required thereafter.

The Company has entered into various agreements for the provision of custom-tailored stock quote displays and other information to be provided to subscribing customers over the Internet. The agreements are for periods ranging from 6 months to 2 years. Most of the contracts automatically renew unless specifically terminated by either party.

Rent expense for the years ending December 31, 2004 and 2003, totaled $114,000 and $98,000, respectively.

NOTE M - BUSINESS CONCENTRATION

The Company has two customers which represent 26% and 28% of its revenues for the years ended December 31, 2004 and 2003. The Company's does not have any vendors which accounted for more than 10% of total purchases.

NOTE N - SUBSEQUENT EVENT

Under the Securities Purchase Agreement dated November 15, 2004, (See Note D), the remaining $225,000 of the amount to be advanced was received by the Company on January 28, 2005.

On March 15, 2005, the Company entered into a Securities Purchase Agreement with DCOFI Master LDC for the issuance of $550,000 in Senior Subordinated Notes in exchange for the Securities Purchase Agreement previously issued to the same company in the amount of $500,000. The effect of this agreement is to extend the due date of the notes to September 1, 2006. In connection with this agreement, the Company issued warrants to purchase 323,530 shares of the Company's common stock. These warrants are exercisable until five years from the date of issuance at a purchase price of $0.85 per share. The Company also issued a second priority lien in substantially all of the Company's assets, which is junior to that granted to the holders of the Company's 8% Secured Convertible Notes.

On April 8, 2005, the Company and Cornell reached an agreement to terminate the Standby Equity Distribution Agreement.

NOTE O - GOING CONCERN

The accompanying statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the consolidated financial statements during the year ended December 31, 2004, the Company incurred a loss of $2,811,127. The Company's current liabilities exceeded its current assets by $170,744 as of December 31, 2004. These factors among others may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

The Company's existence is dependent upon management's ability to develop profitable operations and resolve its liquidity problems. Management anticipates the Company will attain profitable status and improve its liquidity through the continued developing, marketing and selling of its products and additional equity investment in the Company. The accompanying financial statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

In order to improve the Company's liquidity, the Company is actively pursing additional equity financing. The Company is also actively marketing its products in order to increase its customer base and revenues. There can be no assurance the Company will be successful in its effort to secure additional equity financing.

If operations and cash flows continue to improve through these efforts, management believes that the Company can continue to operate. However, no assurance can be given that management's actions will result in profitable operations or the resolution of its liquidity problems.

                                 KNOBIAS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

NOTE P - RELATED PARTY TRANSACTIONS

During the year ended December 31, 2004, the Company borrowed funds under a Securities Purchase Agreement and under the Secured Convertible Notes, the terms of which are fully disclosed in Note D. The Securities Purchase Agreement with $275,000 outstanding at December 31, 2004 ($500,000 total) and $500,000 of the Secured Convertible Notes are with the same lender who is an equity owner in the Company. The remaining $500,000 of Secured Convertible Notes are held equally by two inter-related companies, one of which is an equity owner in the Company with 21.7% of the Company's preferred stock.

                                  KNOBIAS, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2005
                                   (UNAUDITED)

                                  KNOBIAS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                    June 30,     December 31,
                                                                     2005            2004
                                                                 ------------    ------------
                                                                  (Unaudited)
                                     Assets

Current assets
Cash                                                             $    129,066    $    242,692
Accounts receivable                                                   159,399          97,849
Prepaid expenses                                                       37,601          27,559
                                                                 ------------    ------------

Total current assets                                                  326,066         368,100

Property, equipment, and database development (Note C):             1,232,679       1,227,271
Less: accumulated amortization and depreciation                     1,015,580         976,151
                                                                 ------------    ------------
Property, equipment, and database development, net                    217,099         251,120

Other assets                                                            7,971           7,971
                                                                 ------------    ------------

Total assets                                                     $    551,136    $    627,191
                                                                 ============    ============

            Liabilities and deficiency in stockholders' equity

Current liabilities
Accounts payable                                                 $    403,012    $    202,788
Current portion of long-term debt (Note D)                            127,612         242,917
Accrued liabilities (Note E)                                          441,825          93,139
                                                                 ------------    ------------

Total current liabilities                                             972,449         538,844

Long-term debt                                                      1,018,266         67,480
                                                                 ------------    ------------
Total liabilities                                                   1,990,715         606,324

Deficiency in stockholders'  equity (Note F) Preferred
stock,  $0.01 par value; 5,000,000 shares authorized;
958,333 outstanding at June 30, 2005, and December 31, 2004         1,150,000       1,150,000
Common Stock, $0.01 par value; 95,000,000 shares
authorized; 50,666,505 and 50,766,667 outstanding
at June 30, 2005 and December 31, 2004, respectively                  506,665         507,667
Additional paid-in capital                                          9,984,187       9,984,187
Accumulated deficit                                               (13,080,431)    (11,620,987)
                                                                 ------------    ------------

Total deficiency in stockholders' equity                           (1,439,579)         20,867
                                                                 ------------    ------------

Total liabilities and deficiency in stockholders' equity         $    551,136    $    627,191
                                                                 ============    ============


See accompanying notes to unaudited condensed consolidated financial statements

                                 KNOBIAS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)



                                             For the Three Months Ended     For the Six Months Ended
                                                      June 30,                       June 30,
                                                2005            2004            2005            2004
                                           ------------    ------------    ------------    ------------
Revenue:
Subscription revenues                      $    493,310    $    447,860    $    996,497    $    904,624
Information provisioning                         32,602          54,510          80,301          99,510
                                           ------------    ------------    ------------    ------------

Total revenue                                   525,912         502,370       1,076,798       1,004,134

Operating Expenses:
Product related costs                           528,566         668,933       1,149,554       1,166,011
Selling, general and administrative             492,746         270,724       1,004,877         509,400
Depreciation and amortization                    18,993          22,431          39,429          44,863
                                           ------------    ------------    ------------    ------------
Total expenses                                1,040,305         962,088       2,193,860
                                                                                              1,720,274

(Loss) from  operations                        (514,393)       (459,718)     (1,117,062)       (716,140)

Other income (expense):
Interest income                                     257              16           1,085              34
Miscellaneous income                                 --              --              --           5,828
Interest (expense)                             (176,859)        (67,642)       (343,469)       (120,422)
                                           ------------    ------------    ------------    ------------


Total other income (expense)                   (176,602)        (67,626)       (342,384)       (114,560)
                                           ------------    ------------    ------------    ------------


Loss before provision for income taxes         (690,995)       (527,344)     (1,459,446)       (830,700)

Provision for income taxes                           --              --              --              --
                                           ------------    ------------    ------------    ------------

Net loss                                   $   (690,995)   $   (527,344)   $ (1,459,446)       (830,700)
                                           ============    ============    ============    ============

Loss per share (basic and fully diluted)   $      (0.01)   $      (0.01)   $      (0.03)   $      (0.02)
                                           ============    ============    ============    ============

Basic and diluted weighted
averages number of shares
outstanding                                  50,666,505      43,103,669      50,666,005      43,103,669
                                           ============    ============    ============    ============


 See accompanying notes to unaudited condensed consolidated financial statements

                                  KNOBIAS, INC.
     CONDENSED CONSOLIDATED STATEMENT OF DEFICIENCY IN STOCKHOLDERS' EQUITY
                     FOR THE SIX MONTHS ENDED JUNE 30, 2005
                                   (UNAUDITED)


                                     Preferred      Preferred
                                        "A"           "A"                            Common
                                       Shares        Shares         Common           Shares
                                                     Amount         Shares           Amount
                                    ------------   ------------   ------------    ------------
Balance, December 31, 2004               958,333   $  1,150,000     50,766,667    $    507,667

Cancellation of shares issued for
expenses                                      --             --       (100,000)         (1,000)

Adjustment due to rounding off of
shares                                        --             --           (162)             (2)

 Net loss                                     --             --             --              --
                                    ------------   ------------   ------------    ------------
 Balance, June 30, 2005                  958,333   $  1,150,000     50,666,505    $    506,665
                                    ============   ============   ============    ============


                                     Additional
                                       Paid-in     Accumulated
                                       Capital       Deficit         Total
                                    ------------   ------------   ------------
 Balance, December 31, 2004         $  9,984,187   $(11,620,987)  $     20,867

Cancellation of shares issued for
expenses                                      --             --         (1,000)

Adjustment due to rounding off of
shares                                        --              2             --

 Net loss                                     --     (1,459,446)    (1,459,446)
                                    ------------   ------------   ------------
 Balance, June 30, 2005             $  9,984,187   $(13,080,431)  $ (1,439,579)
                                    ============   ============   ============


 See accompanying notes to unaudited condensed consolidated financial statements

                                  KNOBIAS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
                                   (UNAUDITED)


                                                             Six Months Ended
                                                                   June 30,
                                                             2005           2004
                                                          -----------    -----------
Cash flows from operating activities
Net loss                                                  $(1,459,446)   $  (830,700)
Adjustments to reconcile net loss to net
cash used in operating activities
Depreciation and amortization                                  39,429         44,863
Amortization of debt issuance costs                           263,370             --
Cancellation of shares issued for expenses                     (1,000)            --
Changes in operating assets and liabilities
(Increase) in accounts receivable                             (61,550)       (54,364)
Decrease (increase) in prepaid expenses                         9,083         33,131
Decrease (increase) in other assets                                --         25,160
Increase in accounts payable and accrued expenses             578,785        334,588
                                                          -----------    -----------

Net cash used in operating activities                        (631,329)      (447,322)
                                                          -----------    -----------

Cash flows provided by (used in) investing activities
Capital expenditures                                           (5,408)       (33,896)
                                                          -----------    -----------

Net cash provided by (used in) investing activities            (5,408)       (33,896)
                                                          -----------    -----------

Cash flows from financing activities
Issuance of common stock                                           --        668,000
Issuance of preferred stock                                        --             --
Repayment of debt                                                (245)       (25,080)
Proceeds from notes payable                                   523,356             --
                                                          -----------    -----------

Net cash provided by financing activities                     523,111        642,920

Net increase (decrease) in cash                              (113,626)       161,702

Cash, beginning of period                                     242,692        165,357
                                                          -----------    -----------

Cash, end of period                                       $   129,066    $   327,059
                                                          ===========    ===========

Supplemental disclosure of cash flow information

Cash transactions:
Cash paid for interest                                    $        --    $    12,642
Income taxes                                                       --             --

Non-cash transactions:
Cancellation of shares issued for expenses                       1000             --
Stockholder loans converted to common stock                        --        174,993
Equipment purchases under vendor finance agreements             3,209             --
Accrued and prepaid interest re-financed into new debt         50,000             --
Fees for debt issuance compensated through common stock
to be issued (currently recorded as accrued liabilities)        1,000             --

 See accompanying notes to unaudited condensed consolidated financial statements

                                  KNOBIAS, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2005
                                   (UNAUDITED)

NOTE A - SUMMARY OF ACCOUNTING POLICIES

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-QSB. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Accordingly, the results from operations for the six month period ended June 30, 2005, are not necessarily indicative of the results that may be expected for the year ended December 31, 2005. The unaudited consolidated financial statements should be read in conjunction with the consolidated December 31, 2004, financial statements and footnotes thereto included in the Company's SEC Form 10-KSB.

Nature of Business and Principles of Consolidation

Knobias, Inc. ("the Company" or "Knobias") was formed in November 2004, under the laws of the State of Delaware pursuant to the Delaware General Corporation Law ("DGCL"). On November 15, 2004, Consolidated Travel Systems, Inc. ("COVSA") acquired all the outstanding stock of Knobias Holdings, Inc. For accounting purposes, the acquisition was treated as a recapitalization of Knobias Holdings, Inc. with Knobias Holdings, Inc. considered the acquirer (reverse acquisition). Upon completion of the transaction, the entity was renamed Knobias, Inc. reflecting the exchange of equity interests with COVSA.

The Company's primary subsidiary Knobias.com, LLC (formerly Penny PI, LLC) was formed on September 4, 1998, under the laws of the State of Mississippi pursuant to the Mississippi Limited Liability Company Act. Penny PI, LLC was organized to design and implement an Internet website for the provision of subscriber based information and investigative services relating to over-the-counter bulletin board companies, commonly referred to as "penny stocks."

Knobias consolidates, maintains and markets data from the world's largest electronic database of historical and real-time information covering thousands of Outside Market companies. Outside Market companies include those companies that trade publicly "over-the-counter" in such markets as the Over-the-Counter Bulletin Board(TM), the Pink Sheets(TM), and the NASDAQ SmallCap Market (TM), as well as entrepreneurial private companies. The Company's database development and marketing efforts are focused toward servicing institutional customers rather than retail investors. The Company has developed a new website under the Knobias.com name, and discontinued supporting the original Penny PI website.
Management of the Company believes that Knobias is the first and largest unbiased resource for Outside Market intelligence.

The accompanying consolidated financial statements include the accounts of Knobias, Inc. and its wholly-owned subsidiary, Knobias.Com, LLC. All Intercompany balances and transactions have been eliminated in consolidation. Knobias Holdings, Inc. and Kollage, LLC are inactive subsidiaries of the Company. Prior to the merger and the 100% consolidation of Kollage, LLC, its income and expenses were included in the financial statements of Knobias Holdings, Inc.

On June 30, 2004, Consolidated Travel Systems, Inc. (the "Company") entered into an Agreement and Plan of Reorganization (the "Merger Agreement") with Knobias Holdings, Inc., a privately held Delaware corporation ("Knobias"), and KHI Acquisition, Inc., a wholly owned subsidiary of the Company (the "Merger Sub"). Pursuant to the Merger, KHI Acquisition, Inc. has been dissolved.

                                  KNOBIAS, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2005
                                   (UNAUDITED)

NOTE A - SUMMARY OF ACCOUNTING POLICIES (CONT.)

Revenue Recognition

For revenue from services, the Company recognizes revenue in accordance with SEC Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" ("SAB 101"). SAB 101 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services have been rendered; (3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered/services rendered and the collectibility of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered or for which services have not been rendered or are subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or services have been rendered or no refund will be required.

In December 2003, the SEC issued Staff Accounting Bulletin ("SAB") No. 104, Revenue Recognition. SAB No. 104 updated and revised the existing revenue recognition policies to make its interpretive guidance consistent with current accounting guidance, principally EITF Issue No. 00-21, "Revenue Arrangements with Multiple Deliverables." Also, SAB 104 incorporates portions of the Revenue Recognition in Financial Statements-Frequently Asked Questions and Answers document that the SEC staff considered relevant and rescinds the remainder. The Company's revenue recognition policies are consistent with this guidance; therefore, this guidance will not have an immediate impact on the Company's financial statements.

Subscription services revenues are recognized over the period that services are provided. Other revenues, which consist principally of the provision of information through its website, are recognized as the services are performed or when the goods are delivered. Deferred revenue consists primarily of monthly, semi-annual, and annual prepaid subscription fees billed or collected in advance.

Concentrations of Credit Risk

Financial instruments and related items which potentially subject the Company to concentrations of credit risk consist primarily of cash and trade receivables. The Company places its cash and temporary cash investments with credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit. The Company's customers are concentrated in the investment sector and it periodically reviews its trade receivables in determining its allowance for doubtful accounts. The allowance for doubtful accounts at June 30, 2005, and December 31, 2004, was $33,000 and $43,000, respectively.

Internal Database Development and Amortization

In our earlier years, we dedicated significant time of various employees to the development of our product and website. These costs were capitalized based on an allocation by employee of their time spent on projects which were deemed internal development projects under accounting standards. These costs were amortized on a straight-line basis beginning with the date of the website launch and have been fully amortized at December 31, 2003. Our expenses costs related to updating and minor upgrades of the website and product as they are incurred. No project costs have been capitalized since the initial development of our website.

                                  KNOBIAS, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2005
                                   (UNAUDITED)

NOTE A - SUMMARY OF ACCOUNTING POLICIES (CONT.)

Stock Based Compensation

Stock option grants are accounted for in accordance with Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. Accordingly, no compensation expense is recognized for stock options granted if the option price is not less than the fair market value of the underlying stock at the grant date. For the period ended June 30, 2005, and for the year ended December 31, 2004, no stock based compensation expense was included in the determination of net loss as all options granted during the years had an exercise price equal to the estimated market value of the stock on the date of grant.

Stock-based awards to non-employees are accounted for under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 123, Accounting for Stock-Based Compensation, and Emerging Issues Task Force ("EITF") Issue No. 96-18, Accounting for Equity Instruments That are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods and Services.

Had compensation expense been determined on the basis of fair value pursuant to SFAS No. 123, using the minimum value method as a basis of determining fair values, net loss and net loss per share would have been increased as follows:

                                                       For the Three Months Ended      For the Six Months Ended
                                                        June 30,        June 30,        June 30,       June 30,
                                                          2005            2004            2005           2004
                                                          ----            ----            ----           ----
Net loss, as reported                                  $(690,995)   $ (527,344)   $(1,459,446)     $ (830,700)
Add:  Total  stock  based   employee   compensation
expense as reported  under  intrinsic  value method
(APB. No. 25)                                                   -              -                -            -
Less  stock  based  employee  compensation  expense
determined  under fair  value  method for all stock
options (SFAS No. 123)                                (1,080,000)                     (1,080,000)
                                                      -----------  ---------------    -----------  -----------
                                                                              --                            --
Pro forma net loss                                   $(1,770,995)    $ (527,344)     $(2,539,446)  $ (830,700)
                                                     ============    ===========     ============  ===========

Basic (and assuming dilution) loss per share
  As reported                                            $ (0.01)       $ (0.01)         $ (0.03)     $ (0.02)
                                                         ========       ========         ========     ========
  Pro forma                                              $ (0.03)       $ (0.01)         $ (0.05)     $ (0.02)
                                                         ========       ========         ========     ========

See discussion of pricing of and additional information on these options included in Note G.

Advertising Costs

Advertising costs are expensed as incurred. Total advertising expenses were $1,000 and $8,000 for each of the three months ended June 30, 2005 and 2004, respectively ($9,000 and $11,000 for the six months ended June 30, 2005 and 2004, respectively).

Reclassifications

Certain  reclassifications have been made in prior period's financial statements
to   conform   to   classifications   used   in  the   current   period.   These
reclassifications had no effect on reported losses.

                                  KNOBIAS, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2005
                                   (UNAUDITED)

NOTE A - SUMMARY OF ACCOUNTING POLICIES (CONT.)

New Accounting Pronouncements

In March 2005, the FASB issued FASB Interpretation (FIN) No. 47, "Accounting for Conditional Asset Retirement Obligations, an interpretation of FASB Statement No. 143," which requires an entity to recognize a liability for the fair value of a conditional asset retirement obligation when incurred if the liability's fair value can be reasonably estimated. The Company is required to adopt the provisions of FIN 47 no later than the first quarter of fiscal 2006. The Company does not expect the adoption of this Interpretation to have a material impact on its consolidated financial position, results of operations or cash flows.

In May 2005 the FASB issued Statement of Financial Accounting Standards (SFAS) No. 154, "Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20 and FASB Statement No. 3." SFAS 154 requires retrospective application to prior periods' financial statements for changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS 154 also requires that retrospective application of a change in accounting principle be limited to the direct effects of the change. Indirect effects of a change in accounting principle, such as a change in non-discretionary profit-sharing payments resulting from an accounting change, should be recognized in the period of the accounting change. SFAS 154 also requires that a change in depreciation, amortization, or depletion method for long-lived, non-financial assets be accounted for as a change in accounting estimate affected by a change in accounting principle. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Early adoption is permitted for accounting changes and corrections of errors made in fiscal years beginning after the date this Statement is issued. The Company does not expect the adoption of this SFAS to have a material impact on its consolidated financial position, results of operations or cash flows.

NOTE B - BUSINESS COMBINATION AND CORPORATE RESTRUCTURE

Knobias, Inc. ("the Company" or "Knobias") was formed in November 2004, under the laws of the State of Delaware pursuant to the Delaware General Corporation Law ("DGCL"). On November 15, 2004, Consolidated Travel Systems, Inc. ("COVSA") acquired all the outstanding stock of Knobias Holdings, Inc. For accounting purposes, the acquisition was treated as a recapitalization of Knobias Holdings, Inc. with Knobias Holdings, Inc. considered the acquirer (reverse acquisition). Upon completion of the transaction, the entity was renamed Knobias, Inc. reflecting the exchange of equity interests with COVSA.

The total consideration paid was $670,733 and the significant components of the transaction are as follows:

Common stock retained (at par value)                  $ 25,000
Assets acquired                                              -
Liabilities assumed                                          -
Cash paid ($400,000 less filing fees)                  399,367
                                                       -------
Consideration   given  to   original   COVSA
shareholders                                           424,367
Common stock  issued for  services  provided
(at par value)                                          20,341
Commissions and fees paid                              226,025
                                                       -------
     Total consideration/organization costs          $ 670,733
                                                     =========

                                  KNOBIAS, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2005
                                   (UNAUDITED)


NOTE B - BUSINESS COMBINATION AND CORPORATE RESTRUCTURE (CONT.)

Under Accounting Principles Bulletin No. 16, Knobias Holdings, Inc. was deemed the acquiring entity in its reverse merger with COVSA. COVSA had no assets and no liabilities and all costs would, therefore, be charged to expense. This includes the items listed above which are reflected in the accompanying statement of operations as non-operating expenses.

The former owners of COVSA had 7,499,480 shares outstanding in that company. After retroactively restating those shares for the 1 for 3 reverse stock split, the former COVSA shareholders received 2,500,000 shares of Knobias, Inc. which have been recorded at their par value of $0.01 per share. In connection with the merger, the former COVSA shareholders, the Company also paid cash consideration of $400,000 less filing fees of $633.

Commissions and fees paid include legal fees paid in connection with the merger of $62,500, stock transfer fees of $2,025 and structuring fees for the assemblage of the participants in the merger transaction totaling $161,500.

NOTE C - PROPERTY, EQUIPMENT, AND DATABASE DEVELOPMENT

Major classes of property and equipment are as follows:

                                                              June 30,        December 31,
                                                                2005             2004
                                                                ----             ----

Furniture, equipment and leasehold improvements                 174,384           174,384
Computer hardware and software                                  449,751           444,343

Website and database development                                608,544           608,544
                                                            -----------     -------------
Total property, equipment, and database development           1,232,679         1,227,271

Less:  accumulated amortization                                (608,544)         (608,544)
Less: accumulated depreciation                                 (407,036)         (367,607)
                                                            -----------     -------------
Total accumulated depreciation                               (1,015,580)         (976,151)

Property, equipment and database development, net           $   217,099     $     251,120
                                                            -----------     -------------

Depreciation and amortization expense was $18,993 and $22,431 for the three months ended June 30, 2005 and 2004, respectively ($39,429 and $44,863 for the six months ended June 30, 2005 and 2004, respectively).

                                  KNOBIAS, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2005
                                   (UNAUDITED)


NOTE D - NOTES PAYABLE AND SUBORDINATED DEBT

                                                                                  June 30, 2005      December 31, 2004
                                                                                  -------------      -----------------
Senior  Subordinated  Notes for $550,000  bearing  interest at 12% with interest payable monthly,  maturing September 1, 2006. DCOFI Master,  Ltd. holds a second priority lien on substantially all of the Company's assets.  This lien is junior to the lien  granted to the  holders of the  Secured  Convertible  Notes  issued
November 15, 2004.                                                                    $ 550,000             $ 275,000

Debt issuance  costs,  net of accumulated  amortization of $15,784 and $2,917 at
June 30, 2005 and December 31, 2004                                                     (19,216)              (32,083)
                                                                                       --------              --------
                                                                                        530,784               242,917
                                                                                        -------               -------

Line of credit equipment financing $15,000 limit, variable interest rate (20.49%
at June 30, 2005), with payments due monthly                                              3,112                    --

Secured  Convertible Notes,  interest at 8% payable  quarterly,  due November 1,
2006.  The  notes  are  convertible  at any  time,  at the  option  of the  note purchaser,  into the  Company's  common  stock at the initial  conversion  price
(subject to adjustment) of $0.60 per share;  however,  the conversion price will be  reduced  to $0.30 per  share in the  event  that  either  (1) the  Company's annualized  pre-tax net income for the  three-month  period ending  December 31,
2005, is less than $2,000,000 or (2) the volume  weighted  average trading price for the Company's common stock for the month of December 2005 is less than $1.00 per share.  The  investors of these notes are secured by a security  interest in substantially  all of the Company's assets and a guarantee by its  subsidiaries.
At the time of the  issuance of the notes,  the Company  also issued to the note purchasers  warrants  to  purchase  an  aggregate  of  3,000,000  shares  of the
Company's common stock.  The warrants may be exercised,  in whole or in part, at any time  within five years from the date of the  issuance of the notes,  for an exercise  price of $0.01 per share.  The Company is  currently in default on its
$1,000,000 in secured  convertible  notes issued in November 2004 for failure to have an  effective  registration  statement  with the  Securities  and  Exchange
Commission registering the shares underlying the secured convertible notes. As a
result, the Company is obligated to pay 18% interest and other default penalties.     1,000,000             1,000,000

Debt issuance  costs,  net of accumulated  amortization of $25,000 and $6,250 at
June 30, 2005 and December 31, 2004                                                     (50,000)              (68,750)

Debt discount--beneficial conversion feature, net of accumulated amortization of
$102,169 and $23,167 at June 30, 2005 and December 31, 2004                            (213,840)             (292,842)


                                  KNOBIAS, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2005
                                   (UNAUDITED)

NOTE D - NOTES PAYABLE AND SUBORDINATED DEBT (CONT.)

Debt  discount--value  attributable to warrants  attached to notes, net of  accumulated  amortization  of $156,499 and $38,062 at June
30, 2005 and December 31, 2004                                                        (418,678)            (570,928)
                                                                                  ------------             ---------
                                                                                       317,482               67,480
                                                                                  ------------             ---------
Promissory  Note with company  director,  interest at 12% payable  monthly,  due
October 7, 2005. In connection  with the issuance of this  promissory  note, the
Company  issued a warrant to  purchase  10,000  shares of the  Company's  common stock, which are exercisable until five years from the date of issuance at $0.75 per share, net of discount for $1,000 value place on warrants
issued less amortization of $500 at June 30, 2005                                       49,500                    --
Line of Credit for  $300,000  with local  bank,  interest at prime
plus 2% maturing on April 27, 2006                                                     170,000                    --
Promissory  Note,  interest at 8% due at maturity  which is August
22, 2005,  or upon the funding of  $1,500,000  equity raise by the
Company                                                                                 75,000                    --
                                                                                  ------------             ---------
Total                                                                             $  1,145,878             $ 310,397
Less: current portion of long-term debt                                               (127,612)             (242,917)
                                                                                  ------------             ---------
Note payable - long-term                                                          $  1,018,266             $  67,480
                                                                                  ------------             ---------

In connection with the placement of the Securities Purchase Agreement, the Company issued warrants granting the holders the right to acquire 3,000,000 shares of the Company's common stock at $0.01 per share. In accordance with EITF Issue 00-27, Application of EITF Issue 98-5 to Certain Convertible Instruments, the Company recognized the value attributable to the warrants in the amount of $608,990 (calculated as a pro rata value of the note, net of debt issue costs and the calculated value of the warrants) to additional paid-in-capital and a discount against the debt issued during 2004. The Company valued the warrants in accordance withy EITF 00-27; using the Company's estimate of fair value at that time of the securities at the date of issue which was $0.60, volatility of 125% and an interest rate of 3%.

In connection with issuance of the Securities Purchase Agreement and in accordance with EITF Issue 98-5 Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios, the Company recognized an imbedded beneficial conversion feature present in the Securities Purchase Agreement. The Company allocated a portion of the proceeds equal to the intrinsic value of that feature to additional paid in capital. Under EITF 98-5, the amount allocated to the beneficial conversion feature should be deducted from the balance of the note. In this instance, after the initial allocation of the value of the warrants, the amount calculated as the intrinsic value of the beneficial conversion feature exceeded the remaining pro rata value of the note. Therefore, the remaining $316,009 of the note balance has been recorded as a discount attributable to the beneficial conversion feature. This discount has been recorded as additional paid in capital and as a discount against the Securities Purchase Agreement issued during the year ending December 31, 2004. The debt discount attributed to the beneficial conversion feature is amortized over the securities' twenty-four month duration as interest expense.

                                  KNOBIAS, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2005
                                   (UNAUDITED)

NOTE E - ACCRUED LIABILITIES

Accrued liabilities are as follows:

                                              June 30,         December 31,
                                                2005               2004
                                                ----               ----
Accrued payroll                               $ 33,438           $ 42,167
Accrued interest                                60,576             11,375
Miscellaneous accrued expenses                  80,053             22,607
Funds received in advance of equity raise      250,000                 --
Deferred revenue                                17,758            16,990

Total accrued liabilities                     $441,825           $ 93,139
                                              --------           --------

The Company has received $250,000 from an existing investor during the quarter ended June 30, 2005, as an advance on its next level of equity to be issued. The type of security which is to be issued has not yet been specified. In the unlikely event that this issuance does not take place, the advance will be due back to the investor.

NOTE F - STOCKHOLDER'S EQUITY

The Company is authorized to issue 95,000,000 shares of its common stock and has 50,766,505 and 50,766,667 shares outstanding at June 30, 2005, and December 31, 2004, respectively. Holders of the Class A common stock are entitled to one vote per share. The Company is authorized to issue 5,000,000 shares of Series A preferred stock at June 30, 2005 and December 31, 2004. The Company has 958,333 shares of Series A preferred stock issued and outstanding at June 30, 2005 and December 31, 2004.

Common Stock

In January 2005, the Company received back 100,000 shares of common stock valued at $1,000 issued in exchange for expenses. During April 2005, the Company committed to issue 100,000 shares of its common stock in connection with the refinancing of the DCOFI Master, Ltd. Securities Purchase Agreement. This amount has been recorded as an expense. As of June 30, 2005, these shares have not been issued and are recorded as accrued liabilities.

On November 17, 2004, the Company effected a 1 for 3 reverse stock split. All per share information for prior periods has been restated to reflect this reverse stock split.

Series A Preferred Stock

In November 2004, the Company accepted subscription agreements for gross proceeds of $1,150,000 for 958,333 shares of its Series A Preferred Stock for $1.20 per share. Holders of Series A Preferred Stock will receive an annual cumulative dividend of $0.12 per share payable semi-annually on April 30 and October 31 of each year beginning April 30, 2005. Holders of Series A Preferred Stock who refer customers to the Company or are themselves customers of the Company will receive a dividend equal to the greater of the cumulative dividend of $0.12 per share or a non-cumulative dividend equal to a minimum of 10% and a maximum of 25% of the net income from fees received by the Company from each referred customer and from the holder itself for (i) access to Knobias' internet-based financial services platform and (ii) execution of customer securities transactions.

                                  KNOBIAS, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2005
                                   (UNAUDITED)

NOTE F - STOCKHOLDER'S EQUITY (CONT.)

Each share of Series A Preferred Stock may be converted at any time at the option of the holder into two shares of common stock, subject to adjustment, as defined in the agreement. In the event that (1) the Company's pre-tax income for the three month's ended December 31, 2005, calculated on an annualized basis is less than $2,000,000 or (2) the average closing price of the Company's common stock for the month of December 2005 is $1.00 per share, then each share of Series A Preferred Stock is convertible at the option of the holder into four shares of common stock. Because the current conversion and the conversion at issuance did not contain a beneficial conversion feature, under EITF 00-27, no beneficial conversion discount is required to be recognized. Should the conversion parameters cause the preferred stock to become convertible into four shares of stock after December 31, 2005, the Company has calculated a beneficial conversion feature of $1,150,000 which will be allocated on a fair value basis if it becomes recognizable under EITF 00-27.

NOTE G - STOCK OPTIONS AND WARRANTS

Stock Options

The following table summarizes the changes in options outstanding and the related prices for the shares of the Company's common stock issued to the Company employees and consultants. These options were granted in lieu of cash compensation for services performed.

                              Options Outstanding                                  Options Exercisable
                                         Weighted Average         Weighted                      Weighted
                         Number        Remaining Contractual      Average         Number        Average
   Exercise Prices     Outstanding         Life (Years)        Exercise Price  Exercisable   Exercise Price
   ---------------     -----------         ------------        --------------  -----------   --------------
       $0.72-$3.004     3,420,500              9.68               $ 0.78        1,789,500        $ 0.83
       ============     =========              ====               ======        =========        ======

Transactions involving options issued to employees summarized as follows:

                                                              Weighted Average
                                          Number of Shares     Price Per Share
       Outstanding at December 31, 2003             65,500            $  3.004
          Granted                                   93,000               1.295
          Exercised (Note F)                             -                   -
          Canceled or expired                            -                   -
                                                 ---------            ---------
       Outstanding at December 31, 2004            158,500            $   2.00
          Granted                                3,262,000                0.72
          Exercised                                      -                   -
          Canceled or expired                            -                   -
                                                 ---------            ---------
       Outstanding at June 30, 2005              3,420,500            $   0.78
                                                 =========            =========

The Company granted stock options for 3,262,000 shares to employees during the quarter ended June 30, 2005. The estimated value of the options granted to shareholders during the quarter ended June 30, 2005, was determined using the Black-Scholes option pricing model and the following assumptions: expected term of 10 year, a risk free interest rate of 4.40%, a dividend yield of 0% and volatility of 259%. Since the Company has not yet adopted SFAS No. 123R, it elected not to charge the calculated value of $1,080,000 to compensation expense in the year granted.

                                  KNOBIAS, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2005
                                   (UNAUDITED)


NOTE G - STOCK OPTIONS AND WARRANTS (CONT.)

The Company granted stock options for 93,000 shares to shareholders during the year ended December 31, 2004. The estimated value of the options granted to shareholders during the year ended December 31, 2004, was determined using the Black-Scholes option pricing model and the following assumptions: expected term of 1 year, a risk free interest rate of 4.00%, a dividend yield of 0% and volatility of 0%. The volatility assumption of 0% is based up the Company's stock transactions as a privately held company during the year preceding the issuance of the options. In 2004, Knobias Holdings, Inc.'s board approved the issuance of the Company's stock. Prior to the approval of the issuance, proceeds were received in 2003 and recorded as a liability. Therefore, unlike certain private companies who must use volatility rates of comparable public companies due to lack of transactions in their own stock, the Company had a series of third party arms-length transactions in the year preceding the issuance of the stock options and all issuances were at the same price. Since the Company has not yet adopted SFAS No. 123R, it elected not to charge the calculated value of $3,975 to compensation expense in the year granted.

Warrants

In connection with its merger during 2004, the Company issued warrants to purchase 3,203,750 shares of the Company's common stock. The warrants are exercisable at prices ranging from $0.01 to $0.60 per share and are exercisable for five years after their issuance.

Also, the Company assumed warrants previously issued by Knobias Holdings, Inc. under substantially the same terms in which they were originally issued. The warrants are exercisable at a price of $3.25 per share.

The following table summarizes the changes in warrants outstanding and the related prices for the shares of the Company's common stock.

                      Warrants Outstanding and Exercisable
                            Weighted Average Weighed
                                         Remaining Contractual      Average
   Exercise Prices          Number            Life (Years)       Exercise Price
                         Outstanding
   $0.01 to $3.25         4,450,998              3.73               $  0.75
   ==============         =========              ====               =======

Transactions   involving  warrants  issued  to  investors  and  consultants  are summarized as follows:

                                                             Weighted Average
                                     Number of Shares         Price Per Share

Outstanding at December 31, 2003              891,218                    3.25
   Granted                                  3,203,750                    0.05
   Exercised                                        -                       -
   Canceled or expired                              -                       -
                                            ---------                 --------
Outstanding at December 31, 2004            4,094,968
                                                                         0.75
   Granted                                    356,030                    0.84
   Exercised                                        -                       -
   Canceled or expired                              -                       -
                                            ---------                 --------
Outstanding at June 30, 2005                4,450,998                 $   0.75
                                            =========                 ========

The value of warrants was determined using the Company's estimate of value utilized during its merger and fund-raising efforts (which approximated fair market value) during November 2004. Warrants to purchase 3,000,000 shares of the Company's stock have been recorded as a debt discount (See Note D.). Other warrants were substantially the same as the fair market value of the new company at the time of their issuance. Therefore, no expense was recorded at that time.

                                  KNOBIAS, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2005
                                   (UNAUDITED)

NOTE H- BUSINESS CONCENTRATION

The Company has one customer which represented 20% of its revenues for the three months ended June 30, 2005. The Company's does not have any vendors which accounted for more than 10% of total purchases.

NOTE I - SIGNIFICANT RISKS AND UNCERTAINTIES

The Company has a limited operating history and is currently pursuing a business strategy that is largely unproven. As a result, its ability to successfully implement its business plan is dependent on, among other things, its ability to generate sufficient cash flow through operations or additional debt or equity transactions to sustain business development efforts until revenues from customers reach levels that can support ongoing operations. The Company expects to continue to incur operating losses for the near future and there can be no assurance that profitability will be achieved or sustained.

The Company is heavily dependent upon its developed and purchased database, software and hardware products. As mentioned previously, the Company amortizes capitalized database and internal use software and depreciates purchased hardware and software on a straight-line basis over an estimated useful life of three to five years. Due to inherent technological changes in the computer hardware and software industry, the period over which such items are being amortized and depreciated may be longer than its actual useful life. In the event that this fact becomes apparent, the amortization and depreciation will have to be accelerated.

The Company is also heavily dependent on other vendors to provide access to the information it markets through its website. Various contracts have been entered into, mostly for a term of one year or month-to-month basis for the provision of this information. The failure of these vendors to supply the information contracted for would have a severe adverse impact on the Company's ability to provide future services to its customers.

Legal Proceedings

The Company is party to lawsuits and other claims that arise in the ordinary course of business. The lawsuits assert claims related to the general business activities of the Company. The cases are being vigorously contested. In the regular course of business, management evaluates estimated losses or costs related to litigation, and provision is made for anticipated losses whenever management believes that such losses are probable and can be reasonably estimated. While management believes that the final resolution of pending legal proceedings will not have a material impact on the Company's financial position or results of operations, the final resolution of such proceedings could have a material adverse effect on the Company's financial position or results of operation.

NOTE J - LEASES AND COMMITMENTS

The Company has entered into leases for office and warehouse space that expire in at various times during 2006. Minimum lease payments for the years ending December 31, 2006 and 2005, are $30,000 and $58,000, respectively, with none required thereafter.

The Company has entered into various agreements for the provision of custom-tailored stock quote displays and other information to be provided to subscribing customers over the Internet. The agreements are for periods ranging from 6 months to 2 years. Most of the contracts automatically renew unless specifically terminated by either party.

Rent expense for each of the three months ending June 30, 2005 and 2004, totaled $33,000 and $16,000, respectively.

                                  KNOBIAS, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2005
                                   (UNAUDITED)

NOTE K - GOING CONCERN

The accompanying statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the consolidated financial statements during the six months ended June 30, 2005, the Company incurred a loss of $1,459,446. The Company's current liabilities exceeded its current assets by $646,383 as of June 30, 2005. These factors among others may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

The Company's existence is dependent upon management's ability to develop profitable operations and resolve its liquidity problems. Management anticipates the Company will attain profitable status and improve its liquidity through the continued developing, marketing and selling of its products and additional equity investment in the Company. The accompanying financial statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

In order to improve the Company's liquidity, the Company is actively pursing additional equity financing. The Company is also actively marketing its products in order to increase its customer base and revenues. There can be no assurance the Company will be successful in its effort to secure additional equity financing.

If operations and cash flows continue to improve through these efforts, management believes that the Company can continue to operate. However, no assurance can be given that management's actions will result in profitable operations or the resolution of its liquidity problems.

NOTE L - RELATED PARTY TRANSACTIONS

During the six months ended June 30, 2005, the Company borrowed funds under as Senior Subordinated Notes, the terms of which are fully disclosed in Note D. The Senior Subordinated Notes had $275,000 outstanding at December 31, 2004 with an additional $275,000 borrowed during the six months ended June 30, 2005. The issuer of these notes, as well as $500,000 of the Secured Convertible Notes are with the same lender who is an equity owner in the Company.

======================================     =====================================

You should rely only on the information
contained in this  prospectus.  We have
not  authorized  anyone  to provide you
with  information  different  from  the
information  contained in this prospectus.
This document may only be used where it
is legal to sell the securities. The
information in this document may only
be accurate on the date of this document.           UP TO 7,516,668 SHARES
                                                            OF OUR
                                                        OF COMMON STOCK

       TABLE OF CONTENTS
                                Page
                                ----
PROSPECTUS SUMMARY               2
RISK FACTORS                     5
USE OF PROCEEDS                 11                      KNOBIAS, INC.
SELLING STOCKHOLDERS            12
PLAN OF DISTRIBUTION            14
MARKET FOR COMMON EQUITY
  AND RELATED STOCKHOLDER
  MATTERS                       15
MANAGEMENT'S DISCUSSION AND
  ANALYSIS OF FINANCIAL
  CONDITION AND RESULTS
  OF OPERATIONS                 16
BUSINESS                        22                     ________________

MANAGEMENT                      27                        PROSPECTUS
                                                       ________________
EXECUTIVE COMPENSATION          29
CERTAIN RELATIONSHIPS AND
  RELATED TRANSACTIONS          35
SECURITY OWNERSHIP OF CERTAIN
  BENEFICIAL OWNERS AND
  MANAGEMENT                    36
DESCRIPTION OF SECURITIES       38
INDEMNIFICATION FOR SECURITIES
 ACT LIABILITIES                44
LEGAL MATTERS                   44                    November 10, 2005
EXPERTS                         44
AVAILABLE INFORMATION           44
INDEX TO FINANCIAL STATEMENTS   46

======================================     =====================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Our Amended and Restated Certificate of Incorporation provides that we will indemnify our officers, directors, employees, and agents to the fullest extent permitted by the Delaware General Corporate Law. Under the Delaware General Corporate Law, other than in actions brought by or in the right of the corporation, such indemnification would apply if it were determined in the specific case that the proposed indemnitee acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, if such person had no reasonable cause to believe that the conduct was unlawful. In actions brought by or in the right of the corporation, such indemnification probably would be limited to reasonable expenses (including attorneys' fees) and would apply if it were determined in the specific case that the proposed indemnitee acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made with respect to any matter as to which such person is adjudged liable to the corporation, unless, and only to the extent that, the court determines upon application that, in view of all the circumstances of the case, the proposed indemnitee is fairly and reasonably entitled to indemnification for such expenses as the court deems proper. To the extent that any director, officer, employee, or agent of ours has been successful on the merits or otherwise in defense of any action, suit, or proceeding, as discussed herein, whether civil, criminal, administrative or investigative, such person must be indemnified against reasonable expenses incurred by such person in connection therewith.

         We have entered into indemnification agreements with our directors and executive officers providing for indemnification consistent with the foregoing.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

         NATURE OF EXPENSE                          AMOUNT
                                                ----------------
         SEC Registration fee                        2,040.68
         Accounting fees and expenses                5,000.00*
         Legal fees and expenses                    45,000.00*
                               TOTAL               $52,040.68*
                                                   ===========
* Estimated.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

         The following sets forth information regarding all sales of our unregistered securities during the past three years.

         On November 15, 2004, we consummated a "reverse merger" transaction (the "Merger"), in which we caused KHI Acquisition, Inc., a Delaware corporation and our recently organized, wholly owned subsidiary, to be merged with and into Knobias Holdings, Inc., a Delaware corporation ("Knobias"). As a result of the Merger, Knobias became our wholly owned subsidiary, and we issued 37,968,300 shares of our common stock to the former security holders of Knobias, representing approximately 75% of our outstanding common stock following the Merger, in exchange for 100% of the outstanding capital stock of Knobias and the conversion of certain outstanding debentures of Knobias. The consideration issued in the Merger was determined as a result of arm's-length negotiation between the parties. Prior to the transaction, there were 429 shareholders of record and after the transaction, there were 534 shareholders of record. This issuance is considered exempt under Regulation D of the Securities Act of 1933 and Rule 506 promulgated thereunder. We received investment letters from all but one of the shareholders who received shares in the transaction stating that such shareholder was an accredited investor.

         Concurrently with the closing of the Merger, we also issued 9,531,700 shares of our common stock to Duncan Capital Group, LLC ("Duncan Capital") in exchange for its 50% membership interest in Kollage, LLC, a joint venture previously owned by Duncan Capital and Knobias, and the forgiveness of indebtedness in the aggregate amount of approximately $400,000 owed to Duncan Capital by Kollage.

         Prior to the Merger, our stockholders approved the Knobias, Inc. 2004 Stock Incentive Plan and reserved 5,000,000 shares of our common stock for stock options issued and issuable under that plan. At the time of the Merger, Knobias had outstanding stock options to purchase 158,500 shares of Knobias common stock, which outstanding options, pursuant to the Merger Agreement, were converted into options to purchase shares of our common stock. In addition, all outstanding warrants to purchase shares of Knobias common stock, issued by Knobias prior to the Merger, were amended to become warrants to purchase our common stock on the same terms and conditions as those warrants issued by Knobias. At the closing of the Merger, all of the outstanding Knobias warrants were exercisable for an aggregate of 891,218 shares of Knobias common stock, and were amended to become warrants to purchase a like number of shares of our common stock.

         Simultaneously with the closing of the Merger transaction, we issued 958,333 shares of Series A Preferred Stock to four institutional investors at a price of $1.20 per share, in a transaction exempt from the registration requirements of the federal securities laws. The gross proceeds from such transaction were $1,150,000. The shares were issued in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act and Rule 506 of Regulation D promulgated thereunder. The investors were all "accredited investors" as that term is defined under Regulation D. The investors were all provided a confidential private offering memorandum and executed subscription agreements in which they made representations regarding their sophistication and qualification as accredited investors. The proceeds of the private placement were used to pay certain expenses in connection with the Merger, repay certain indebtedness, and for other general corporate purposes.

         As described above, simultaneously with the closing of the Merger transaction, we executed the Standby Equity Distribution Agreement with Cornell Capital. Pursuant to the Standby Equity Distribution Agreement, we may, at our discretion, periodically sell to Cornell Capital shares of our common stock, par value $.01 per share, for a total purchase price of up to $10 million. Upon execution of the Standby Equity Distribution Agreement, Cornell Capital received 666,667 shares of common stock and a structuring fee of $15,000. Such shares were issued in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act and Rule 506 of Regulation D promulgated thereunder, based upon the representation of Cornell Capital that it is an "accredited investor" as that term is defined under Regulation D. On April 8, 2005, Cornell Capital Partners L.P. agreed to terminate the Standby Equity Distribution Agreement.

         As described above, on November 15, 2004, pursuant to a Securities Purchase Agreement, we issued and sold to the Note Purchasers an aggregate of $1,000,000 in principal amount of our 8% Secured Convertible Notes due November 1, 2006 (the "Notes") and issued warrants to the Note Purchasers to purchase an aggregate of 3,000,000 shares of common stock at an exercise price of $.01 per share. Such securities were issued in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act and Rule 506 of Regulation D promulgated thereunder, based upon the representation of the Note Purchasers that each is an "accredited investor" as that term is defined under Regulation D. The net proceeds from the issuance and sale of the Notes were approximately $925,000 (after payment of fees and expenses to the Note Purchasers). We utilized the proceeds to repay certain bank debt, pay certain expenses and other obligations in connection with the Merger, and for working capital.

         In connection with the private placement of Series A Preferred Stock and the issuance of the Notes, we paid a sales commission in the amount of $136,500 to Duncan Capital, LLC, a registered broker-dealer, of which amount $50,000 was paid through the issuance of Series A Preferred Stock. In addition, we issued a warrant to Duncan Capital, LLC, to purchase 178,750 shares of common stock at an exercise price of $.60 per share.

         On November 17, 2004, we effected a 1:3 reverse stock split.


         On September 6, 2005, we issued 100,000 shares of common stock to DCOFI Master LDC in connection with their refinancing debt owed to them.


         All of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of ours or our executive officers, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

         Except as expressly set forth above, the individuals and entities to whom we issued securities as indicated in this section of the registration statement are unaffiliated with us.

         ITEM 27.  EXHIBITS.

         The following exhibits are included as part of this Form SB-2. References to "the Company" in this Exhibit List mean Knobias, a Delaware corporation.

Exhibit No.       Description
-----------       -----------

   2.1 Agreement and Plan of Reorganization, dated as of June 30, 2004, by and among Knobias Holdings, Inc., Consolidated Travel Systems, Inc. And KHI Acquisition, Inc., filed as an exhibit to the current report on Form 8-K filed with the Commission on July 14, 2004 and incorporated herein by reference.

   2.2 First Amendment to Agreement and Plan of Reorganization, dated as of October 25, 2004, by and among Knobias Holdings, Inc., Consolidated Travel Systems, Inc. And KHI Acquisition, Inc., filed as an exhibit to the current report on Form 8-K filed with the Commission on November 19, 2004 and incorporated herein by reference.

   3.1 Certificate of Incorporation of the Company and all amendments thereto prior to the Merger transaction, filed as an exhibit to the registration statement on Form 10-SB filed with the Commission on November 9, 2001 and incorporated herein by reference.

   3.2 By-Laws of the Company prior to the Merger transaction, filed as an exhibit to the registration statement on Form 10-SB filed with the Commission on November 9, 2001 and incorporated herein by reference.

   3.3 Amended and Restated Certificate of Incorporation of Knobias, Inc., filed as an exhibit to the current report on Form 8-K filed with the Commission on November 19, 2004 and incorporated herein by reference.

   3.4 Amended and Restated Bylaws of Knobias, Inc., filed as an exhibit to the current report on Form 8-K filed with the Commission on November 19, 2004 and incorporated herein by reference.

   3.5 Certificate of Designation of Series A Preferred Stock of Knobias, Inc., filed as an exhibit to the current report on Form 8-K filed with the Commission on November 19, 2004 and incorporated herein by reference.

   3.6 Certificate of Merger of KHI Acquisition, Inc. with and into Knobias Holdings, Inc., filed as an exhibit to the current report on Form 8-K filed with the Commission on November 19, 2004 and incorporated herein by reference.

   4.1 Instruments defining rights of holders, filed as an exhibit to the registration statement on Form 10-SB filed with the Commission on November 9, 2001 and incorporated herein by reference.

   4.2 Standby Equity Distribution Agreement dated as of November 15, 2004, by and between Cornell Capital Partners, LP and the Company, filed as an exhibit to the current report on Form 8-K filed with the Commission on November 19, 2004 and incorporated herein by reference.

   4.3 Registration Rights Agreement dated as of November 15, 2004, by and between Cornell Capital Partners, LP and the Company, filed as an exhibit to the current report on Form 8-K filed with the Commission on November 19, 2004 and incorporated herein by reference.

   4.4 Escrow Agreement dated as of November 15, 2004, by and among Cornell Capital Partners, LP, the Company and David Gonzalez, Esq., filed as an exhibit to the current report on Form 8-K filed with the Commission on November 19, 2004 and incorporated herein by reference.

   4.5 Placement Agent Agreement dated as of November 15, 2004, by and among Cornell Capital Partners,

                  LP, the Company and Newbridge Securities Corporation, filed as an exhibit to the current report on Form 8-K filed with the Commission on November 19, 2004 and incorporated herein by reference.

   4.6 Registration Rights Agreement dated as of November 15, 2004, by and among the Company and the holders of the Company's Series A Preferred Stock, filed as an exhibit to the current report on Form 8-K filed with the Commission on November 19, 2004 and incorporated herein by reference.

   4.7 Securities Purchase Agreement dated as of November 15, 2004, by and between the Company and the Note Purchasers, filed as an exhibit to the current report on Form 8-K filed with the Commission on November 19, 2004 and incorporated herein by reference.

   4.8 Form of 8% Secured Convertible Note due November 1, 2006 of the Company, filed as an exhibit to the current report on Form 8-K filed with the Commission on November 19, 2004 and incorporated herein by reference.

   4.9 Registration Rights Agreement dated as of November 15, 2004, by and between the Company and the Note Purchasers, filed as an exhibit to the current report on Form 8-K filed with the Commission on November 19, 2004 and incorporated herein by reference.

   4.10 Form of Common Stock Purchase Warrant dated November 15, 2004, issued by the Company to the Note Purchasers, filed as an exhibit to the current report on Form 8-K filed with the Commission on November 19, 2004 and incorporated herein by reference.

   4.11 Security Agreement dated as of November 15, 2004, by and between the Company and the Note Purchasers, filed as an exhibit to the current report on Form 8-K filed with the Commission on November 19, 2004 and incorporated herein by reference.

   4.12 Form of Subsidiary Guarantee dated as of November 15, 2004, filed as an exhibit to the current report on Form 8-K filed with the Commission on November 19, 2004 and incorporated herein by reference.

   4.13 Form of Warrant issued to former holders of Knobias warrants, filed as an exhibit to the current report on Form 8-K filed with the Commission on November 19, 2004 and incorporated herein by reference.

   4.14 Warrant to purchase 25,000 shares of common stock issued to Bridges and Pipes, LLC, filed as an exhibit to the current report on Form 8-K filed with the Commission on November 19, 2004 and incorporated herein by reference.

   4.15 Warrant to purchase 178,750 shares of common stock issued to Duncan Capital, LLC, filed as an exhibit to the current report on Form 8-K filed with the Commission on November 19, 2004 and incorporated herein by reference.


   5.1 Sichenzia Ross Friedman Ference LLP Opinion and Consent (filed herewith).


   10.1 Knobias, Inc. 2004 Stock Incentive Plan, filed as an exhibit to the current report on Form 8-K filed with the Commission on November 19, 2004 and incorporated herein by reference.

   10.2 Form of Option Agreement entered into with former holders of Knobias options, filed as an exhibit to the current report on Form 8-K filed with the Commission on November 19, 2004 and incorporated herein by reference.


   10.3 Indemnification Agreement, dated as of November 19, 2004, by and between the Company and E. Key Ramsey, filed as an exhibit to the registration statement on Form SB-2 filed with the Commission on December 30, 2004 and incorporated herein by reference.


   10.4 Indemnification Agreement, dated as of November 19, 2004, by and between the Company and Robert

                  L. Atkins, filed as an exhibit to the registration statement on Form SB-2 filed with the Commission on December 30, 2004 and incorporated herein by reference.

   10.5 Indemnification Agreement, dated as of November 19, 2004, by and between the Company and Joseph L. Stephens, filed as an exhibit to the registration statement on Form SB-2 filed with the Commission on December 30, 2004 and incorporated herein by reference.


   10.6 Indemnification Agreement, dated as of November 19, 2004, by and between the Company and Danny M. Dunnaway, filed as an exhibit to the registration statement on Form SB-2 filed with the Commission on December 30, 2004 and incorporated herein by reference.


   10.7 Indemnification Agreement, dated as of November 19, 2004, by and between the Company and Gregory E. Ballard, filed as an exhibit to the registration statement on Form SB-2 filed with the Commission on December 30, 2004 and incorporated herein by reference.

   10.8 Indemnification Agreement, dated as of November 19, 2004, by and between the Company and Timothy J. Aylor, filed as an exhibit to the registration statement on Form SB-2 filed with the Commission on December 30, 2004 and incorporated herein by reference.

   10.9 E. Key Ramsey Employment Agreement, filed as an exhibit to the registration statement on Form SB-2 filed with the Commission on December 30, 2004 and incorporated herein by reference.

   10.10 Greg Ballard Employment Agreement, filed as an exhibit to the registration statement on Form SB-2 filed with the Commission on December 30, 2004 and incorporated herein by reference.


   21.1 List of Subsidiaries, filed as an exhibit to the current report on Form 8-K filed with the Commission on November 19, 2004 and incorporated herein by reference.

   23.1           Consent of Horne LLP (filed herewith).

   23.2 Consent of Russell Bedford Stefanou Mirchandani LLP (filed herewith).

   23.3           Consent of legal counsel (see Exhibit 5.1).

ITEM 28.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

         (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

         (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

         (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Ridgeland, State of Mississippi, on November 10, 2005.






Dated: November 10, 2005          By: /s/ E. KEY RAMSEY
                                  ----------------------------------------------
                                  E. Key Ramsey
                                  President, Chief Executive Officer,
                                  Principal Accounting Officer and
                                  Principal Financial Officer



         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


SIGNATURE                     TITLE                                   DATE

/s/ E. KEY RAMSEY             President, Chief Executive Officer,     November 10, 2005
----------------------        Chief Financial Officer, Chairman of
E. KEY RAMSEY                 the Board and Director

/s/ GREGORY E. BALLARD        Vice President, Chief Operating         November 10, 2005
----------------------        Officer and Director
Gregory E. Ballard

/s/ ROBERT L. ATKINS          Secretary and Director                  November 10, 2005
----------------------
Robert L. Atkins

/s/ Timothy J. Aylor          Director                                November 10, 2005
----------------------
Timothy J. Aylor

                              Director                                November 10, 2005
----------------------
Danny M. Dunnaway

                              Director                                November 10, 2005
----------------------
Joseph L. Stephens